UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Stanley Black & Decker, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. EDT on April 24, 2026, which will be held online at www.virtualshareholdermeeting.com/SWK2026 via a virtual Annual Meeting platform that will allow shareholders to participate and submit questions. For further information about how to participate in the Annual Meeting, please see the “Participation in the virtual Annual Meeting” section of this Proxy Statement.
This document includes the Notice of Annual Meeting of Shareholders, a joint letter from the Executive Chair and Lead Independent Director of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.
In our 2026 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter and Annual Report informative. I would like to personally thank you for your continued investment in our Company.
We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us, and we hope that your shares will be represented. PLEASE VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE TO ENSURE YOUR PARTICIPATION AT THE MEETING.
Very truly yours,
Christopher J. Nelson
President & Chief Executive Officer
March 6, 2026
2026 PROXY STATEMENT

Dear Fellow Shareholder:
On behalf of Stanley Black & Decker’s Board of Directors (the “Board”), we look forward to welcoming you to our 2026 Annual Meeting of Shareholders. In advance of our meeting, and reflecting on our achievements in 2025, we write to share more about the Board’s continuing commitment to overseeing the Company with integrity and strong corporate governance practices to generate long-term value for all our shareholders.
Oversight of the Company’s Strategic Priorities, Risk and Culture
As the culmination of a thoughtful and comprehensive succession planning progress, Christopher J. Nelson succeeded Donald Allan, Jr. as the Company’s President and CEO, effective October 1, 2025. Chris has articulated a strategy firmly anchored by three strategic imperatives: activating our brands with purpose, driving operational excellence, and accelerating innovation. The Board plays a critical role in overseeing this strategy. In nearly every Board meeting and executive session, we discuss this strategy and the Company’s progress in achieving its strategic goals, allowing us to challenge assumptions, oversee capital deployment and offer alternative perspectives based on the insights and collective, varied experience of our directors.
The Corporate Governance Committee annually reviews and confirms that the Board and each of its committees maintain the experience and skills needed to adequately oversee the Company, including through review of the results of our annual Board and committee evaluation process. Our Audit Committee works closely with our external auditors, financial management and legal counsel to oversee the Company’s financial, product safety, compliance and other risks. The Compensation and Talent Development Committee reviews executive compensation so that the Company can incentivize ethical, accountable leadership that balances short-term results with long-term, sustainable growth and, together with the full Board, regularly engages with senior management regarding a range of human capital management issues. The Finance and Pension Committee works closely with management to be proactive regarding the Company’s capital structure to manage short-term liquidity as well as long-term financial resilience.
Board Leadership, Composition & Succession
As part of the Board’s succession planning process, the Board implemented a temporary transition in its leadership structure. In connection with the appointment of Mr. Nelson as President and CEO, effective October 1, 2025, Mr. Allan became Executive Chair of the Board and Andrea J. Ayers, then independent Chair, transitioned to serving as Lead Independent Director. Mr. Allan’s tenure as Executive Chair was designed to be limited in duration to facilitate a smooth leadership transition by allowing Mr. Allan to continue to serve as a resource to Mr. Nelson, the Board and the Company, and to assist the Company in navigating the current economic and international trade environment. As part of this succession strategy, effective upon the retirement of Mr. Allan on October 1, 2026, the Board elected Debra A. Crew to serve as independent Chair of the Board. Ms. Crew also succeeded Ms. Ayers as Lead Independent Director, effective January 23, 2026.
In furtherance of the Board’s refreshment process, John L. Garrison, Jr. succeeded Ms. Crew as chair of the Compensation and
Talent Development Committee, effective October 2025, and Jane Palmieri succeeded Michael D. Hankin as chair of the Finance and Pension Committee, effective January 2026.
As part of our ongoing commitment to providing the appropriate mix of skills, perspectives and experiences on the Board, we welcomed independent directors Mary A. Laschinger and Shane M. O’Kelly to the Board in November 2025 and January 2026, respectively. Ms. Laschinger most recently served as Chief Executive Officer and Chair of Veritiv Corporation until her retirement in 2020 and has led global manufacturing and distribution businesses, providing strategic oversight across sales, supply chain, marketing, regulatory affairs and public policy across her 30-year career. Ms. Laschinger’s extensive global expertise in complex manufacturing operations and product management, coupled with a proven record of driving sustainable business growth and operational excellence brings a valuable perspective that we believe will be instrumental in shaping Stanley Black & Decker’s future, helping us achieve our goals of advancing our long-term growth strategy, extending our industry leadership, and delivering sustained value creation for shareholders. Mr. O’Kelly, who serves as President and Chief Executive Officer of Advance Auto Parts, Inc., brings a wealth of expertise in driving both organic and inorganic growth, with deep experience in supply chain management, logistics, and distribution across both business-to-business and business-to-consumer sectors. The Board believes Mr. O’Kelly’s exceptional expertise in customer-focused strategy and operational excellence will significantly enhance the strength and effectiveness of our Board and play a pivotal role as the Company drives forward its strategic priorities. In addition, including Ms. Laschinger and Mr. O’Kelly, seven of our independent director nominees have a tenure on the Board of 5 years or less.
Ms. Ayers will be retiring from the Board effective as of the Annual Meeting after more than eleven years of distinguished service. We would like to thank Ms. Ayers for her exemplary leadership and significant contributions throughout her tenure, particularly during her time as Chair leading the Board through the Company’s transformation.
We believe that our Board reflects the varied set of experiences, perspectives and skills necessary to position the Company for the future.
Actively Engaging with Our Shareholders
During 2025, management and members of our Board participated in valuable discussions with shareholders regarding several key matters including Board, CEO and management succession planning, our executive compensation program and the results of our 2025 say on pay vote, the Board’s transitional leadership structure, Board composition and skill set, human capital management, risk management and sustainability strategy, among others. The Company invited shareholders representing approximately 68% of its outstanding shares to participate in such discussions. Shareholders representing greater than 50% of outstanding shares either accepted the Company’s invitation to have a formal discussion or replied indicating that they were satisfied with recent engagement and an additional meeting was not required. We greatly appreciate the opportunity to hear our shareholders’ perspectives, which are shared with the rest of the Board and with management and incorporated into our discussions and decision-making, and continue to maintain an open dialogue with our shareholders.
Together with our fellow directors, we value your ongoing investment in the Company and thank you for the confidence you have placed in us.

Sincerely

Donald Allan, Jr. Executive Chair	Debra A. Crew Lead Independent Director

2026 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:
The Annual Meeting of Shareholders (the “Annual Meeting”) of Stanley Black & Decker, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/SWK2026 on April 24, 2026, at 9:30 a.m. EDT for the following purposes:

1	To elect the eleven director nominees named in this Proxy Statement;
2	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
3	To approve the Amended and Restated 2024 Omnibus Award Plan;
4	To approve the Audit Committee’s selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for fiscal year 2026;
5	To consider and vote on a shareholder proposal if properly presented at the Annual Meeting; and
6	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 25, 2026, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. This Proxy Statement, the Annual Report, and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, will first be mailed or made available to our shareholders on March 6, 2026. During the Annual Meeting, shareholders may view the list of shareholders entitled to notice of the meeting by visiting www.virtualshareholdermeeting.com/SWK2026.
Francesca Campbell
Secretary
March 6, 2026

Meeting Information DATE: Friday, April 24, 2026
TIME: 9:30 a.m. EDT
PLACE: Live webcast at: www.virtualshareholdermeeting.com/ SWK2026
RECORD DATE: Close of Business on February 25, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 24, 2026:
This Proxy Statement, together with the Proxy Card and our Annual Report, are available at www.proxyvote.com.
2026 PROXY STATEMENT

iii	GENERAL INFORMATION
iv	2026 PROXY SUMMARY
v	OUR 2025 HIGHLIGHTS
1	ITEM 1—ELECTION OF DIRECTORS
1	Information Concerning Nominees for Election as Directors
12	BOARD OF DIRECTORS
12	Nomination Process
12	Shareholder Nominations and Recommendations of Candidates
12	Proxy Access
12	Qualifications of Directors and Nominees
14	Director Nominee Tenure and Age and Board Refreshment
15	CORPORATE GOVERNANCE
15	Board Leadership Structure
15	Stock Ownership Guidelines for Non-Employee Directors
15	Meetings
16	Director Independence
16	Board Committees
18	Executive Sessions of the Board
19	Communicating with the Board
19	Code of Business Ethics
19	Talent Development and Succession Planning
19	Board and Committee Self-Evaluation
19	Retirement Policy
19	Service on Other Public Company Boards & Overboarding Policy
19	Director Continuing Education
20	RISK OVERSIGHT
20	Enterprise Risk Management
21	Sustainability Risk Oversight
21	Cybersecurity Risk Oversight
21	RELATED PERSON TRANSACTIONS
21	HUMAN CAPITAL MANAGEMENT
22	DIRECTOR COMPENSATION
24	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

24	SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
25	DELINQUENT SECTION 16(a) REPORTS
25	AUDIT COMMITTEE REPORT
26	COMPENSATION AND TALENT DEVELOPMENT COMMITTEE REPORT
27	COMPENSATION DISCUSSION & ANALYSIS
28	EXECUTIVE SUMMARY
34	COMPENSATION DESIGN
39	2025 EXECUTIVE COMPENSATION PROGRAM
48	COMPENSATION GOVERNANCE
51	2025 EXECUTIVE COMPENSATION
51	SUMMARY COMPENSATION TABLE
53	GRANTS OF PLAN-BASED AWARDS TABLE
55	OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
58	OPTION EXERCISES AND STOCK VESTED DURING 2025 FISCAL YEAR
59	NON-QUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL YEAR 2025
60	EXECUTIVE OFFICER AGREEMENTS
60	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
67	CEO PAY RATIO
68	PAY VERSUS PERFORMANCE
74	ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
75	ITEM 3—APPROVAL OF AMENDED AND RESTATED 2024 OMNIBUS AWARD PLAN
83	ITEM 4—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
84	ITEM 5—SHAREHOLDER PROPOSAL
86	VOTING INFORMATION
92	APPENDIX A—INFORMATION CONCERNING AND RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
102	APPENDIX B—THE STANLEY BLACK & DECKER AMENDED & RESTATED 2024 OMNIBUS AWARD PLAN

2026 PROXY STATEMENT i

2026 PROXY STATEMENT

PROXY STATEMENT FOR THE APRIL 24, 2026 ANNUAL MEETING OF SHAREHOLDERS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections or guidance or planning assumptions regarding earnings, EPS, income, revenue, margins, or margin expansion, costs and cost savings/reductions, sales, sales growth, organic growth, profitability, cash flow, debt reduction or other financial items; any statements of the plans, strategies, investments and objectives of management for future operations, including expectations around the Company’s productivity and efficiency goals and operational strategies following completion of the Company’s transformation; future market share gain; shareholder returns; any statements concerning innovation initiatives and proposed new products, services or developments and brand prioritization strategies; any statements regarding future economic conditions or performance; any statements concerning future dividends or share repurchases; any statements relating to initiatives concerning sustainability matters; any statements of belief, plans, intentions or expectations; any statements and assumptions regarding possible tariff and tariff impact projections and related mitigation plans (including price actions, supply chain adjustments and expected timing and benefits related to such plans); any statements concerning the consummation of the Consolidated Aerospace Manufacturing (CAM) sale transaction, the Company’s ability to maximize value for shareholders through active portfolio management and the impact of the transaction to fund debt reduction and support the Company’s capital allocation strategy; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “run-rate,” “annualized,” “on-track,” “forecast,” “commit,” “goal,” “target,” “design,” “position” or “positioning,” “guidance,” “aim,” “looking forward,” “multi-year” or any other similar words, as well as statements regarding our focus for the future. Each of the forward-looking statements we make in this Proxy Statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause the Company’s actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, but are not limited to, changes in macroeconomic conditions, including interest rates; changes in trade-related regulations and restrictions such as import and export controls and tariffs and the Company’s ability to predict the timing and extent of such regulations, restrictions and tariffs (or any court rulings in response thereto), including, but not limited to, trade barriers, tariffs, raw material and rare earth related controls; the Company’s ability to successfully assess the impact of, and mitigate or respond to, such macroeconomic or trade and tariff changes (or any court rulings in response thereto) and raw material or rare earth import/export controls, including, obtaining price increases from customers, repositions of supply chain, reprioritizing resources and successful government engagement efforts; changes in customer preferences and demand; changes in technology; the Company’s ability to identify and effectively execute productivity improvements and cost reductions, including complexity reduction through platforming products and SKU reduction initiatives, and other manufacturing and administrative reorganization actions; the failure to consummate, or a delay in the consummation of, the CAM sale transaction for various reasons (including but not limited to failure to receive, or delay in receiving, required regulatory approvals and meet customary closing conditions), and failure to realize the expected benefits of the Company’s value creation, debt reduction and capital allocation strategy; and those set forth in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes, and other filings with the Securities and Exchange Commission (“SEC”). Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this Proxy Statement. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law. Any standards of measurement and performance made in reference to our sustainability and social plans and goals are developing and based on assumptions that continue to evolve, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation or prospect can or will be achieved. The inclusion of any information related to our sustainability and social goals and initiatives is not an indication that such information is material under the standards of the SEC.
WEBSITE REFERENCES
This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials, including the information on the Company’s website, as may be referenced in this Proxy Statement, are provided for convenience only and not, and are not intended to be, part of this Proxy Statement and are not incorporated by reference herein.
ii 2026 PROXY STATEMENT

2026 PROXY STATEMENT

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company,” “we,” “us” or “our”), a Connecticut corporation, to be voted at the 2026 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice of Annual Meeting (the “Notice”). No business may be transacted at the Annual Meeting other than the business specified in the Notice, business properly brought before the Annual Meeting at the direction of the Board of Directors and business properly brought before the Annual Meeting by a shareholder who has properly given notice to the Company’s Secretary under our Bylaws. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in their discretion.
2026 PROXY STATEMENT iii

2026 PROXY STATEMENT

2026 PROXY SUMMARY
This summary highlights information regarding voting proposals contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Information DATE AND TIME Friday, April 24, 2026 9:30 a.m. EDT
PLACE Live webcast: www.virtualshareholdermeeting.com/ SWK2026

RECORD DATE:
Close of Business on
February 25, 2026

Shareholders as of the record
date are entitled to vote. Each
share of common stock is entitled
to one vote for each director
nominee and one vote for each
of the proposals to be voted on.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed or made available to our shareholders on March 6, 2026.

Voting in advance of the meeting

OVER THE INTERNET www.proxyvote.com	BY TELEPHONE 1-800-690-6903	BY MAIL Complete and return the proxy card or voting instruction form mailed to you.

Voting Matters and Vote Recommendation

Proposal		Board Recommendation	For More Details
1	Election of eleven directors	FOR EACH NOMINEE	see page 1
2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR	see page 74
3	Approve the Amended and Restated 2024 Omnibus Award Plan	FOR	see page 75
4	Approve the Audit Committee’s selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for fiscal year 2026	FOR	see page 83
5	To consider and vote on a shareholder proposal, if properly presented at the Annual Meeting	AGAINST	see page 84
6	Transact other business that may properly come before the meeting or any adjournment or postponement thereof

iv 2026 PROXY STATEMENT

2026 PROXY STATEMENT

OUR 2025 HIGHLIGHTS
WHO WE ARE AND HOW WE OPERATE
Stanley Black & Decker, Inc., an S&P 500 company, was founded in 1843 by Frederick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger with The Black & Decker Corporation, a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works to Stanley Black & Decker, Inc. The Company is a global provider of hand tools, power tools, outdoor products and related accessories, as well as a leading provider of engineered fastening solutions.
Stanley Black & Decker delivered solid results across our key focus areas in 2025, with continued gross margin expansion and net income growth, strong free cash flow,* a strengthened balance sheet, and strategic investments focused on driving sustainable, profitable growth. In 2025, the Company delivered another year of revenue growth in our DEWALT brand.

2025 Key Financials
$15.1B Revenue	30.3% Gross Margin	$2.65 EPS	$971M Cash from Operating Activities
	30.7% Adjusted Gross Margin*	$4.67 Adjusted EPS**	$688M Free Cash Flow*

Stanley Black & Decker is guided by the mission to build a world-class branded industrial company, by solving end users’ most pressing and complex challenges.
The strategy to achieve this is anchored by three core imperatives:

Activating our brands with purpose is rooted by our brands standing for quality, safety and productivity. The Company is investing resources to continue to deepen connections with end users, with every product, solution and service aligned with their evolving needs.

Driving operational excellence is centered on continuous improvement to deliver stronger results, including more effective resource allocation with higher return on investment. The focus on driving annual net productivity will contribute to continued margin expansion and reinvestment into brand health and innovation.

Accelerating innovation is required to advance and expand the end-to-end workflow solutions that end users demand. The platforming method that enables faster speed to market and leverages modularity combined with specialization to deliver uncompromised productivity and value.

With a strengthened foundation and a more streamlined, focused organization, the Company is positioned to drive performance towards its long-term targets.

Long-Term Financial Goals – Expect To Reflect In 2028 Financials***

Mid-Single Digit Organic Revenue Growth****
(in a low-single digit market)

35% to 37% Adjusted
Gross Margins*

Adjusted EBITDA* at
Mid-to-High Teens % of Sales

Free Cash Flow*
~100% of GAAP Net Income Over a Multi-Year Period

Cash Flow Return on Investment (“CFROI”)***** Low-to-Mid Teens by 2028; ≥Mid-Teens beyond 2028

Solid Investment Grade
Credit Rating

In terms of capital allocation, the Company's top priority is funding organic growth investments that drive long-term value. The Company also remains committed, over time, to maintaining a strong and growing dividend and has a preference toward opportunistic share repurchases. In the near-term, the Company intends to utilize the net proceeds from the pending CAM divestiture to reduce debt.

*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. Adjusted EPS referenced in this context is defined as diluted GAAP EPS, excluding certain gains and charges.

***	These goals assume the tariff landscape as of January 2026, low-single digit market growth, and inflation around 2% per year.
****
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. Organic revenue growth (also referred to as organic sales growth or organic growth) is organic revenue or organic sales divided by prior year sales. Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months, foreign currency fluctuations, and transfers of product lines between segments.

*****
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. CFROI referenced in this context is computed as cash from operations plus after-tax interest expense, divided by the 2-point average of debt and equity (i.e. beginning and end of year). CFROI used as a metric in the Company's long-term incentive award program is further adjusted. Refer to “Incentive Measure Definitions for LTIP PSUs” on page 43 for further information.

2026 PROXY STATEMENT v

2026 PROXY STATEMENT

OTHER IMPORTANT FINANCIAL METRICS
For additional information, refer to the Annual Report that accompanies this Proxy Statement.
During 2025, the Company continued to make significant progress against its strategic priorities and delivered the following results:
Recorded total revenue of $15.1 billion, down 2% versus prior year; organic revenue* down 1%
Full year gross margin rate of 30.3% and adjusted gross margin rate** of 30.7%, and fourth quarter gross margin rate of 33.2% and adjusted gross margin rate** of 33.3%
The Company generated cash from operating activities of $971 million and Free Cash Flow** of $688 million in 2025

In December 2025, the Company announced that it had entered into a definitive agreement to sell its Consolidated Aerospace Manufacturing (CAM) business to Howmet Aerospace for $1.8 billion in cash. Net after tax proceeds are expected to be in the range of $1.525 billion to $1.6 billion, which the Company expects to utilize to reduce debt. The transaction is expected to close in the first half of 2026 and is subject to regulatory approval and other customary closing conditions.

*
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. Organic revenue growth (also referred to as organic sales growth or organic growth) is organic revenue or organic sales divided by prior year sales. Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months, foreign currency fluctuations, and transfers of product lines between segments.

**	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
vi 2026 PROXY STATEMENT

2026 PROXY STATEMENT

BOARD SKILLS AND QUALIFICATIONS
In evaluating candidates, including existing Board members, the Corporate Governance Committee aims to create a Board comprised of members who are positioned to best serve the needs of the Company and its shareholders. The following reflects certain information with respect to our director nominees named in this Proxy Statement. In addition, of our director nominees, seven identify as men, four identify as women, four identify as veterans, ten identify as white (one of whom also identifies as middle eastern), and one identifies as black. Each candidate is evaluated by the Corporate Governance Committee based on the criteria set forth under “Board of Directors” on page 12.

11 TOTAL NOMINEES	9 (82%) INDEPENDENT DIRECTOR NOMINEES Fully Independent Audit, Governance, Compensation and Finance Committees	7 INDEPENDENT DIRECTOR NOMINEES WERE ADDED IN PAST 5 YEARS Independent Chair or Lead Independent Director Since 2000
73% OF DIRECTOR NOMINEES HAVE CEO EXPERIENCE
TENURE	3.9 YEARS AVERAGE NOMINEE TENURE	60 YEARS AVERAGE NOMINEE AGE

CORPORATE GOVERNANCE HIGHLIGHTS
The Corporate Governance Committee and the Board are committed to managing the Company with integrity and strong corporate governance to generate long-term value for all of our stakeholders. In line with this commitment, our Corporate Governance Guidelines, Restated Certificate of Incorporation, as amended, and Bylaws are regularly reviewed and updated to incorporate robust governance practices and regulatory updates, including the following practices:

Accountability to Shareholders	Robust Board Independence	Comprehensive Board Policies and Practices	Alignment of Interests with Long-term Shareholders

•
One class of common stock; one vote per share
•
Annual director elections, with majority standard for uncontested elections
•
Director resignation policy
•
Proxy access (3% / 3 years)
•
No shareholder rights (“poison pill”) plan
•
Shareholder right to act by written consent and to amend Bylaws by a majority vote
•
Shareholders representing 25% of voting power may call special meeting

•
Lead Independent Director; Non-Executive Chair, effective October 1, 2026
•
All directors are independent, other than Executive Chair and CEO
•
Non-management directors must meet at regularly scheduled Board meetings without management

•
Committed to balanced Board refreshment with mixture of short-, medium- and long-tenured directors.
•
Director overboarding policy that prevents directors from serving on more than four other public company boards (or one other public company board for the CEO)
•
Mandatory director retirement at age 75
•
Annual Board and committee self-assessments
•
Full Board and Committee oversight of sustainability strategies
• Anti-hedging and anti-pledging policy for directors, officers and employees • Robust stock ownership guidelines for directors and executive officers

2026 PROXY STATEMENT vii

2026 PROXY STATEMENT

SHAREHOLDER ENGAGEMENT EFFORTS
In 2025, approximately 79% of votes cast were cast in support of our Say on Pay proposal. In light of the result of our 2025 Say on Pay vote, which differed significantly from our prior history, and in order to ascertain the reasons for the decline, we intentionally refocused our 2025 shareholder engagements more directly on our executive compensation program and disclosures than in prior years. We specifically solicited input on our executive compensation program as part of our engagement agenda, welcoming dialogue from those who both supported and did not support our Say on Pay proposal last year. Ms. Ayers, our then Lead Independent Director, and Mr. Garrison, our Compensation and Talent Development Committee Chair, played a central role in these discussions. For more information about our shareholder engagement, see “Compensation Discussion & Analysis—Shareholder Engagement & Say on Pay Advisory Vote Outcome” on page 31.
Overall, shareholders expressed their understanding of and support for our compensation program and structure and its alignment with the tenets of our compensation philosophy. For investors that voted against “Say on Pay” last year, we tried to understand why they voted that way and confirm their expectations in order to potentially regain their support. Most of the shareholders who participated in these discussions supported the structure of our compensation programs overall, but a relatively small portion of shareholders mentioned a disconnect between 1-year TSR in 2024 and the Company’s total payout under the 2024 Management Incentive Compensation Plan (“MICP”), our annual bonus program.

Highlights
Offered engagement with shareholders representing ~68% of outstanding shares
Shareholders representing greater than 50% of outstanding shares either accepted the Company’s invitation to have a formal discussion or replied indicating they were satisfied with recent engagement and an additional meeting was not required
Met with top 3 shareholders who voted against the 2025 Say on Pay to solicit their feedback and input on our executive compensation program

In addition to our executive compensation program, we also discussed Board, CEO and management succession planning, the Board’s transitional leadership structure, Board composition and skill set, human capital management, risk management and sustainability strategy among other topics. We maintain an active and open dialogue with our shareholders and communicate key feedback and questions to the Board and relevant committees, which informs their discussions and decisions. The Board and Company are proud of the Company’s track record of being responsive to shareholder feedback as outlined in the table below:

Shareholder Feedback	Highlights of Board and Company Actions Over the Past Six Years
CORPORATE GOVERNANCE
Increase accountability and responsiveness to shareholders Eliminate supermajority vote requirements
Amended governance documents to:
•
Adopt majority vote standard for uncontested director elections, including a director resignation policy
•
Eliminate supermajority voting requirements
•
Permit shareholder action by written consent
•
Proactively lower the minimum threshold for shareholders to call a special meeting from 35% to 25%
•
Adopt annual elections for all directors

Evaluate regular Board refreshment and appropriate composition, skills and expertise
•
7 of the independent director nominees were first appointed in the last five years
•
Recently added board members bring perspectives critical to the Company’s business and industry in areas such as finance and risk management, operations and supply chain, sales and marketing, analytics and digitization, technology and innovation, transformation experience and capital allocation

EXECUTIVE COMPENSATION

Reinforce execution of Global Cost Reduction Program in executive compensation program

Increase focus on absolute amount of Free Cash Flow and balance sheet health

Increase emphasis on TSR in executive compensation program

•
Added a transformation modifier to the 2023 MICP, based upon achievement against goals under our Global Cost Reduction Program, which was replaced by the adjusted gross margin modifier for the 2024 and 2025 MICP
•
Adopted a Free Cash Flow metric (calculated as operating cash flow less capital and software expenditures) in place of the historical cash flow multiple of net earnings metric
•
The Company added an additional condition for its 2025 and 2026 MICP programs requiring that the Company's TSR be at or above the median of the applicable peer group for executive officers to receive any additional payouts under the 2025 and 2026 MICP's respective modifier

viii 2026 PROXY STATEMENT

2026 PROXY STATEMENT

Shareholder Feedback	Highlights of Board and Company Actions Over the Past Six Years
SUSTAINABILITY
Incorporate sustainability strategy within the business model	• Refined sustainability goals to reflect current business portfolio and to align with the business strategy of a more focused company

Board Nominees
The following table provides summary information about each of the Company’s director nominees (please see “Item 1—Election of Directors” for more information).

			Committee Memberships
Name	Age	Director Since	Executive	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Donald Allan, Jr. Executive Chair, Stanley Black & Decker, Inc.	61	2022
Christopher J. Nelson President and Chief Executive Officer, Stanley Black & Decker, Inc.	56	2025	■
Susan K. Carter Retired Senior Vice President and Chief Financial Officer, Ingersoll Rand plc (now Trane Technologies plc)	67	2023	■	■
Debra A. Crew Lead Independent Director of Stanley Black & Decker, Inc; Former Chief Executive, Diageo plc	55	2013	■			■	■
John L. Garrison, Jr. Former Chairman, President and Chief Executive Officer, Terex Corporation	65	2024	■		■
Michael D. Hankin Co-President and Co-Chief Executive Officer, Brown Advisory Incorporated	68	2016		■		■
Mary A. Laschinger Retired Chief Executive Officer and Chair of the Board, Veritiv Corporation	65	2025				■	■
Robert J. Manning Retired Chairman and Chief Executive Officer, MFS Investment Management	62	2022	■				■
Adrian V. Mitchell Chief Financial Officer, Warby Parker Inc.	52	2022		■		■
Shane M. O’Kelly President and Chief Executive Officer, Advance Auto Parts, Inc.	57	2026			■		■
Jane M. Palmieri Former President, Industrial Intermediates & Infrastructure, Dow Inc.	56	2021	■		■

Committee composition and Committee Chair designations are as of the date of this Proxy Statement. Committee Chairs are indicated by a “C” and highlighted in yellow. As of the date of this Proxy Statement, Ms. Ayers serves on the Corporate Governance Committee and the Compensation and Talent Development Committee (“Compensation Committee”) but will not be standing for re-election at the Annual Meeting. All current directors, other than Mr. Allan and Mr. Nelson, are independent. Effective upon the retirement of Mr. Allan on October 1, 2026, the Board elected Ms. Crew to serve as independent Chair of the Board.
2026 PROXY STATEMENT ix

2026 PROXY STATEMENT

Executive Compensation Advisory Vote
The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (“NEOs”) for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

Our executive compensation philosophy is to provide performance-based and competitive compensation that rewards executives for actions that create long-term shareholder value and allows us to attract, motivate and retain high-caliber executives.

Our pay for performance alignment is strong. A majority of annual and long-term compensation is performance-based, being directly linked to both absolute and relative Company performance against preset goals.

Our 2025 compensation program reflects this philosophy, as performance results under the Company’s 2025 MICP were below target resulting in bonus payouts ranging from 66.8% to 72.3% of target for named executive officers and our performance results under the 2023–2025 Long-Term Incentive Plan Performance Share Units (“LTIP PSUs”) resulted in a 19.2% payout as a result of below threshold performance for all metrics in 2023, 2024 and 2025 other than CFROI performance for 2023, which was above target. The Compensation Committee applied no discretion in determining performance and payouts under the 2025 MICP for our named executive officers.

We have consistently received strong shareholder support for our named executive officer compensation with a three-year average from 2022 to 2024, inclusive, of approximately 90.9% of Say on Pay votes cast in support of our executive compensation and approximately 79% of votes cast in support in 2025. For more information about our shareholder engagement following our 2025 Say on Pay vote, please see “Proxy Summary—Shareholder Engagement Efforts” on page viii and “Compensation Discussion & Analysis—Shareholder Engagement & Say on Pay Advisory Vote Outcome” on page 31.

Our compensation programs follow best practices:

What We Do	What We Don’t Do
✔ Double trigger vesting provisions requiring a change in control and qualifying termination of employment	✘ No tax gross-ups in severance arrangements and change in control agreements

✔ Recoupment (“clawback”) policies covering equity and cash compensation, both time- and performance-based, of all Section 16 Officers, including in compliance with Rule 10D-1 and related NYSE listing standards
✘ Perquisites and other personal benefits are not a material part of compensation program
✔ Robust stock ownership guidelines for directors and executive officers	✘ No tax gross-ups on perquisites (other than relocation benefits)
✔ Retain independent compensation consultant	✘ No repricing or cash buyouts of options without shareholder approval
✔ Majority of compensation is at risk and tied to Company performance	✘ No dividends paid out on unvested stock awards
✔ Awards granted under the Amended and Restated 2024 Omnibus Award Plan generally require a one-year minimum vesting period	✘ No evergreen features in 2024 Omnibus Award Plan or the Amended & Restated 2024 Omnibus Award Plan
✔ Cap annual cash incentive awards at 200%	✘ No hedging or pledging of Company stock

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.
Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan
The Board has approved, and recommends the Company’s shareholders approve, an Amended and Restated 2024 Omnibus Award Plan (the “A&R 2024 Plan”) to replace the Company’s existing 2024 Omnibus Award Plan (the “2024 Plan”) in order for the Company to continue attracting, incentivizing and retaining top talent and to continue to offer market competitive compensation opportunities. Please see “Item 3—Approval of Amended and Restated 2024 Omnibus Award Plan” for more information, including a summary of the material terms of the A&R 2024 Plan.
x 2026 PROXY STATEMENT

2026 PROXY STATEMENT

Auditors
The Board recommends that the shareholders approve the Audit Committee’s selection of Ernst & Young as our registered independent public accounting firm for fiscal year 2026. Please see “Item 4—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided by Ernst & Young in 2024 and 2025.
Shareholder Proposal Requesting an Independent Board Chairman
The Board recommends shareholders vote against the proposal requesting an independent board chairman. Please see “Item 5—Shareholder Proposal Requesting an Independent Board Chairman” for more information.
2026 PROXY STATEMENT xi

ITEM 1
ELECTION OF DIRECTORS
The Board, based on the recommendation of the Corporate Governance Committee, has nominated the eleven nominees set forth below to the Board of Directors, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified. Andrea J. Ayers will be completing her tenure as a member of the Board effective as of the Annual Meeting, at which time the size of the Board will be reduced to eleven directors. Ms. Ayers and each of the nominees is currently a director of the Company and was most recently elected at the 2025 Annual Meeting to hold office until the 2026 Annual Meeting or until his or her successor has been elected and qualified, except for Christopher J. Nelson, Mary A. Laschinger and Shane M. O’Kelly. Mr. Nelson assumed the role of President and Chief Executive Officer and was appointed to the Company’s Board, effective October 1, 2025. Ms. Laschinger and Mr. O’ Kelly were elected as directors by the Board effective November 1, 2025 and January 23, 2026, respectively. Both Ms. Laschinger and Mr. O’ Kelly were recommended to the Corporate Governance Committee by an independent third-party search firm. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experiences and skills described under “Board of Directors—Qualifications of Directors and Nominees,” as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Corporate Governance Committee. Each nominee has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board until the 2027 Annual Meeting if elected. The Board expects that the eleven nominees will be available to serve as directors. However, if, for any reason, any nominee becomes unwilling or unable to serve as a director at the time of the Annual Meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee or the Board may reduce its size.

Board of Directors Recommendation The Board recommends that you vote FOR each director nominee

Information Concerning Nominees for Election as Directors

Director Since 2022
(Executive Chair since October 2025)

Age 61

Independent No

Committees Served
Executive

Other Public Company Directorships
Current
•
Logitech International S.A.
(2024 to present)
Past (Last 5 Years)
• None

DONALD ALLAN, JR.
Executive Chair of the Company

Business Experience

Stanley Black & Decker
• Executive Chair (October 2025 to present)
• President & Chief Executive Officer (July 2022 to October 2025)
• President & Chief Financial Officer (February 2021 to July 2022)
• Executive Vice President & Chief Financial Officer (2016 to February 2021)
• Senior Vice President & Chief Financial Officer (2010 to 2016)
• Vice President & Chief Financial Officer (2009 to 2010)
• Vice President & Corporate Controller (2002 to 2009)
• Corporate Controller (2000 to 2002)
• Assistant Controller (1999 to 2000)

Loctite Corporation
• Mr. Allan held financial management positions of increasing responsibility

Ernst & Young
• Mr. Allan held financial management positions of increasing responsibility

Expertise

Public Company CEO Experience	Finance/Accounting/ Capital Allocation	Manufacturing/ Logistics/Supply Chain/ Global Operations
Risk Management	Strategic Transformation

As Executive Chair of the Company, Mr. Allan provides the Board with essential experience and expertise gained from his service in several executive roles over his 20+ year tenure at the Company, including intimate knowledge of the daily workings of the business and its simplification strategy.

2026 PROXY STATEMENT 1

Director Since October 2025 Age 56 Independent No Committees Served • Executive Other Public Company Directorships Current • None Past (Last 5 Years) • None
Christopher J. Nelson
President and Chief Executive Officer

Business Experience

Stanley Black & Decker
•
President and Chief Executive Officer (October 2025 to present)
•
Chief Operating Officer, Executive Vice President and President, Tools & Outdoor (June 2023 to October 2025)

Carrier Global Corporation, an intelligent climate and energy solutions company
•
President, HVAC (2020 to 2023)
•
President, Commercial HVAC (2018 to 2020)
•
President, North America HVAC (2012 to 2018)

United States Army
•
Officer (1992 to 1996)

Expertise

	Public Company CEO Experience	Manufacturing/ Logistics/Supply Chain/ Global Operations	Sales/Marketing/Brand Management
	Product Development	Digital	Innovation/Technology

Mr. Nelson is an experienced global leader and his leadership in the Company’s streamlining and optimization efforts around its core business and strong portfolio of global brands provides the Board with essential expertise.

2 2026 PROXY STATEMENT

Director Since 2023

Age 67

Independent Yes

Committees Served
•
Audit
•
Corporate Governance (Chair)
•
Executive

Other Public Company Directorships
Current
•
Amcor plc (2021 to present; Chair of Audit Committee)
•
ON Semiconductor Corporation (2020 to present; Chair of Audit Committee)
Past (Last 5 Years)
•
Air Products and Chemicals, Inc. (2011 to 2021)

SUSAN K. CARTER
Retired Senior Vice President and Chief Financial Officer of Ingersoll Rand plc (now Trane Technologies plc)

Business Experience

Ingersoll Rand plc (now Trane Technologies plc), a diversified, global industrial manufacturer of sustainable and efficient climate solutions for buildings, homes and transportation
•
Senior Vice President & Chief Financial Officer (2013 to 2020)

KBR, Inc.
•
Executive Vice President & Chief Financial Officer (2009 to 2013)

Lennox International Inc.
•
Executive Vice President & Chief Financial Officer (2004 to 2009)

Cummins Inc.
•
Vice President & Chief Accounting Officer (2002 to 2004)

Expertise

Finance/Accounting/ Capital Allocation	Manufacturing/Logistics/ Supply Chain/ Global Operations	Risk Management
Cybersecurity	Sustainability and Climate-Related Risk

Ms. Carter brings more than 30 years of financial and leadership experience to the Board. Ms. Carter has helped multiple public companies, including Ingersoll Rand plc (now Trane Technologies plc), deliver long-term shareholder value by driving execution and optimizing business and financial performance. Ms. Carter’s extensive experience in financial reporting, information technology, accounting, capital management and global operations significantly enhances our Board’s oversight of these matters.

2026 PROXY STATEMENT 3

Director Since 2013
(Lead Independent Director since January 2026)

Age 55

Independent Yes

Committees Served
•
Compensation and Talent Development
•
Executive
•
Finance and Pension

Other Public Company Directorships
Current
• None
Past (Last 5 Years)
•
Diageo plc (2023 to July 2025)
•
Mondelēz International, Inc.
(2018 to 2021)
•
Newell Brands Inc. (2018 to 2020)
•
Diageo plc (2019 to 2020)

DEBRA A. CREW
Former Chief Executive of Diageo plc

Business Experience

Diageo plc, a global alcoholic beverage company
•
Chief Executive (June 2023 to July 2025)
•
Interim Chief Executive (June 2023)
•
Chief Operating Officer (October 2022 to June 2023)
•
President, North America & Global Supply (July 2020 to September 2022)

Reynolds American, Inc.
• President & Chief Executive Officer (January 2017 to December 2017)

R.J. Reynolds Tobacco Co.
• President & Chief Operating Officer (October 2015 to December 2016)
• President & Chief Commercial Officer (October 2014 to October 2015)

PepsiCo, Inc.
•
Ms. Crew held roles of increasing responsibility including, President, North America Nutrition; President, PepsiCo Americas Beverages; and President, Western Europe

Kraft Foods, Nestlé S.A. and Mars, Inc.
• Ms. Crew held roles of increasing responsibility (1997 to 2010)

United States Army
• Captain (1993 to 1997)

Expertise

Public Company CEO Experience	Legal/Regulatory/ Government Affairs	Sales/Marketing/ Brand Management
Product Development	Innovation/ Technology

Ms. Crew brings a breadth of marketing, operations and strategy experience to the Board, underscored by her executive roles at Diageo plc, Reynolds American, Inc. and PepsiCo, Inc. Ms. Crew’s global perspective and exposure to world class innovation planning processes, combined with proven commercial excellence at leading consumer products companies, provides the Board with critical insights.

4 2026 PROXY STATEMENT

Director Since 2024

Age 65

Independent Yes

Committees Served
•
Compensation and Talent
Development (Chair)
•
Corporate Governance
•
Executive

Other Public Company Directorships
Current
•
Flowserve Corp. (2018 to present;
Non-Executive Chairman)
Past (Last 5 Years)
•
Terex Corporation (2018 to 2024)

JOHN L. GARRISON, JR.
Former Chairman, President and Chief Executive Officer of Terex Corporation

Business Experience

Terex Corporation, a global manufacturer of materials processing machinery and aerial work platforms
•
President and Chief Executive Officer (November 2015 to January 2024)

Bell Helicopter, a Textron, Inc. company
•
President and Chief Executive Officer (2009 to 2015)

United States Army
•
Airborne Ranger qualified Artillery Officer (1982 to 1992)

Expertise

Public Company CEO Experience	Legal/Regulatory/ Government Affairs	Manufacturing/Logistics/ Supply Chain/ Global Operations
Product Development	Strategic Transformation

Mr. Garrison’s track record of developing and implementing financial and human capital strategies and transforming processes to drive business outcomes and operational excellence makes him a valuable resource to the Board as the Company intensifies its focus on accelerating organic growth with margin expansion to drive long-term shareholder returns.

2026 PROXY STATEMENT 5

Director Since 2016 Age 68 Independent Yes Committees Served • Audit • Finance and Pension Other Public Company Directorships Current • None Past (Last 5 Years) • None
MICHAEL D. HANKIN
Co-President and Co-Chief Executive Officer of Brown Advisory Incorporated

Business Experience

Brown Advisory Incorporated, an investment management and strategic advisory firm
•
Co-President & Co-Chief Executive Officer (2025 to present)
•
President & Chief Executive Officer (1998 to 2025)

Alex Brown Investment Advisory & Trust Company
•
Executive Vice President & Chief Operating Officer (1993 to 1998)

Piper & Marbury (now DLA Piper)
•
Partner, business and tax law

Expertise

	Current Executive	Finance/Accounting/ Capital Allocation	Legal/Regulatory/ Government Affairs
	Risk Management	Cybersecurity	Sustainability and Climate-Related Risk

Mr. Hankin’s experience building and running a complex global financial company, evidenced by successfully growing Brown Advisory Incorporated from approximately $1.5 billion assets under management to over $170 billion during his tenure, gives the Board a unique perspective on finance, capital allocation, global operations and corporate strategy. His familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues and his experience with cybersecurity make him a valuable resource for the Board and management.

6 2026 PROXY STATEMENT

Director Since October 2025

Age 65

Independent Yes

Committees Served
•
Compensation and Talent
Development
•
Finance and Pension

Other Public Company Directorships
Current
• ITT Inc. (May 2025 to present)
Past (Last 5 Years)
•
Kellanova, formerly Kellogg
Company (2012 to 2025)
•
Dollar Tree Inc (2022 to 2025)
•
Newmont Corporation
(2021 to 2024)
•
Veritiv Corporation (2014 to 2020)

MARY A. LASCHINGER
Retired Chief Executive Officer and Chair of the Board of Veritiv Corporation

Business Experience

Veritiv Corporation, a business-to-business provider of packaging, publishing, and hygiene products
•
Chief Executive Officer and Chair (2014 to 2020)

International Paper
• Senior Vice President (2007 to 2014)
•
President of xpedx distribution business (2010 to 2014)
•
Ms. Laschinger also held roles of increasing responsibility across sales, marketing, manufacturing, and supply chain (1992 to 2007)

Expertise

Public Company CEO Experience	Manufacturing/ Logistics/Supply Chain/Global Operations	Sales/Marketing/ Brand Management
Risk Management	Product Development	Innovation/Technology

Ms. Laschinger brings extensive global expertise in complex manufacturing operations and product management, coupled with a proven record of driving sustainable business growth and operational excellence. This experience brings a valuable perspective to the Board as it oversees the Company’s progress towards meeting its long-term goals, including advancing its growth strategy, extending industry leadership and delivering sustained value creation for shareholders.

2026 PROXY STATEMENT 7

Director Since 2022

Age 62

Independent Yes

Committees Served
•
Audit (Chair)
•
Compensation and Talent Development
•
Executive

Other Public Company Directorships
Current
• None
Past (Last 5 Years)
• None

ROBERT J. MANNING
Retired Chairman and Chief Executive Officer of MFS Investment Management

Business Experience

MFS Investment Management, a global investment manager (“MFS”)
• Chairman (2010 to 2022)
— Non-Executive Chairman (2021 to 2022)
—
Executive Chairman (2017 to 2021)
•
Chief Executive Officer and Chief Investment Officer (2004 to 2017)
— Co-Chief Executive Officer (2015 to 2017)
•
Mr. Manning joined MFS in 1984 as a Fixed Income Research Analyst and held several positions with increasing responsibility within the firm’s Investment division, including Fixed Income Portfolio Manager, Fixed Income Strategist and Director of Fixed Income Research

Expertise

Finance/Accounting/ Capital Allocation	Risk Management	Cybersecurity
Sustainability and Climate-Related Risk	Product Development

Mr. Manning’s more than three decades of financial services, investment stewardship and leadership experience enables him to provide vital insights to the Board and management related to risk management, capital allocation, financial planning and sustainability. The wealth of experience Mr. Manning has gained throughout his financial career provides the Board with a more thorough understanding of investors’ perspectives and how to incorporate those perspectives into their oversight of the Company’s long-term strategic plan.

8 2026 PROXY STATEMENT

Director Since 2022 Age 52 Independent Yes Committees Served • Audit • Finance and Pension Other Public Company Directorships Current • None Past (Last 5 Years) • None
ADRIAN V. MITCHELL
Chief Financial Officer of Warby Parker Inc.

Business Experience

Warby Parker Inc., an eyewear products brand and retail company
•
Chief Financial Officer (February 2026 to present)

Macy’s, Inc., an omni-channel fashion retailer
•
Former Chief Operating Officer and Chief Financial Officer (March 2023 to June 2025)
•
Executive Vice President and Chief Financial Officer (November 2020 to March 2023)

Digital BCG and Consumer Practices of Boston Consulting Group, a global consulting firm
•
Managing Director and Partner (July 2017 to October 2020)

Arhaus LLC
•
Chief Executive Officer (2016 to 2017)

Crate and Barrel
• Chief Financial Officer (2010 to 2015)
• Chief Operating Officer (2011 to 2015)
• Interim Chief Executive Officer (2014 to 2015)

Target Corporation
•
Mr. Mitchell held management positions at Target Corporation, including director of strategy and interactive design for target.com and director of innovation and productivity (2007 to 2010)

McKinsey & Company
•
Mr. Mitchell spent approximately 10 years at McKinsey & Company where he co-founded the North American Lean Operations Retail Practice

Expertise

	Current Executive	Finance/Accounting/ Capital Allocation	Risk Management
	Digital	Innovation/Technology

Mr. Mitchell’s extensive background in corporate strategy and finance, coupled with his operations experience and expertise in technology, digital, data and advanced analytics make him a critical resource for the Board and management team. Having served in multiple leadership positions at consumer product companies, including Macy’s, Arhaus, and Crate and Barrel, Mr. Mitchell provides a unique industry-specific perspective to the Board.

2026 PROXY STATEMENT 9

Director Since January 2026

Age 57

Independent Yes

Committees Served
•
Compensation and Talent Development
•
Corporate Governance

Other Public Company Directorships
Current
• Advance Auto Parts, Inc.
Past (Last 5 years)
•
None

Shane M. O’Kelly
President and Chief Executive Officer, Advance Auto Parts, Inc.

Business Experience

Advance Auto Parts, Inc., a leading automotive aftermarket parts provider in North America
• President and Chief Executive Officer (2023 to present)

HD Supply, Inc., a national distributor and provider of maintenance, repair and operations (“MRO”) products and a wholly owned subsidiary of The Home Depot, Inc., a leading home improvement retailer
•
Chief Executive Officer (2020 to 2023)

Interline Brands, Inc. (now The Home Depot Pro), a leading national distributor and marketer of MRO products
•
Chief Executive Officer (2018 to 2020)

PetroChoice Holdings, Inc.
•
Chief Executive Officer (2011 to 2018)

United States Army
•
Infantry Officer (1990 to 1997)

Expertise

Public Company CEO Experience	Manufacturing/Logistics/ Supply Chain/ Global Operations	Digital
Product Development	Strategic Transformation

Mr. O’Kelly’s experience in driving organic growth alongside inorganic growth, with high proficiency in go-to-market sales and operations, especially in supply chain, logistics and distribution, make him a valuable resource to the Board and management team. Throughout his career, Mr. O’Kelly has cultivated an understanding of the channel and customer/retailer mindset and brings a deep knowledge of consumer products, consumer needs, and effective market strategies to the Board.

10 2026 PROXY STATEMENT

Director Since 2021 Age 56 Independent Yes Committees Served • Corporate Governance • Executive • Finance and Pension (Chair) Other Public Company Directorships Current • None Past (Last 5 Years) • None
JANE M. PALMIERI
Former President, Industrial Intermediates & Infrastructure of Dow Inc.

Business Experience

Dow Inc., a materials science corporation
•
Former President, Industrial Intermediates & Infrastructure; Asia Pacific oversight (2017 to March 2025)
•
Business President, Dow Building & Construction (2013 to 2017)
•
Ms. Palmieri has also held a variety of business roles throughout her career, spanning marketing, sales, new business development and business operations in several Dow businesses, including Dow Automotive, Dow Specialty Chemicals, Dow Coating Solutions, and Dow Solar

Expertise

	Manufacturing/Logistics/ Supply Chain/ Global Operations	Sales/Marketing/ Brand Management	Sustainability and Climate-Related Risk
Product Development

Ms. Palmieri’s demonstrated record leading global industrial operating segments, in addition to her experience in sales, digital marketing innovation, mergers and acquisitions, and operations, helps the Board oversee the broad array of challenges the Company faces. Ms. Palmieri’s engineering background and expertise in product design, with a focus on sustainability and energy efficiency, makes her an important resource for the Board and management team.

2026 PROXY STATEMENT 11

Board of Directors
Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal, educational and professional responsibilities and experiences, the composition of the Board, including diversity with respect to background and skills, and the challenges and needs of the Company so that the Board is comprised of members who are positioned to best serve the needs of the Company and its shareholders. In addition to recommendations from directors, management and shareholders, the Corporate Governance Committee may also consider recommendations from third-party search firms retained to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee’s or director’s:
integrity and demonstrated high ethical standards;
experience with business administration processes and principles and risk management;
ability to express opinions, raise difficult questions and make informed, independent judgments;

knowledge, experience and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, sustainability and climate-related risks, product development, manufacturing, technology, digitization and cybersecurity, global operations, real estate or corporate strategy, among others);

ability to devote sufficient time to prepare for and attend all Board and committee meetings and perform all Board and committee responsibilities;
willingness and ability to work with other members of the Board in an open and constructive manner;
ability to communicate clearly and persuasively; and
diversity with respect to other characteristics, which may include background, personal, education and professional experience and skills.
Shareholder Recommendations and Nominations of Candidates. Shareholders who wish to recommend individuals to be considered by the Corporate Governance Committee may do so by writing to us at: Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.
All shareholder recommendations for director candidates are evaluated in the same manner as other director candidates.
Shareholders wishing to nominate a director should follow the specific procedures and requirements set forth in the Company’s Bylaws (which incorporate the requirements of Rule 14a-19 of the Exchange Act), as discussed below.
Proxy Access. The Company’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the procedures and requirements specified in the Company’s Bylaws.
Qualifications of Directors and Nominees. The Board is committed to maintaining a varied and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide independent and objective oversight of the Company’s strategy and business model. Over the years, the Board has developed a deep and varied skill set, with a membership that we believe reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates that add to, or otherwise complement, the skills and qualifications of its existing members.
In addition, the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to background and personal, educational and professional experience and skills in the context of the needs of the Board in the pool of potential candidates under consideration for future directorships, with the ultimate decision on all Board nominations being based on the contribution that the selected nominees will bring to the Board. The Board assesses its effectiveness in this regard as part of its annual board and director evaluation process.
12 2026 PROXY STATEMENT

The following chart sets forth the primary factors which the Board believes are important to the Company’s business and industry and which the Corporate Governance Committee relied on in connection with identifying and recommending nominees for the Annual Meeting to serve as directors. While marked qualifications, skills and experiences indicate strong expertise or experience in the applicable category or categories, it does not necessarily mean the director is an “expert” in that area, and the absence of a mark does not mean that a particular director does not possess that qualification, skill or experience.

Skills and Experience	Donald Allan, Jr.	Christopher J. Nelson	Susan K. Carter	Debra A. Crew	John L. Garrison	Michael D. Hankin	Mary A. Laschinger	Robert J. Manning	Adrian V. Mitchell	Shane M. O’Kelly	Jane M. Palmieri
Senior Leadership Experience
Current Executive (Including Non-Public Company CEO Experience) Experience provides current insight into the best practices and challenges of leading a complex organization.						■			■
Public Company CEO Experience (Current and Former) Provides insight into effectively leading a complex organization like ours with transparency and integrity.	■	■		■	■		■			■
Business Operations Experience

Finance/Accounting/Capital Allocation
Enables effective monitoring of the Company’s financial reporting and control environment; assessment of its financial performance; and supporting appropriate shareholder returns.
	■		■			■		■	■
Legal/Regulatory/Government Affairs Enhances understanding of the impact and risks of legal and regulatory matters and public policy issues.				■	■	■

Manufacturing/Logistics/Supply Chain/Global Operations
Enhances the Board’s ability to oversee cost-effective, technology-driven manufacturing and logistics processes and facilitates assessment of the Company’s complex, international operations.
	■	■	■		■		■			■	■
Sales/Marketing/Brand Management Provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.		■		■			■				■
Risk & Resilience Management Experience
Risk Management Important to the identification, oversight and mitigation of significant risks.	■		■			■	■	■	■
Cybersecurity Experience Provides insight to the Board as it oversees the Company’s cyber risk management program in an evolving environment.			■			■		■
Sustainability and Climate-Related Risk Strengthens the Board’s oversight of environmental policies, initiatives and reporting.			■			■		■			■
Strategic Development Experience
Product Development Provides insight into ideation, research and development, and commercialization of products and services.		■		■	■		■	■		■	■
Digital Empowers Board’s ability to understand and evaluate the Company’s efforts in areas such as eCommerce and data and analytics.		■							■	■

2026 PROXY STATEMENT 13

Skills and Experience (continued)	Donald Allan, Jr.	Christopher J. Nelson	Susan K. Carter	Debra A. Crew	John L. Garrison	Michael D. Hankin	Mary A. Laschinger	Robert J. Manning	Adrian V. Mitchell	Shane M. O’Kelly	Jane M. Palmieri
Innovation/Technology Enhances the Board’s ability to appraise our progress in executing the strategy of becoming known as one of the world’s leading innovators.		■		■			■		■
Strategic Transformation Informs the Board’s oversight of the Company’s supply chain improvements and streamlining and simplification initiatives.	■				■					■
Tenure	3	<1	2	12	1	9	<1	3	4	<1	5

Director Nominee Tenure and Age and Board Refreshment. The tenure of our director nominees ranges from less than a year to more than 10 years, and the Board believes maintaining varying lengths of service provides a balance between new ideas and longstanding Company knowledge and valuable insight. Our director nominees reflect a wide age range, providing a range of experience and expertise. See “Proxy Summary—Board Skills and Qualifications” on page vii for more information.
14 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Leadership Structure. To evaluate whether the Board’s leadership structure remains appropriate for the Company, our Board reviews its leadership structure annually and upon the resignation, removal or election of a new Chair or CEO and at such other times as the Board may deem appropriate. As part of this evaluation, the Board weighs the input received from the Company’s shareholders during its regular shareholder outreach in determining whether any changes to its leadership structure, depending on the circumstances of the Company, would be in the best interests of the Company and its shareholders. Effective October 1, 2025, Christopher J. Nelson assumed the role of President and Chief Executive Officer and was appointed to the Company’s Board. In connection with this transition and as part of the Board’s succession planning process, Donald Allan Jr. became Executive Chair of the Board and Andrea J. Ayers transitioned to Lead Independent Director. Mr. Allan’s tenure as Executive Chair was designed to be limited in duration with the goal of facilitating a smooth transition by allowing Mr. Allan to continue to be a resource to Mr. Nelson, the Board and the Company, and assist the Company in navigating the current economic and international trade environment. On January 23, 2026, as part of this succession strategy, the Board elected Debra A. Crew as independent Chair of the Board, effective October 1, 2026, following Mr. Allan’s retirement on the same date. Ms. Crew succeeded Ms. Ayers as Lead Independent Director, effective January 23, 2026. The Board believes its current governance structure and the return to an independent Chair, effective October 1, 2026, both continue to promote strong leadership and corporate governance with well-defined governance duties and best serve the needs of the Company and its shareholders in light of the Company’s current strategy and executive transition. The Board believes that its programs for overseeing risk, as described under “Risk Oversight” on page 20 would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
In accordance with our Corporate Governance Guidelines, which require a Lead Independent Director in the event the Chair of the Board is not independent, Debra A. Crew was elected as the Lead Independent Director of the Board effective as of January 23, 2026. The Lead Independent Director’s duties and responsibilities focus on promoting strong corporate governance and effective Board oversight. More specifically, the Lead Independent Director’s responsibilities, include:
Presiding over director meetings at which the Executive Chair is not present, including executive sessions of independent directors;
Providing input on the composition of the Board and the membership and leadership of the Board committees to the Corporate Governance Committee;
Serving as a liaison between the Executive Chair and the independent directors;
Approving the schedule and agenda for each Board meeting and approving information sent to the Board; and
Being available for consultation and communication with major shareholders upon request.
Stock Ownership Guidelines for Non-Employee Directors. Non-employee directors are required to comply with our Stock Ownership Guidelines for Non-Employee Directors, which requires the acquisition of shares having a value equal to 500% of the annual retainer within five years of such person becoming a director and the maintenance of such ownership level during their tenure in accordance with the policy. Shares held by directors under the Company’s Deferred Compensation Plan for Non-Employee Directors and shares subject to outstanding restricted stock units (“RSUs”) count towards satisfaction of the ownership requirements. A copy of this policy can be found on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). For information about the stock ownership guidelines for executive officers, please see “Executive Officer Stock Ownership Guidelines” beginning on page 48.
Meetings. The Board met 7 times during 2025. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive(1)	0
Audit	4
Corporate Governance	5
Finance and Pension	4
Compensation and Talent Development	6

(1)	Given the regular cadence of Board and committee meetings throughout the year, no meetings of the Executive Committee during 2025 were necessary.
2026 PROXY STATEMENT 15

The members of the Board serve on the committees as described in their biographical material on pages 1–11 (see also the summary chart on page ix). In 2025, all directors then serving on the Board attended at least 75% of the aggregate of the total number of Board meetings and committees on which the incumbent director served. Although the Company has no formal policy regarding attendance by members of the Board at the Company’s Annual Meetings, 9 of the then-serving members attended the 2025 Annual Meeting.
Director Independence. The Board has adopted Director Independence Guidelines which are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). The Board has made the determination that all current directors and director nominees standing for election, except Mr. Allan and Mr. Nelson, are independent according to the Director Independence Guidelines, the applicable rules and regulations of the SEC, and the New York Stock Exchange (“NYSE”) listing standards, (including the additional, heightened independence criteria applicable to Audit and Compensation Committee members). In addition, the Board determined that former director Ms. Poul was independent during the period she served on the Board during 2025. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual director questionnaires) that exist between the Company and the entities with which our directors or members of their immediate families have relationships. In connection with making its independence determinations, the Corporate Governance Committee evaluated certain commercial transactions that arose in the ordinary course of business and at arms-length between the Company and On Semiconductor Corporation, where Susan K. Carter serves as a director, and determined that these transactions did not constitute related party transactions under applicable rules and regulations of the SEC or NYSE. It is the policy of the Board that every member of the Audit, Corporate Governance, Compensation, and Finance and Pension Committees should be an independent director.
Board Committees. Our Board administers its strategic planning and risk oversight function directly and through its Board committees. The following outlines the responsibilities and areas of oversight of our Board committees as well as key actions taken during 2025. The number of times each committee met during 2025 and the composition of the committees as of the date of this Proxy Statement are also detailed below. The charters of each of these committees and the Corporate Governance Guidelines are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading) or upon written request to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

EXECUTIVE COMMITTEE		INDEPENDENT 71%
Committee Chair Donald Allan, Jr.	Members Susan K. Carter Debra A. Crew	John L. Garrison, Jr. Robert J. Manning Christopher J. Nelson Jane Palmieri

Given the regular cadence of Board and committee meetings throughout the year, no meetings of the Executive Committee during 2025 were necessary.

The duties and responsibilities of the Executive Committee are set forth in its charter and include exercising the delegated powers of the Board during intervals between meetings of the Board to the extent permitted by law.

AUDIT COMMITTEE		INDEPENDENT 100%
Committee Chair Robert J. Manning$*	Members Susan K. Carter$* Michael D. Hankin$*	Adrian V. Mitchell$*

Number of Meetings in 2025 4

$ Financial Expert   * Financially Literate
The duties and responsibilities of the Audit Committee are set forth in its charter and include assisting the Board in monitoring (1) the integrity of the financial statements, accounting and financial reporting processes and systems of internal accounting and financial controls of the Company, (2) the qualifications and independence of the Company’s independent auditor, (3) the performance of the Company’s internal audit function and independent auditor, (4) the evaluation of the Company’s risk and policies for risk management and assessment and (5) the compliance by the Company with legal and regulatory requirements.
Key Activities in 2025
reviewed and discussed with management and the Company's independent auditor the Company's annual and quarterly financial statements prior to the filing of the relevant periodic report;
16 2026 PROXY STATEMENT

monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal controls over financial reporting, and the performance of our internal audit function and Ernst & Young LLP, our independent registered public accounting firm;

selected, approved the compensation of, and oversaw the work of Ernst & Young and evaluated lead partner;
reviewed the scope of the audit with Ernst & Young and the internal auditing department;
reviewed and approved in advance audit and non-audit services;
reviewed with Ernst & Young and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies;
reviewed with management the Company’s earnings press releases, including the use of non-GAAP financial information and key performance indicators; and
oversaw the Company’s compliance and risk oversight function.
The Board has determined that all members of the Audit Committee meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K and are financially literate under the current NYSE listing standards.
Ernst & Young is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

CORPORATE GOVERNANCE COMMITTEE		INDEPENDENT 100%
Committee Chair Susan K. Carter	Members Andrea J. Ayers John L. Garrison, Jr.	Shane M. O’Kelly Jane M. Palmieri

Number of Meetings in 2025 5

The duties and responsibilities of the Corporate Governance Committee are set forth in its charter and include evaluating candidates and making recommendations to the Board as to Board membership.
Key Activities in 2025

reviewed individuals qualified to become Board members, including through evaluating input from shareholders and third-party search firms, concerning potential candidates, and recommended the appointment of Mary A. Laschinger and Shane M. O’Kelly;

reviewed Board committee membership and committee chairs and recommended the appointments of John L. Garrison as chair of the Compensation Committee and Jane Palmeri as chair of the Finance and Pension Committee;

reviewed non-employee director compensation and recommended the compensation changes described below under the heading “Director Compensation”;
reviewed and recommended that the Board approve new versions of the Corporate Governance Committee’s charter and the Corporate Governance Guidelines;
oversaw the annual evaluations of Board and committee performance;
reviewed shareholder proposal and Company response;
reviewed the Company’s policies, objectives and practices with respect to the Company’s sustainability strategy, except to the extent specifically allocated to another committee of the Board; and
oversaw the Company’s political contributions and lobbying.
The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of non-employee director compensation are described below under the heading “Director Compensation.”

COMPENSATION AND TALENT DEVELOPMENT COMMITTEE		INDEPENDENT 100%
Committee Chair John L. Garrison, Jr.	Members Andrea J. Ayers Debra A. Crew	Mary A. Laschinger Robert J. Manning Shane M. O’Kelly

Number of Meetings in 2025 6

2026 PROXY STATEMENT 17

The duties and responsibilities of the Compensation Committee are set forth in its charter and include overall responsibility for evaluating and approving or making recommendations to the Board regarding the Company’s executive compensation plans, policies and programs.
Key Activities in 2025
reviewed the operation and structure of compensation programs;

provided strategic oversight of the Company’s talent development process and succession planning for the CEO and other senior executives, including the Company’s CEO transition, the expansion of Patrick D. Hallinan’s role to Executive Vice President, Chief Financial Officer & Chief Administrative Officer, and the appointments of William D. Beck as Senior Vice President & President, Tools & Outdoor, and Agustin Lopez Diaz, as Senior Vice President, Chief Supply Chain Officer;

reviewed and made recommendations to the Board regarding the corporate goals and objectives relevant to CEO compensation, the evaluation of the CEO’s performance and the CEO’s compensation level;
reviewed and made recommendations to the Board regarding the compensation of the Executive Chair;
reviewed and approved the annual compensation of other senior executives, including incentive awards and opportunities;
oversaw and monitored compliance with the Company’s clawback policies;
reviewed the shareholder engagement process, results, talent management matters, and feedback received with respect to executive compensation, including with respect to the 2025 Say on Pay result;
oversaw executive officer compliance with applicable stock ownership guidelines;
reviewed executive perquisites and monitored personal use of corporate aircraft; and

oversaw the Company’s strategies and policies related to human capital management, including with respect to matters such as talent recruitment, development, and retention, and employee engagement and effectiveness.

The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 27 under the heading “Compensation Discussion & Analysis.”
The Compensation Committee may form and delegate its authority to subcommittees when appropriate. The Compensation Committee has also delegated authority to the Company’s CEO to make annual grants and occasional off-cycle grants to employees who are not Section 16 officers of the Company and to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate such awards. No members of management or employees participated in executive sessions relating to compensation arrangements for our CEO.

FINANCE AND PENSION COMMITTEE		INDEPENDENT 100%
Committee Chair Jane M. Palmieri	Members Debra A. Crew Michael D. Hankin	Mary A. Laschinger Adrian V. Mitchell

Number of Meetings in 2025 4

The duties and responsibilities of the Finance and Pension Committee are set forth in its charter and include advising in major areas concerning the finances of the Company.
Key Activities in 2025
reviewed the financial condition of the Company;
oversaw management’s administration of retirement plans;
reviewed and recommended that the Board declare the Company’s quarterly dividend;
advised and assisted in matters such as short-term investments, credit liabilities, financings, interest rate hedges, swaps and other similar transactions; and
reviewed the Company’s enterprise risk management process.
Executive Sessions of the Board. The non-management directors must meet at regularly scheduled Board meetings without management.
18 2026 PROXY STATEMENT

Communicating with the Board. Shareholders or others wishing to communicate with the Executive Chair, the Lead Independent Director, the Board generally, or any specific member of the Board may do so by mail addressed to Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053. The Company’s Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Audit Committee Chair. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product or service-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam; and overly hostile, threatening, potentially illegal or similarly unsuitable communications.
Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Supplemental Code of Ethics for the CEO and Senior Financial Officers. Copies of these documents are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). Copies are also available upon written request addressed to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053. The Company intends to post on its website required information regarding amendments to, or waivers from, these Codes within four business days after such amendment or waiver.
Talent Development and Succession Planning. Pursuant to its charter, the Compensation Committee provides strategic oversight of talent strategy and direction as the Company seeks, develops and retains the right talent for the Company’s needs. The Compensation Committee works with senior management on developing and cultivating succession planning for the Company’s executive officers. In addition, taking into account the recommendations of the Compensation Committee, the full Board is responsible for CEO succession planning. The CEO is also involved in the succession planning process, including through making recommendations and reviewing development plans of individuals.
Board and Committee Self-Evaluation. Each committee and the Board undertake a rigorous annual self-evaluation process to analyze whether each of our Board members is contributing to a highly engaged and inclusive Board. This process uses various methodologies that include written questionnaires and interviews, as appropriate. Topics addressed in the self-evaluation process include strategic oversight, board structure and operation, performance of all committees on which the director served during the fiscal year, performance of the Board as a whole, areas for improvement, interactions with and accessibility of management, time allocation and quality of materials. Directors also provide input on key focus areas for the Board in the upcoming fiscal year. The Corporate Governance Committee reviews the feedback received and annually provides the Board and its committees with an assessment of their performance. Based on the feedback received in the evaluation process, the Board and each of the committees develop areas of focus that they believe would benefit from additional attention and potential changes. In addition, the Board continually considers feedback from evaluations as part of the Board refreshment process.
Retirement Policy. Under the terms of the Company’s Corporate Governance Guidelines, unless otherwise authorized by the Board, the retirement of a director should ordinarily occur at the end of the term in which he or she becomes 75 years old.
Service on Other Public Company Boards & Overboarding Policy. Under the terms of the Company’s Corporate Governance Guidelines, directors shall advise the Chair of the Board and the Chair of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or to serve as a board or committee chair for another public company board. Unless approved by the Board, a director may not simultaneously serve on more than four other public company boards. If the director is a named executive officer at another public company, the director may not simultaneously serve on any other public company boards except that other public company and the Company. The CEO may not serve on more than one other board of a public company in addition to the Company’s Board. Members of the Audit Committee may not serve on the audit committees of more than two other public companies. All of the Company’s directors are currently in compliance with this policy. The Company recognizes the substantial time commitments attendant to Board membership and expects that directors be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, including preparation for and attendance and participation at meetings. In light of this, as part of the annual director nomination process, the Corporate Governance Committee considers a director’s ability to devote sufficient time to prepare for and attend all Board and committee meetings and perform all Board and committee responsibilities. We also review the overboarding policies of our institutional investors on an ongoing basis, including with the Corporate Governance Committee, as appropriate, and discuss such policies during investor engagements.
Director Continuing Education. Pursuant to the Company’s Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2025, subjects covered with Board members included, among other topics, shareholder activism, investor sentiments, regulatory developments, corporate governance, cybersecurity and artificial intelligence. In addition, the Company provides its directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.
2026 PROXY STATEMENT 19

Risk Oversight
As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that describes the Company’s risk management policies and procedures.

Board of Directors

The full Board is responsible for reviewing the Company’s risk management program and its efforts to mitigate risks to the Company on at least an annual basis. This review is both informed by and informs the Board’s oversight of the execution of the Company’s overall strategy. Additionally, the Board has delegated specific risk oversight responsibilities to committees based on the expertise of those committees, which are set forth in the committee Charters.

Audit Committee	Corporate Governance Committee	Compensation Committee	Finance and Pension Committee
Oversees risks relating to the Company’s

•
accounting and financial reporting, financial statements and internal controls

•
Internal audit program

•
Risk management policies

•
Legal, regulatory and ethics compliance and disclosure control procedures

•
Related party transactions

Oversees risks relating to the Company’s

•
Corporate Governance policies and practices, including Corporate Governance Guidelines and guidelines on charitable contributions

•
Director compensation

•
Board succession and effectiveness

•
Board and Committee composition and structure

•
Sustainability strategy, except to the extent specifically allocated to another Committee

Oversees risks relating to the Company’s

•
Compensation programs and practices

•
Human capital management programs and strategies, including succession planning, recruitment, development, retention, and employee engagement and effectiveness

•
Clawback policies

Oversees risks relating to the Company’s

•
Enterprise risk management program

•
Financial condition with a focus on capital structure and liquidity

•
Retirement plans and policies

•
Capital structure changes (both debt and equity)

The Board is committed to having individuals experienced in risk management on the Audit Committee and the Finance and Pension Committee, as well as on the full Board.

Enterprise Risk Management
The Company’s Vice President and Treasurer (the “Treasurer”) leads the Company’s risk management framework and regularly reports to the Finance and Pension Committee on risk management topics. The Treasurer reports directly to the Executive Vice President, Chief Financial Officer & Chief Administrative Officer. The enterprise risks are generally organized into broad categories, including, but not limited to, business resiliency, compliance and technology, including cybersecurity and artificial intelligence. Risks identified through our risk management processes are prioritized and, depending on the probability and severity of the risk as well as the immediacy of the risk assessed, escalated as appropriate. Senior management discusses these risks regularly with the risk owners within the businesses or at the corporate level. Risk leaders within the businesses and corporate functions are responsible for identifying key risks and presenting risk assessments to senior management and, when appropriate, to the full Board or the relevant Board committee.
20 2026 PROXY STATEMENT

Sustainability Risk Oversight
Sustainability is an area of Board focus. Except to the extent specifically allocated to another committee of the Board, the Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding the Company’s sustainability strategy, reporting and public communications, and the full Board reviews the incorporation of sustainability goals and metrics into our long-term corporate strategy. The Compensation Committee oversees the Company’s strategies and policies related to human capital management, including with respect to matters such as succession planning, talent recruitment, development, and retention, and employee engagement and effectiveness. The full Board also regularly reviews our human capital management strategy, focusing on areas such as culture and talent acquisition, retention and development. The Company’s business strategy is designed to drive long-term value for its stakeholders by creating a simplified and focused organization, investing in core growth and innovation to be a market leader, and delivering for its customers, end users and shareholders. The Company has accordingly focused its sustainability efforts to better align with this business strategy. The Company’s sustainability approach is comprised of three impact pillars—People, Product, and Planet—which guide the Company’s focus and initiatives for sustainable performance. The Company’s most recent Impact Report provides an overview of the Company’s priority impact goals and progress. To learn more about our sustainability strategy and sustainability efforts, please visit our website and view our most recent Impact Report at www.stanleyblackanddecker.com. As explained in our most recent Impact Report, our goals make a number of assumptions and measurements of progress against such goals are based on certain methodologies and there are no assurances that those assumptions or methodologies will be correct or that such goals will be achieved or retained.
Cybersecurity Risk Oversight
The Board has the primary responsibility for oversight of cybersecurity matters. The Audit Committee also monitors cybersecurity risk as part of its oversight of financial risk exposures. The Board regularly reviews compliance and disclosure control procedures for cybersecurity matters. The Board and Audit Committee also receive regular briefings (at least annually) from members of management responsible for cybersecurity and digital risk management for the Company, including the Vice President and Chief Information Officer (the “CIO”), Chief Information Security Officer (the “CISO”) and Senior Vice President, General Counsel and Secretary (the “General Counsel”), as well as third-party cybersecurity advisors, on the Company’s cybersecurity program, including data protection and cybersecurity risks and the Company’s new and existing cyber risk controls intended to mitigate them, as appropriate. The Company has protocols and procedures by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported promptly to the Audit Committee and the full Board. Additional information on our cybersecurity risk management program can be found in the Company’s Annual Report on Form 10-K at www.stanleyblackanddecker.com.
Related Person Transactions
Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest to the attention of the General Counsel. The Board has also approved a written Related Party Transactions Policy under which any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K, shall be brought to the attention of the Company and reviewed by the General Counsel. The General Counsel obtains the relevant facts and circumstances to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a related party transaction or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of related party transactions and may, in its discretion, approve, ratify or take other action with respect to such transactions. Since the beginning of the Company’s 2025 fiscal year, there have been no related party transactions requiring disclosure in this Proxy Statement.
Human Capital Management
The CEO and the management Executive Committee are entrusted with developing and advancing the Company’s human capital strategy which is reviewed annually with periodic updates on progress with the Compensation Committee and the entire Board. The Chief Human Resources Officer (“CHRO”), who reports directly to the CEO, is charged with the development and stewardship of this strategy on an enterprise-wide basis. This incorporates a broad range of dimensions, including culture, values, labor and employee relations, leadership expectations and capabilities, talent development, performance management, and total rewards. Each year, the Company conducts an extensive talent review with its CEO where the leadership team, key talent, and succession plans are reviewed. Afterward, the CEO or CHRO leads a talent review with the Compensation Committee, which provides strategic oversight and direction regarding the talent development process, as well as with the entire membership of the Board, at least annually.
Additional information regarding the Company’s Human Capital programs and initiatives can be found in the Company’s Annual Report on Form 10-K and in our most recent Impact Report at www.stanleyblackanddecker.com. As explained in our most recent Impact Report, our goals make a number of assumptions and measurements of progress against such goals are based on certain methodologies and there are no assurances that those assumptions or methodologies will be correct or that such goals will be achieved or retained.
2026 PROXY STATEMENT 21

Director Compensation
The Corporate Governance Committee is responsible for recommending the compensation program for our non-employee directors to the Board for approval. Based on a periodic review of our director compensation against market data, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate and provides its recommendation to the full Board. Under the Company’s 2024 Plan, the maximum total compensation payable to any non-employee director is $750,000 per year. As described in “Item 3—Approval of the Amended & Restated Omnibus Award Plan,” the proposed A&R 2024 Plan maintains this limit. During 2025, the Corporate Governance Committee directed Pay Governance LLC (“Pay Governance”) to conduct an analysis of director compensation. Pay Governance made the following recommendations, which were approved by the Board, but determined that non-employee director compensation was otherwise aligned with the median for the Company’s Compensation Peer Group (as defined on page 35).
setting the fee for the Lead Independent Director to be a quarterly fully vested RSU grant of $11,250 ($45,000 in the aggregate) in connection with the appointment of a Lead Independent Director;
increasing the annual grant date fair value of the fully vested RSUs by $15,000; and
increasing the annual fee of the chair of the Compensation Committee by $5,000.
During 2025, the annual compensation paid by the Company to its non-employee directors consisted of:

Annual Cash Retainer	$125,000
Annual RSU Grant (Fully Vested)*	$200,000
Quarterly RSU Grants (Fully Vested) for Chair of the Board (effective December 29, 2024 through September 30, 2025)**	$50,000
Quarterly RSU Grants (Fully Vested) for Lead Independent Director of the Board (effective October 1, 2025 through January 3, 2026)**	$11,250
Committee Chair Cash Retainers:
Audit Committee Chair	$25,000
Compensation Committee Chair***	$25,000
Corporate Governance Committee Chair	$20,000
Finance and Pension Committee Chair	$15,000

*	The grant date fair value for the annual RSU grant was increased to $200,000 from $185,000, effective April 25, 2025.
**	Ms. Ayers’ quarterly RSU grants for 2025 were prorated to reflect her service as Chair of the Board until she was appointed Lead Independent Director, effective October 1, 2025.
***	The annual cash retainer for the Compensation Committee Chair increased to $25,000 from $20,000 effective April 25, 2025.
Non-employee directors may defer any or all of their cash retainer fees in the form of units tied to the value of Company common stock or cash accruing interest at the five-year Treasury bill rate under the Company’s Deferred Compensation Plan for Non-Employee Directors. RSUs granted to non-employee directors may be deferred under the Restricted Stock Unit Deferral Plan, which provides for deferred settlement of RSUs on or about the 90th day following the non-employee director’s separation from service (either in a lump sum on such date or in specified annual installments). In addition, any dividends that accrue in respect of deferred RSU awards will be reinvested in shares of Company common stock and paid out if and when the underlying award is settled.
22 2026 PROXY STATEMENT

Director Compensation Table
The compensation paid to each of the Company’s non-employee directors during 2025 is set forth in the table below. Mr. O'Kelly is not included below as his appointment to the Board was not effective until January 23, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Andrea J. Ayers	287,436	362,519	—	649,955
Susan K. Carter	145,000	200,011	10,000	355,011
Debra A. Crew	144,477	200,011	10,000	354,488
John L. Garrison, Jr.	129,273	200,011	—	329,284
Michael D. Hankin	140,000	200,011	10,000	350,011
Mary A. Laschinger	20,408	—	—	20,408
Robert J. Manning	150,000	200,011	—	350,011
Adrian V. Mitchell	125,000	200,011	—	325,011
Jane M. Palmieri	93,875	200,011	—	293,886
Mojdeh Poul	40,278	—	—	40,278

Fees Earned or Paid in Cash
The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Six of the directors deferred their fees in the form of Company common stock, as listed below. The grant date fair value associated with shares deposited to the following directors’ deferred compensation accounts during 2025 pursuant to their deferral elections, determined in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation, is set forth in this column: Ms. Ayers, Ms. Carter, Ms. Crew, Mr. Garrison, Mr. Hankin, and Mr. Mitchell. The amounts shown reflect prorated fees according to effective date of election, appointment or retirement for Ms. Poul who retired at the 2025 Annual Meeting of Shareholders, and Ms. Laschinger, who joined the Board, effective November 1, 2025. The amounts shown also reflect prorated committee chair fees for Mr. Garrison and Ms. Crew reflecting Mr. Garrison’s succession to chair of the Compensation Committee, effective October 29, 2025, and Ms. Palmieri who succeeded Mr. Hankin as chair of the Finance & Pension Committee, effective January 1, 2026.
Stock Awards
The amounts set forth in this column reflect the grant date fair value of 3,238 RSUs, with dividend equivalent rights, which were granted to each independent director, other than Mses. Laschinger and Poul, on April 25, 2025, on the day of our 2025 Annual Meeting of Shareholders. In the case of Ms. Ayers, the figure also includes (i) three quarterly RSU grants of $50,000 each for her service as Chair during the first three quarters of 2025 and (ii) one quarterly RSU grant for the fourth quarter of 2025 with a grant date fair value of approximately $12,436, which is prorated to reflect her appointment as Lead Independent Director, effective October 1, 2025. These RSUs are fully vested at the time of grant and entitle each recipient to Company common stock plus accrued dividends from the date of grant at the time of settlement. The settlement date for RSUs that are not deferred is shortly after grant. The settlement date for deferred RSUs is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions of deferred RSUs may be made in a single lump sum in the first year following the termination of the director’s service or in up to 10 equal annual installments, at the election of the director pursuant to the Restricted Stock Unit Deferral Plan. The aggregate grant date fair value associated with the 2025 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was approximately $1,762,598.

Name	Outstanding RSUs (#)	Accrued Dividend Equivalents on Outstanding RSUs ($)
Andrea J. Ayers	19,379	123,526
Susan K. Carter	5,378	21,021
Debra A. Crew	11,009	98,287
John L. Garrison, Jr.	3,238	2,781
Michael D. Hankin	11,009	98,237
Mary A. Laschinger	—	—
Robert J. Manning	—	—
Adrian V. Mitchell	8,818	57,764
Jane M. Palmieri	9,584	70,372
Mojdeh Poul	5,712	60,997

All Other Compensation
The amounts set forth in this column reflect the Company matching contributions under its Matching Gift Program that were distributed in 2025. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company and provides for a Company match on up to $10,000 of total gifts made by a participant to qualified charitable organizations each year. The match amount is reported in the proxy statement in the year in which the Company actually disburses the funds, so the Company match reflected in the proxy statement may exceed $10,000 in a particular fiscal year.
2026 PROXY STATEMENT 23

Security Ownership of Certain Beneficial Owners
No person or group, to the knowledge of the Company, owned beneficially more than 5% of the outstanding common stock of the Company, $2.50 par value, as of February 25, 2026, except as shown in this table.

Name and address of beneficial owner		Amount and nature of beneficial ownership	Percent of class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,706,025	(0 sole voting power; 190,292 shared voting power; 18,034,048 sole dispositive power; 671,977 shared dispositive power)	12.0%
Capital Research Group Investors 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	11,533,527	(11,533,527 sole voting power; 0 shared voting power; 11,533,527 sole dispositive power; 0 shared dispositive power)	7.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	9,801,301	(9,120,449 sole voting power; 0 shared voting power; 9,796,421 sole dispositive power; 0 shared dispositive power)	6.3%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	9,772,953	(9,153,751 sole voting power; 0 shared voting power; 9,772,953 sole dispositive power; 0 shared dispositive power)	6.3%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114-2016	8,595,369	(0 sole voting power; 5,961,909 shared voting power; 0 sole dispositive power; 8,584,877 shared dispositive power)	5.5%

*
The information in the foregoing table is drawn from the Schedule 13G report filed with the SEC by Capital Research Group Investors, Inc. on May 13, 2025 and Schedule 13G/A reports filed with the SEC by The Vanguard Group, T. Rowe Price Associates, Inc., BlackRock, Inc. and State Street Corporation on February 13, 2024, November 14, 2025,October 17, 2025 and January 29, 2024, respectively.

Security Ownership of Directors and Officers
Except as reflected in the table below, no director, nominee, or named executive officer owns more than 1% of the outstanding common stock of the Company. As of February 25, 2026, the current executive officers, nominees, and directors as a group owned beneficially less than 1% of the Company’s outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 25, 2026, with respect to the shareholdings of the directors, nominees for director, each of the named executive officers identified in the Summary Compensation Table on page 51, and all directors, nominees for director, and current executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Shares of Common Stock Owned	Percent of Class Owned
Donald Allan, Jr.	686,864(1)(2)(3)(5)	*
Andrea J. Ayers	30,368(4)(7)	*
Tamer K. Abuaita	17,743	*
William D. Beck	40,034(1)(2)	*
Susan K. Carter	3,882(4)(9)	*
Debra A. Crew	17,243(4)	*
Agustin Lopez Diaz	—	*
John L. Garrison, Jr.	2,075(4)	*
Patrick D. Hallinan	123,690(1)(2)	*
Michael D. Hankin	15,371(4)(8)	*
Mary A. Laschinger	—	*
Janet M. Link	—	*
Robert J. Manning	37,698(6)	*
Adrian V. Mitchell	6,068(4)	*
Christopher J. Nelson	95,496(1)(2)	*
Shane M. O’Kelly	—	*
Jane M. Palmieri	2,102(4)	*
Deborah K. Wintner	47,471(1)(2)	*
Directors, nominees and current executive officers as a group (17 persons)	1,108,362(1)–(9)	*

*	Less than 1%
(1)
Includes shares that may be acquired through the exercise of stock options on or before April 26, 2026, as follows: Mr. Allan, 382,544; Mr. Beck, 15,747; Mr. Hallinan, 79,013; Mr. Nelson, 58,089; and Ms. Wintner, 33,813; and all current executive officers as a group, 569,206.

24 2026 PROXY STATEMENT

(2)
Includes RSUs that would vest on or before April 26, 2026, as follows: Mr. Allan, 9,271; Mr. Beck, 11,006; Mr. Hallinan, 18,605; Mr. Nelson, 3,544; and Ms. Wintner: 802; and all current executive officers as a group 42,426.

(3)
Includes stock options that would vest upon retirement prior to April 26, 2026, as follows: Mr. Allan, 112,814 and all executive officers as a group, 112,814. Includes RSUs that would vest upon retirement prior to April 26, 2026, as follows: Mr. Allan, 35,009; and all executive officers as a group, 35,009.

(4)
Includes the shares credited to those directors who have deferred director fees in the form of Company common stock pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors as follows: Ms. Ayers, 14,868; Ms. Carter, 3,840; Ms. Crew, 17,243; Mr. Garrison, 2,075; Mr. Hankin, 13,214; Mr. Mitchell, 6,068; and Ms. Palmieri, 2,102; and all directors as a group, 59,411. Does not include share-settled RSU deferred under the Company’s Restricted Stock Unit Deferral Plan for Non-Employee Directors, which shares will be settled on or about the 90th day following the director’s separation from service (either in a lump sum on such date or in specified annual installments).

(5)	Includes 4,000 shares underlying RSUs granted to Mr. Allan on February 28, 2001, for which delivery has been deferred under The Stanley Works Deferred RSU Plan.
(6)	Includes 30,000 shares owned by Mr. Manning’s spouse.
(7)	Includes 15,500 shares of common stock directly held by Ms. Ayers.
(8)	Includes 2,157 shares of common stock held by Mr. Hankin pursuant to an IRA account.
(9)	Includes 42 shares of common stock jointly held by Ms. Carter and her spouse in a broker account.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of their ownership of the Company’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Based on a review of copies of such forms, the Company believes that during fiscal year 2025, all of its directors and Section 16 officers were in compliance with the reporting requirements of Section 16(a), with the exception of one Form 3 filing and one Form 4 filing on January 14, 2026 for Mr. Lopez Diaz that were filed late due to an administrative delay in obtaining his EDGAR filing credentials; one Form 3 filing on October 21, 2025 for Mr. Beck reporting his initial beneficial ownership that was filed late due to an administrative delay in obtaining his EDGAR filing credentials; and one Form 4 filing on September 5, 2025 for Mr. Manning that was filed late due to a technical filing issue.
Audit Committee Report
In connection with the financial statements for the fiscal year ending January 3, 2026, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
Audit Committee
Robert J. Manning (Chair)
Susan K. Carter
Michael D. Hankin
Adrian V. Mitchell
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
2026 PROXY STATEMENT 25

Compensation and Talent Development Committee Report
The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.
Compensation and Talent Development Committee
John L. Garrison, Jr. (Chair)
Andrea J. Ayers
Debra A. Crew
Mary A. Laschinger
Robert J. Manning
Shane M. O’Kelly
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.
26 2026 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides information about our compensation framework and decisions for our named executive officers and associated governance practices for the fiscal year ending January 3, 2026.

27	COMPENSATION DISCUSSION & ANALYSIS
28	EXECUTIVE SUMMARY
34	COMPENSATION DESIGN
39	2025 EXECUTIVE COMPENSATION PROGRAM
48	COMPENSATION GOVERNANCE

Our Current Named Executive Officers

Christopher J. Nelson(1)	Donald Allan, Jr.(2)	Patrick D. Hallinan(3)
President & Chief Executive Officer (“CEO”)	Executive Chair (former President and CEO)	Executive Vice President, Chief Financial Officer & Chief Administrative Officer (“CFO”)

William D. Beck(4)	Agustin Lopez Diaz(5)	Deborah K. Wintner
Senior Vice President & President, Tools & Outdoor	Senior Vice President, Chief Supply Chain Officer	Senior Vice President & Chief Human Resource Officer

Our Former Executive Officers
Tamer K. Abuaita served as the Company’s former Senior Vice President & Global Chief Supply Chain Officer and President, Industrial until he transitioned to his role as Senior Advisor, effective May 1, 2025, and subsequently departed the Company, effective August 15, 2025.
Janet M. Link was the Company’s former Senior Vice President, General Counsel and Secretary until her departure effective November 30, 2025.
(1)	Mr. Nelson became our President and CEO, effective October 1, 2025, and previously served as Chief Operating Officer, Executive Vice President and President, Tools & Outdoor.
(2)	Mr. Allan became our Executive Chair, effective October 1, 2025, and previously served as President and CEO.
(3)
Effective January 1, 2026, Mr. Hallinan’s responsibilities expanded to include the role of Chief Administrative Officer in addition to his continuing role as Executive Vice President, Chief Financial Officer.

(4)	Mr. Beck became our Senior Vice President & President, Tools & Outdoor, effective October 1, 2025, and previously held the role of Tools & Outdoor General Manager, Chief Growth Officer.
(5)	Mr. Lopez Diaz was appointed to his role effective December 15, 2025.
2026 PROXY STATEMENT 27

EXECUTIVE SUMMARY
Executive Officer Transitions
CEO and Executive Chair
Effective October 1, 2025 (the “Transition Date”), Mr. Nelson succeeded Mr. Allan as President and CEO following a thoughtful and comprehensive succession planning process undertaken by the Board. Mr. Allan simultaneously transitioned to Executive Chair, and Ms. Ayers, the former Chair of the Board, became Lead Independent Director until succeeded by Ms. Crew, effective January 23, 2026. As a key member of the executive leadership team and a seasoned global leader, Mr. Nelson has played a pivotal role in streamlining and optimizing the Company around its core businesses and strong portfolio of global brands. The Company believes his leadership, strategic vision, commercial expertise and unwavering focus on end-users continue to be invaluable to its stakeholders. Mr. Allan is a 27-year veteran of the Company and most recently led the Company’s transformation, simplifying the Company into a more streamlined, focused organization with a durable portfolio of iconic brands and businesses, positioning the Company to deliver sustainable growth. The Company believes Mr. Allan’s service as Executive Chair facilitates a smooth transition by allowing him to continue to be a resource to Mr. Nelson, the Board and the Company and to assist the Company with navigating the current tariff environment. Mr. Allan will retire on October 1, 2026, at which time Ms. Crew will become independent Board chair.
The Compensation Committee recommended, and the Board approved, certain compensation arrangements in connection with the CEO transition which are summarized below:
Christopher J. Nelson (President and CEO)	Donald Allan, Jr. (Executive Chair, Former President and CEO)

• Salary: $1,300,000

• Target MICP Bonus: 160% of salary. Total 2025 target MICP Bonus was pro-rated as follows: (i)160% of salary for the portion of the year following the Transition Date and (ii)120% of salary for the portion of the year preceding the Transition Date

• 2026 Target Annual Equity Award Value: $10,345,000 (50% LTIP PSUs, 25% RSUs, 25% stock options)

• October 2025 Top-Up Equity Award: Aggregate grant date value of $1,686,250 (50% LTIP PSUs, 25% RSUs, 25% stock options), subject to the same terms as his 2025 annual equity award (see page 43). This top-up grant was intended to compensate Mr. Nelson for his service as President and CEO during the fourth quarter of 2025. The amount was determined by calculating the difference between 25% of Mr. Nelson’s 2026 target annual equity award and the grant date value of his annual 2025 grant, which was made when he served as Chief Operating Officer, Executive Vice President and President, Tools & Outdoor.

• Salary: $1,100,000

• Target MICP Bonus: 150% of salary. Total 2025 target MICP Bonus was prorated as follows: (i) 150% of salary for the portion of the year following the Transition Date and (ii) 160% of salary for the portion of the year preceding the Transition Date

• 2026 Target Annual Equity Award Value: $6,000,000 (50% RSUs and 50% stock options)

Executive Vice President, Chief Financial Officer & Chief Administrative Officer
Effective January 1, 2026, Patrick D. Hallinan, the Executive Vice President, Chief Financial Officer of the Company, was appointed as the Company’s Chief Administrative Officer. In his expanded role as the Company’s Executive Vice President, Chief Financial Officer & Chief Administrative Officer, Mr. Hallinan assumed increased responsibilities, including oversight over enterprise strategy, business development and ethics and compliance. In connection with his increased responsibilities, the Compensation Committee approved the following compensation adjustments, effective as of January 1, 2026, for Mr. Hallinan:
•	Salary: $1,000,000 (increased by $160,000)
•	2026 Target MICP Bonus: 110% of salary (increased from 100% of salary)
•	2026 Target Equity Award Value: $4,750,000 (increased by $1,100,000)
28 2026 PROXY STATEMENT

Senior Vice President, Chief Supply Chain Officer
Agustin Lopez Diaz joined the Company as Senior Vice President, Chief Supply Chain Officer, effective December 15, 2025, succeeding Tamer K. Abuaita who transitioned out of the role, effective May 1, 2025. In connection with Mr. Lopez Diaz’s appointment, the Compensation Committee approved the following compensation package:
•	Salary: $750,000
•
Sign On Cash Bonus: $500,000 payable in March 2026, intended to compensate Mr. Lopez Diaz for the full value of the annual bonus he forfeited upon departure from his prior employer and which must be repaid if he voluntarily terminates his employment or the Company terminates his employment for violation of Company rules or misconduct within the first two years of his employment

•	One-Time Make-Whole RSU Award: $4,500,000 of RSUs granted on December 19, 2025, intended to replace the full value of unvested equity forfeited upon departure
•	2025 Target MICP Bonus: 85% of salary (prorated for one month)
•	2026 Target MICP Bonus: 85% of salary
•	2026 Target Equity Award Value: $1,500,000
Executive Compensation Philosophy and Framework
Our executive compensation program is structured to be predominately performance-based and equity-oriented and is intended to align our executives’ realized pay with the Company’s financial results and long-term value created for shareholders. The program is designed to attract, motivate and retain high-caliber executives while reinforcing accountability for delivering sustainable value. We ground our compensation decisions in four guiding tenants: pay for performance, alignment with shareholder interests, competitive pay, and balance of risk versus reward. These principles shape how we set pay, design incentive plans, evaluate performance outcomes and promote strong governance. The following section summarizes the practices we use and how each practice supports these tenants.
Executive Compensation Practices Linked to Our Executive Compensation Philosophy

Compensation Philosophy Tenets
Compensation Practice	Rationale and Impact	Pay for Performance	Align with Shareholders	Competitive Pay	Balance Risk vs. Reward
Emphasize Performance- Based Incentives

87% of our current CEO and 75% on average of other NEOs’ target compensation is variable, directly tied to financial performance against pre-established goals (absolute and relative) or share price

No guaranteed cash bonuses

Performance above target results in above-target payouts, while under-performance results in below-target or zero payouts

Align compensation outcomes with actual Company performance and reinforce accountability for delivering strategic objectives
		■	■	■	■
Focus on Long-Term Company Performance

LTIP PSUs comprise at least 50% of long-term incentive compensation for our CEO and other NEOs (other than our Executive Chair in 2026)

No dividend equivalents paid out on RSUs unless the underlying award is earned and vested

No dividend equivalents paid out on PSUs
		■	■	■	■

2026 PROXY STATEMENT 29

Compensation Philosophy Tenets
Compensation Practice	Rationale and Impact	Pay for Performance	Align with Shareholders	Competitive Pay	Balance Risk vs. Reward
Provide Competitive Total Compensation Opportunity

To attract and retain high caliber executive talent, total target compensation opportunity is designed to be competitive relative to comparable roles in the market and generally aligned to market median

Compensation Committee retains the discretion to set individual total compensation opportunities based on factors such as: performance, experience, responsibilities, succession considerations, role criticality and/or retention risk
			■	■	■
Require Executives to be Shareholders

A significant portion of each NEO’s total target compensation is in the form of equity-based awards

Robust stock ownership guidelines require executives to maintain meaningful ownership levels, further aligning executives’ interests with those of our shareholders
		■	■
Minimize Compensation Risk

Compensation program risk assessed annually to ensure that our compensation structure does not incentivize excessive risk-taking

Clawback policies covering all time and performance-based incentive compensation

Anti-hedging and anti-pledging policies
		■	■		■
Protect Shareholder Interests

No repricing or cash buyouts of options without shareholder approval

Double-trigger vesting for severance and equity awards in the event of a change in control

No excise tax gross-ups under change in control agreements and no tax gross-ups on perquisites (other than relocation benefits)
		■	■

Executive Compensation Program Overview
Total direct compensation for our executives is delivered through three primary elements: base salary, annual cash incentives, and long-term equity incentive awards. While base salary provides a competitive fixed foundation, annual and long-term incentives comprise the largest portion of total target compensation, reflecting the Company’s emphasis on performance, accountability, and sustained results.
Annual cash incentives are designed to reward execution against near-term financial and operational priorities, while long-term equity incentives tie compensation outcomes to performance against multi-year financial objectives, and promote retention and leadership continuity. Together, these elements are intended to align executive decision-making with both the Company’s immediate priorities and its long-term strategic goals, including value creation and long-term shareholder returns.
30 2026 PROXY STATEMENT

2025 Pay Mix for Our Named Executive Officers
The pay mix for our executives reflects our belief that executives with the greatest ability to influence Company performance should have a meaningful portion of their compensation directly linked to measurable results and shareholder outcomes. As shown in the charts below, 87% of our current CEO’s and an average of 75% of Messrs. Hallinan, Beck and Lopez Diaz and Ms. Wintner’s total target compensation opportunities for 2025 were variable and tied directly to the achievement of financial goals or share price performance. These charts include the target annual bonus opportunities and regular annual equity grants to our named executive officers during 2025 (including Mr. Nelson’s top-up equity grant). Mr. Nelson's total target compensation is prorated to reflect his target compensation during his service as Chief Operating Officer, Executive Vice President and President, Tools & Outdoor until October 1, 2025, and President & CEO for the remainder of the year. Average total target compensation for Messrs. Hallinan, Beck and Lopez Diaz and Ms. Wintner are based on their respective salaries as of January 3, 2026. Mr. Lopez Diaz did not receive an annual long-term incentive award since he joined the Company effective December 15, 2025, which results in a lower percentage of performance-based compensation for Other Current NEOs as compared to prior years.
Pay for Performance
Our executive compensation program focuses on aligning pay with the Company’s performance. As a result:
The MICP resulted in below target payouts ranging between 66.8% to 72.3% for 2025.
The 2023–2025 LTIP PSUs delivered a 19.2% payout, and the Company anticipates a below target payout for the 2024–2026 LTIP PSU cycle.

Nearly all of the outstanding stock options held by the NEOs were underwater as of fiscal year end 2025, reinforcing the principle that option value is only realized through sustained share price appreciation. The exercise prices of stock options outstanding as of fiscal year-end 2025 are set forth in the Outstanding Equity Awards at 2025 Fiscal Year-End table.

These outcomes underscore the at-risk nature of both our annual and long-term incentive programs and reflect the rigor of the preset performance goals. The Compensation Committee remains committed to a compensation structure that differentiates results, aligns realized pay with actual performance and reinforces accountability for both short-term execution and long-term value creation.
See pages 41-46 for further details regarding the performance results for the MICP and LTIP PSUs.
Shareholder Engagement & Say on Pay Advisory Vote Outcome
We are committed to regular, year-round, proactive engagement with our shareholders to better understand their perspectives about our Company and governance generally.
In 2025, the Company invited shareholders representing approximately 68% of its shares outstanding to participate in discussions and continues to maintain an open dialogue with its shareholders. Shareholders representing greater than 50% of outstanding shares either accepted the Company’s invitation to have a formal discussion or replied indicating they were satisfied with recent engagement and that an additional meeting was not required. During the engagements, we discussed our executive compensation program, Board, CEO and management succession planning, the Board’s transitional leadership structure, Board composition and skill set, human capital management, risk management and sustainability strategy among other topics. We maintain an active and open dialogue with our shareholders and communicate key feedback and questions to the Board and relevant committees, which informs their discussions and decisions.
In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making
2026 PROXY STATEMENT 31

compensation decisions for the following year. The Board reviewed the result of our 2025 Say on Pay vote (approximately 79% approval of shareholder votes cast) as well as the results from prior years (averaging approximately 90.9% approval of shareholder votes cast from 2022 to 2024, inclusive). The strong rate of shareholder approval from our 2025 shareholder meeting nonetheless represents a disappointing decrease in support relative to recent years.
In light of the result of our 2025 Say on Pay vote, and in order to ascertain the reasons for the decline, we intentionally refocused our 2025 shareholder engagements more directly on our executive compensation program and disclosures than in prior years. Throughout 2025, in furtherance of these efforts, the Compensation Committee also participated in a series of discussions and consultations with Pay Governance, its independent compensation advisor.
Overall, shareholders expressed their understanding of and support for our compensation program and structure and its alignment with the tenets of our compensation philosophy. For investors that voted against “Say on Pay” last year, we sought to understand why they voted that way and what their expectations are of our compensation program to potentially regain their support. Most of the shareholders who participated in these discussions supported the structure of our compensation programs overall but a relatively small portion of them mentioned a disconnect between 1-year TSR in 2024 and the Company’s payout under the 2024 MICP. While our 2024 MICP did not include a specific TSR metric, the Company accounted for TSR performance through the relative TSR component of our 2022-2024 LTIP PSU program. Our below-threshold 2024 relative TSR performance significantly contributed to the $0 payout of 2022-2024 LTIP PSUs. Moreover, our TSR performance is also reflected in our executive compensation program through a lower realized value for executives’ vested RSUs and PSUs and the underwater status of most exercisable stock options. Finally, for executive officers, our 2025 and 2026 MICP plan designs stipulate that any payouts under such plan's respective modifier require that the Company’s TSR be at or above the median TSR of the applicable peer group, as described further below.
2025 & 2026 Compensation Program Design Changes
As previously disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, in consideration of shareholder feedback and to improve strategic alignment, the Compensation Committee adjusted the design of our 2025 incentive compensation for our named executive officers to better align with the successful delivery of our strategic business transformation as further described below.
2025 MICP
The 2025 MICP retained the same core metrics and weightings as the 2024 MICP: Free Cash Flow (40%), Adjusted Gross Margin Rate (30%), and Adjusted EPS (30%) as well as the Adjusted Gross Margin modifier. However, the Adjusted Gross Margin modifier was restructured such that performance below the maximum goal would not result in any additional payout under the Adjusted Gross Margin modifier, and performance in excess of the maximum would result in an increase of 10% subject to the additional TSR condition described below. The changes to the Adjusted Gross Margin modifier were made to provide an incentive to accelerate the successful conclusion of the Company’s transformation, while also setting a rigorous threshold before the modifier was applied. For all executive officers, an additional condition was added requiring that the Company’s TSR for fiscal year 2025 be at or above the median of the S&P 500 Capital Goods Index in order for executive officers to receive any additional payouts as a result of the Adjusted Gross Margin modifier. This additional condition was added so that executive officers receive the Adjusted Gross Margin modifier only if shareholders are also rewarded with excess returns.
2026 MICP
For the 2026 MICP, the Company retained the same core metrics as the 2025 MICP but increased the weighing of Adjusted EPS from 30% to 40% and reduced the Free Cash Flow weighting from 40% to 30%. The weighting for Adjusted Gross Margin remained the same at 30%. The prior Adjusted Gross Margin modifier was also removed and replaced with an Organic Sales modifier that provides up to 20% incremental payout opportunity; provided, that Adjusted EPS performance is at or above target. These changes are intended to align incentive outcomes with balanced profitability, cash generation, and disciplined top-line growth. For all executive officers, an additional condition was added requiring that the Company's TSR for fiscal year 2026 be at or above the median of a new custom peer group in order for executive officers to receive any additional payouts as a result of the modifier. The Company evolved its peer group from the S&P 500 Capital Goods Index used in the 2025 MICP and the 2025-2027 LTIP PSU programs to a custom peer group comprised of other companies with considerable exposure to tools, outdoor and building product end markets. The Company believes this further aligns its compensation design with comparables leveraged by its investors when determining relative performance.
2025-2027 LTIP PSU
The 2025-2027 LTIP PSU program was designed to align closely with investor expectations and Company priorities. Relative Organic Sales Growth (previously weighted at 35%) was replaced with a new Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) metric, weighted at 45%, as the primary financial performance anchor. This reinforces the Company’s
32 2026 PROXY STATEMENT

long-term value creation strategy and commitments made at our 2024 Capital Markets Day. The structure incorporates an asymmetric performance range to account for heightened market uncertainty and sets a maximum aligned to the approximate dollar value of external EPS guidance. The threshold was lowered to reflect appropriate downside risk while maintaining line-of-sight and supporting market volatility.
The Cash Flow Return on Investment (“CFROI”) metric, reduced from 40% to 30%, leverages a market-based valuation model and assumes moderate top-line growth consistent with external expectations. Like Adjusted EBITDA, CFROI also utilizes an asymmetric range to accommodate uncertainty and maintain consistency across LTI components. The maximum is set to a historic performance level, with a lowered threshold to balance risk and ensure alignment with the Adjusted EBITDA methodology.
The relative TSR metric remained unchanged from the 2024-2026 LTIP PSU program with a 25% weighting.
2026–2028 LTIP PSU
The Compensation Committee approved a revised LTIP PSU design to strengthen pay-for-performance alignment and support defensible goal-setting in a volatile operating environment. Under the new design, performance will continue to be measured over a three-year performance period; however, performance goals for the core financial metrics will be established annually for each year of the cycle and averaged at the end of the performance period. LTIP PSUs earned, if any, will be paid after conclusion of the three-year performance period.
The 2026-2028 LTIP PSU program will continue to emphasize rigorous financial performance. We will continue to use Adjusted EBITDA with an increased weighting of 70% and replace CFROI with Return on Invested Capital (“ROIC”), weighted 30%. The Company believes ROIC serves as a more transparent and widely understood measure to assess sustainable operational returns and aligns more closely with how investors assess the Company's performance. Relative TSR will continue to be measured over the three-year performance period and, rather than function as a core financial metric, will serve as a 20% multiplier or detractor to adjust payouts upward or downward based on the Company’s performance relative to the same peer group used in the 2026 MICP. This approach is intended to preserve the multi-year framework while allowing the Committee to set appropriately challenging goals that reflect evolving business conditions.
Why You Should Vote FOR the 2026 Advisory Vote on the Approval of Named Executive Officer Compensation

✔	Our executive compensation program is designed to motivate and reward executives for taking actions that create sustainable shareholder value.

Executive compensation outcomes reflect actual short- and long-term performance, with recent payouts ranging from 66.8% to 72.3% of target under the 2025 MICP and a 19.2% payout under the 2023–2025 LTIP PSU cycle.

Our annual incentive compensation plan (the “MICP”), is 100% based on objective Company performance against pre-established financial goals.

50% of long-term incentives for our CEO and other NEOs (other than our Executive Chair for 2026) are comprised of LTIP PSUs contingent on financial and relative TSR performance over a three-year performance period, and 25% are stock options which generate value only if our stock price has appreciated from the exercise price at the time of exercise, directly aligning executive outcomes with shareholder returns.

Robust policies minimize compensation risk and strengthen the alignment with shareholders.
Regular engagement with shareholders informs the Compensation Committee’s discussions and decisions concerning program design and our overall approach to executive compensation.

2026 PROXY STATEMENT 33

COMPENSATION DESIGN
Role and Process of the Compensation Committee
In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually Monitors and Evaluates Executive Compensation
Annually reviews and evaluates detailed compensation data for each NEO, including:
• annual compensation and benefit values;
• the value of all outstanding equity awards;
• the accrued value of retirement benefits; and
• the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Annually Reviews the Company’s Pay and Financial Performance Alignment
Annually reviews actual compensation received by the named executive officers and compensation realization by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are appropriately paying for performance.

Regularly Discusses Compensation Matters
Regularly discusses compensation matters, other than those pertaining to the CEO, with our CEO and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

In Consultation with the Board, Establishes Performance Goals for the Company’s Annual and Long-Term Performance-Based Award Programs
Annually establishes performance goals for our performance-based award programs, taking into account:
•
recommendations from management based on the Company’s historical performance, strategic direction and anticipated future operating budget;
•
the Company’s strategic business plan and operating budget, including alignment with long-term financial objectives; and
•
the anticipated degree of difficulty in achieving the performance goals.

Approves goals, in consultation with the Board, once satisfied that performance goals are set at reasonable but appropriately challenging levels.

34 2026 PROXY STATEMENT

Role of Independent Compensation Consultant
To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee retained Pay Governance, an independent compensation consultant, to advise the Committee on executive compensation matters. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement.
As an independent advisor to the Compensation Committee, Pay Governance:
reviews and recommends adjustments to the total compensation strategy, peer group and pay levels for the Company’s named executive officers;
examines all aspects of the Company’s executive compensation programs to assess whether the programs continue to support the Company’s business strategy;
informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and
provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the CEO and senior executives.
In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company.
Use of Peer Companies and Benchmarking
To attract and retain high-caliber executive talent, the Compensation Committee considers information from our compensation peer group companies and published compensation surveys. The Compensation Committee positions total pay opportunities for executive roles with the intent they be competitive relative to comparable roles in the market. In doing so, the Compensation Committee takes into consideration a number of executive-specific factors, including the executive’s performance, experience, service in current position, responsibilities, retention risk and/or the criticality of the role to the Company. The Compensation Committee reviews and considers the compensation provided by our compensation peer group companies, published compensation surveys and the results of benchmarking studies. For 2025, the Compensation Committee found that the annual target compensation for our named executive officers was generally aligned with the median of the Compensation Peer Group (as defined below) and/or published compensation surveys.
Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation benchmarking and design purposes (the “Compensation Peer Group”). A robust methodology is utilized to promote reasonable and balanced alignment with the Company’s portfolio of businesses and size, which includes considerations of industry relevance, revenue, talent competition, and market capitalization. In recent years, the market capitalizations of the Company and a number of our business and segment peer companies have been volatile due to the lingering impact of supply chain disruptions, tariffs, macroeconomic uncertainty and Company-specific factors. Despite this recent share price volatility, fundamentally, the Company remains a complex industrial manufacturer with a strong presence in construction-driven markets and requires exceptional leadership talent to drive performance in a highly competitive market. Over time, we expect our peer group will continue to evolve in line with our core businesses. The median 2025 revenue of the 2025 Compensation Peer Group was $17.0 billion, and the median market cap of the 2025 Compensation Peer Group as of the end of the Company’s fiscal year 2025 was $51.8 billion, as compared to the Company’s 2025 revenue of $15.1 billion and market cap at the end of its fiscal year 2025 of $11.8 billion.
2026 PROXY STATEMENT 35

As the Compensation Committee determined that the 2024 Peer Group continued to reflect an appropriate comparison group reflecting our market for executive talent, there were no changes made to the Compensation Peer Group for 2025. The Compensation Committee will continue to annually review and consider adjustments to our Compensation Peer Group as appropriate. For example, in 2022, the Compensation Committee made several updates to its Peer Group in light of the various acquisitions and divestitures and its more focused portfolio.

2025 Compensation Peer Group Companies
Carrier	Emerson Electric Company	Owens Corning	Rockwell Automation, Inc.
Cummins, Inc.	Illinois Tool Works, Inc.	PACCAR, Inc.	The Sherwin-Williams Company
Dover Corporation	Johnson Controls International plc	Parker Hannifin Corporation	Textron Inc.
Eaton Corporation plc	Masco Corporation	PPG Industries	Whirlpool Corporation

The data derived from the Compensation Peer Group and published compensation surveys provides ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives and priorities related to executive talent. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.
2025 Compensation Elements
The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that market or above market realized compensation is delivered only when business results are strong and we have created value for our shareholders.
36 2026 PROXY STATEMENT

Key Compensation Elements			2025 Metrics	Key Features
FIXED	ANNUAL CASH COMPENSATION	BASE SALARY Recognizes each executive’s role, scope, and responsibilities; provides a competitive fixed foundation to attract and retain talent		Individual salaries reflect individual performance, experience, length of service, responsibilities and criticality of the role
AT RISK		ANNUAL INCENTIVE COMPENSATION UNDER MICP Rewards achievement of annual financial performance goals that support creation of shareholder value	2025 MICP Metrics: Free Cash Flow* (weighted at 40%)
Target awards set as a percentage of base salary

100% of MICP compensation based on pre-established performance goals

Metrics and weightings established by the Compensation Committee at the beginning of the performance period

Payouts earned between 0% and 200% of target depending on performance against preset goals

0% payout for a particular MICP metric if threshold performance is not achieved

Payouts for executives with responsibility for specific business units are based on both corporate and business unit performance

Adjusted EPS* (weighted at 30%)

Adjusted Gross Margin Rate*
(weighted at 30%)

Adjusted Gross Margin Rate* modifier
Performance at or above maximum Adjusted Gross Margin Rate goal would result in additional 10% payout (but in no event will the total MICP payout exceed 200% of target)

Bonus opportunities for the leaders of our business units also reflect divisional adjusted operating profit*, trade working capital and adjusted gross margin rate* goals

The Company's TSR for fiscal year 2025 must be at or above the median of the S&P 500 Capital Goods Index in order for executive officers to receive any additional payouts as a result of the Adjusted Gross Margin* modifier

See page 39 for a discussion of these calculations
* Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement
	LONG-TERM EQUITY INCENTIVES	LTIP PSUs Aligns executive rewards with sustained long-term performance and shareholder interests; supports retention of key leaders	2025–2027 LTIP PSU Metrics: CFROI* (weighted at 30%)	PSUs are earned based on performance against pre-established goals over a three-year performance period
Adjusted EBITDA* (weighted at 45%)
Relative TSR (weighted at 25%)
See page 43 for a discussion of these calculations
* Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement
STOCK OPTIONS Rewards management only if there is share price appreciation
Annual stock option grants are typically made in the first quarter at or around the time of the February Board meeting annually

Stock options have an exercise price equal to fair market value at the time of grant and expire 10 years from the grant date

Stock options generally vest in three installments on each of the first three anniversaries of the grant date.

RSUs Supports retention, promotes ownership, and aligns executives with long-term shareholder value

Annual RSU grants are typically made in the first quarter at or around the time of the February Board meeting

RSUs generally vest in three installments on each of the first three anniversaries of the grant date.

2026 PROXY STATEMENT 37

2025 Executive Incentive Compensation Payouts
The table below reflects the results of performance-based incentive compensation earned by our NEOs pursuant to the 2025 MICP and 2023–2025 LTIP PSUs:

Compensation Element	Performance Alignment and Payouts	Page Reference
Annual Incentive Compensation: MICP Awards
Performance results were below target, resulting in bonus payouts for the named executive officers that ranged from 66.8% to 72.3%, which includes performance results against corporate and/or division based goals as applicable.
41–42
Long-Term Incentives: LTIP PSUs	Below threshold performance for all metrics for 2023, 2024 and 2025 other than CFROI for 2023 resulted in 19.2% payout for the 2023–2025 LTIP PSUs.	45–46

38 2026 PROXY STATEMENT

2025 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The table below sets forth the base salaries of our NEOs.

Officer	2025 Base Salary as of Jan. 3, 2026 ($)	2024 Base Salary as of Dec. 28, 2024 ($)
Christopher J. Nelson(1)	1,300,000	850,000
Donald Allan, Jr.(2)	1,100,000	1,350,000
Patrick D. Hallinan(3)	1,000,000	800,000
William D. Beck(4)	750,000	650,000
Agustin Lopez Diaz(5)	750,000	N/A
Deborah K. Wintner(6)	620,000	600,000
Tamer K. Abuaita(7)	N/A	750,000
Janet M. Link(8)	N/A	740,000

(1)
Mr. Nelson received a merit increase of $50,000 (5.9%) effective April 1, 2025, and a subsequent salary adjustment of $400,000 (44.4%), effective October 1, 2025, in connection with his appointment as President and Chief Executive Officer.

(2)
Mr. Allan received a merit increase of $40,000 (3%), effective April 1, 2025. In connection with his appointment as Executive Chair, his salary was reduced by $290,000 (−20.9%), effective October 1, 2025.

(3)
Mr. Hallinan received a merit increase of $40,000 (5%) effective April 1, 2025, and a subsequent salary adjustment of $160,000 (19%), effective January 1, 2026, in connection with his assumption of increased responsibilities as a result of his appointment as Chief Administrative Officer in addition to his continuing role as Executive Vice President, Chief Financial Officer.

(4)
Mr. Beck received a salary increase of $75,000 (11.5%) in connection with his promotion to Tools & Outdoor General Manager, Chief Growth Officer, effective January 1, 2025, and a salary increase of $25,000 (3.5%), effective October 1, 2025, in connection with his appointment as Senior Vice President & President, Tools & Outdoor.

(5)	Mr. Lopez Diaz’s 2025 base salary was prorated since he joined the Company effective December 15, 2025.
(6)	Ms. Wintner received a merit increase of $20,000 (3.3%), effective April 1, 2025.
(7)	Mr. Abuaita departed the Company effective August 15, 2025. At the time of his departure, Mr. Abuaita’s salary was $750,000.
(8)	Ms. Link received a merit increase of $37,000 (5%) effective April 1, 2025. Ms. Link departed the Company effective November 30, 2025, and at the time of her departure, her salary was $777,000.
Annual Incentive Compensation
MICP Target Bonus Opportunities
For 2025, the NEO target cash bonus opportunities were as follows:

Officer	Target Bonus (% of 2025 Base Salary)
Christopher J. Nelson(1)	120% / 160%
Donald Allan, Jr.(2)	160% / 150%
Patrick D. Hallinan(3)	100% / 110%
William D. Beck(4)	75% / 90%
Agustin Lopez Diaz(5)	85%
Deborah K. Wintner	85%
Tamer K. Abuaita	100%
Janet M. Link	85%

(1)
Mr. Nelson’s target bonus was increased from 120% to 160%, effective October 1, 2025, in connection with his promotion to President and Chief Executive Officer and prorated for the portion of the year in which he served in each role.

(2)
Mr. Allan’s target bonus was increased from 155% to 160%, effective January 1, 2025, to align with market. His target bonus was subsequently decreased from 160% to 150% in connection with his appointment as Executive Chair, effective October 1, 2025, and prorated for the portion of the year in which he served in each role.

2026 PROXY STATEMENT 39

(3)
Mr. Hallinan’s target bonus was increased from 100% to 110%, effective January 1, 2026, in connection with his assumption of increased responsibilities as a result of his appointment as Chief Administrative Officer in addition to his continued role as Executive Vice President, Chief Financial Officer.

(4)	Mr. Beck’s target bonus was increased from 75% to 90%, effective October 1, 2025, in connection with his appointment as Senior Vice President & President, Tools & Outdoor.
(5)	Mr. Lopez Diaz’s target bonus was prorated for 2025 since he joined the Company effective December 15, 2025.
Incentive Measure Definitions for Annual Incentive Award Program
Under our annual incentive performance award program, 2025 MICP awards are earned at the end of the performance year depending on the achievement of pre-established Free Cash Flow*, Adjusted EPS*, and Adjusted Gross Margin Rate* performance goals, subject to an Adjusted Gross Margin* modifier. At the beginning of each fiscal year, the Compensation Committee sets the performance goals in line with our operating plan expectations and the Company’s planning assumptions and/or guidance. Bonus opportunities for the leaders of our different business units also reflect divisional goals, which include adjusted division operating profit*, trade working capital and adjusted division gross margin rate*.
Free Cash Flow* is defined as cash flow from operations less capital and software expenditures.
Adjusted EPS* is defined as diluted GAAP EPS, excluding certain gains and charges.
Adjusted Gross Profit* is defined as sales less cost of sales, adjusted for certain gains and charges, primarily supply chain transformation costs.
Adjusted Gross Margin Rate* is defined as Adjusted Gross Profit* as a percentage of sales.
*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
40 2026 PROXY STATEMENT

MICP Performance Goals and Results
The table below sets forth the threshold, target and maximum performance levels for each corporate performance goal under the 2025 MICP, as well as the actual performance for 2025. Adjusted EPS* threshold performance results in a payout of 35% of target while threshold performance for Adjusted Gross Margin Rate* and Free Cash Flow* results in a payout of 50% of target. Maximum performance is 200% of target for all three metrics. The Adjusted Gross Margin* modifier may increase the final payout by 10% if the threshold is reached; provided that, in order for executive officers to receive any additional payouts, the Company’s TSR for fiscal year 2025 must be at or above the median of the S&P 500 Capital Goods Index.

	Threshold	Target	Maximum	2025 Actual Result
Free Cash Flow*	$600M	$750M	$850M	$687.9M
Adjusted EPS*	$4.25	$5.25	$5.75	$4.67
Adjusted Gross Margin Rate*	29.5%	32.1%	32.5%	30.7%
Adjusted Gross Margin* Modifier	32.5%	—	—	0%

*	Non-GAAP financial measure. See Appendix A on page 92 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
In establishing the threshold, target and maximum performance levels described above, the Compensation Committee sought to align the 2025 goals with our 2025 operating plan expectations and to be generally consistent with our shareholder planning assumptions released in February 2025 while considering both the macroeconomic backdrop and tariff uncertainty. In light of the limited visibility into the timing and magnitude of potential tariff impacts, core target performance goals were established without incorporating tariff considerations. To account for anticipated volatility, the Compensation Committee provided for a broader range between the threshold and target goals across all core metrics. This structure was designed to offer a buffer in the face of external headwinds while maintaining a meaningful performance range that could continue to motivate participants without an expanding upside opportunity. Free Cash Flow*, Adjusted EPS*, and Adjusted Gross Margin Rate* target goals were set at levels higher than their respective 2024 MICP target goals. The Adjusted Gross Margin* modifier threshold goal was also set at a level that exceeded actual 2024 Adjusted Gross Margin Rate* performance and the 2024 maximum; however, actual performance for 2025 was below threshold.
Although the 2025 threshold and target Free Cash Flow* goals were set lower than actual 2024 performance, the Compensation Committee determined the levels to be appropriately challenging taking into account the aforementioned considerations.
The weighting for each of these measures, the potential bonus payouts and the amounts attained for 2025 performance are set forth in the table below. The amounts reported for Mr. Beck are based on the corporate goals set forth above and the results of the Tools & Outdoor business, weighted as indicated in the table below. For 2025, adjusted division operating profit* performance was below threshold, the divisional trade working capital performance was below target and the adjusted division gross margin rate* performance was below target. The specific divisional operating profit*, trade working capital, and gross margin rate* goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors.
2026 PROXY STATEMENT 41

	Weighting of Measures							Potential Bonus Payouts ($)
	Corporate			Division							Weighted Avg. Payout Earned on All Measures (% of target)	Payout ($)
	Adjusted EPS*	Free Cash Flow*	Adjusted Gross Margin Rate*	Adjusted Division Operating Profit*	Trade Working Capital	Adjusted Division Gross Margin Rate*	Adjusted Gross Margin* Modifier**	Threshold	Target	Maximum
Christopher J. Nelson	30%	40%	30%	N/A	N/A	N/A	+10%	642,500	1,285,000	2,570,000	72.3%	929,055
Donald Allan, Jr.	30%	40%	30%	N/A	N/A	N/A	+10%	1,016,250	2,032,500	4,065,000	72.3%	1,469,498
Patrick D. Hallinan	30%	40%	30%	N/A	N/A	N/A	+10%	400,000	800,000	1,600,000	72.3%	578,400
William D. Beck	22.5%	30%	22.5%	7.5%	7.5%	10%	+10%	288,282	576,563	1,153,126	66.8%	385,144
Agustin Lopez Diaz	30%	40%	30%	N/A	N/A	N/A	+10%	26,563	53,125	106,250	72.3%	38,409
Deborah K. Wintner	30%	40%	30%	N/A	N/A	N/A	+10%	255,000	510,000	1,020,000	72.3%	368,730
Tamer K. Abuaita**	30%	40%	30%	N/A	N/A	N/A	+10%	125,000	250,000	500,000	72.3%	180,750
Janet M. Link	30%	40%	30%	N/A	N/A	N/A	+10%	314,500	629,000	1,258,000	0%	0

*	Non-GAAP financial measure. See Appendix A on page 92 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**	Potential Bonus Payouts for Mr. Abuaita reflect prorated amounts that he was eligible for under the Transition Agreement for his service as an officer through May 1, 2025.
42 2026 PROXY STATEMENT

Long-Term Incentives
Elements of LTI Program and How We Determine Target LTI Values
The Compensation Committee establishes long-term incentive values for each NEO considering market data and internal peer comparisons. The allocation of the long-term incentive values for all NEOs is 50% LTIP PSUs, 25% stock options and 25% RSUs. The following table shows the 2025 grant date fair value of regular long-term incentive awards for our NEOs (including Mr. Nelson’s October 2025 top-up grant), excluding Mr. Lopez Diaz who did not receive an annual 2025 grant as he was hired after the February 21, 2025 grant date.

	LTIP PSUs (50% of Grant)	Stock Options (25% of Grant)	RSUs (25% of Grant)	Total Target Value
Christopher J. Nelson	$2,643,114	$1,321,569	$1,321,585	$5,286,268
Donald Allan, Jr.	$5,500,040	$2,749,993	$2,749,987	$11,000,020
Patrick D. Hallinan	$1,824,969	$912,499	$912,479	$3,649,947
William D. Beck	$799,957	$399,996	$399,988	$1,599,941
Deborah K. Wintner	$550,030	$274,994	$275,025	$1,100,049
Tamer K. Abuaita	$1,125,018	$562,509	$562,512	$2,250,039
Janet M. Link	$1,125,018	$562,509	$562,512	$2,250,039

The number of shares granted under each award type identified in the above table are shown in the “Grants of Plan-Based Awards Table” on page 53.
How We Establish Performance Goals for LTIP PSUs
The following describes the process by which goals are established for our LTIP PSUs.

Performance goals for each performance period are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the year. For the 2025-2027 LTIP PSUs, the threshold, target and maximum CFROI and Adjusted EBITDA goals for each fiscal year in the performance period were all pre-established in 2025, the first year of the three-year performance period.

The Compensation Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment. Generally, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant. The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Once satisfied with the degree of difficulty associated with goal achievement, the Compensation Committee approves the targets.

At the end of the three-year performance period, performance is assessed and payouts are approved, with a weighted average payment made for the CFROI and Adjusted EBITDA goals based on performance achieved by the end of each fiscal year during the performance period plus an amount related to achievement of the three-year relative TSR goal.

Incentive Measure Definitions for LTIP PSUs
Our 2025–2027 LTIP PSUs are earned following the conclusion of a three-year performance period depending on the achievement of (i) CFROI performance goals for each fiscal year in the performance period, all of which are pre-established at the beginning of the three-year performance period, (ii) Adjusted EBITDA goals for each fiscal year in the performance period, all of which are pre-established at the beginning of the three-year performance period, and (iii) a three-year relative cumulative TSR goal. For the
2026 PROXY STATEMENT 43

2023–2025 and 2024–2026 LTIP PSU programs, the Adjusted EPS metric used in prior cycles was removed and replaced with a new Relative Organic Sales Growth versus Market goal, thereby eliminating the use of Adjusted EPS in our long-term incentive program and aligning with our long-term strategy to achieve 2 to 3 times market revenue growth. Beginning with the 2025–2027 LTIP PSU program, the Relative Organic Sales Growth versus Market metric (previously weighted at 35%) was replaced with a new Adjusted EBITDA metric and the weighting was increased to 45% to align with our key external investor and valuation focus areas.
CFROI* is defined as cash from operations plus after-tax interest expense, divided by the two-point average (beginning and end of the year) of debt plus equity. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges for comparability to originally established goals. Additionally, CFROI for 2024 and 2025 performance under the 2023-2025 LTIP performance cycle was further adjusted, consistent with the terms of grant, to add back pro-forma impacts related to a divested business for comparability to originally established goals. The 2024 and 2025 CFROI performance under the 2023-2025 LTIP performance cycle were below threshold on both a GAAP and non-GAAP basis. Including this measure helps align performance goals with the Company’s objectives by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments.
Adjusted EBITDA* is defined as earnings before interest, taxes, depreciation and amortization (EBITDA), excluding certain gains and charges. The Company believes this metric provides a clearer picture of its operational profitability as it focuses on earnings generated from core business activities without the effects of ancillary financial and accounting decisions. Adjusted EBITDA allows for comparisons of the Company and its peers within similar industries on how efficiently the Company is generating profits from its operations.
TSR is calculated as an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility. In the event the Company’s TSR is negative for the three-year measurement period there is a cap such that the maximum payout cannot exceed target regardless of how the Company’s stock performs relative to the LTIP Peer Group, the S&P 500 Capital Goods Index.
Relative Organic Sales Growth* versus Market is defined as (i) Organic Sales Growth, which is the difference between total current and prior year sales less the impact of companies acquired and divested in the past 12 months and any foreign currency impacts, divided by prior year sales, versus (ii) Market, which measures our performance relative to market performance defined as gross domestic product (GDP) weighted by global revenue distribution over the three-year performance period.
*	Non-GAAP financial measure. See Appendix A on page 92 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
LTIP Performance Goals and Performance Period Results
2025–2027 Performance Period
Rigorous goals are established at the beginning of each three-year performance period, based on our long-term strategic plan and annual operating plan, and are aligned with our financial objectives. The goals for the 2025–2027 performance period exclude the estimated impact of Non-GAAP adjustments described in Appendix A.
The threshold, target and maximum performance goals for the 2025–2027 LTIP PSUs are set forth in the following table. Threshold performance across all performance goals would result in a payout at 50% of target, while maximum performance across all performance goals would result in a payout at 200% of target.

	CFROI* (weighted 30%)			Adjusted EBITDA (weighted 45%)			Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2025(1)	7%	8.5%	9.5%	$1,460M	$1,660M	$1,760M	25th percentile	50th percentile	75th percentile
2026	7.6%	9.1%	10.1%	$1,730M	$1,930M	$2,030M
2027	8.5%	10%	11%	$1,847M	$2,047M	$2,147M

(1)	2025 CFROI performance was above target at 8.7%; 2025 Adjusted EBITDA performance was below target at $1,638M.
*	Non-GAAP financial measure. See Appendix A on page 92 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
The following table details the individual award opportunities for the 2025–2027 LTIP PSUs for our NEOs (including Mr. Nelson’s October 2025 top-up grant), excluding Mr. Lopez Diaz as he was hired after the February 21, 2025 grant date.
44 2026 PROXY STATEMENT

	Potential LTIP PSUs to Be Earned
	Threshold	Target	Maximum	$
Christopher J. Nelson	17,443	34,885	69,770	2,643,114
Donald Allan, Jr.	31,404	62,807	125,614	5,500,040
Patrick D. Hallinan	10,420	20,840	41,680	1,824,969
William D. Beck	4,568	9,135	18,270	799,957
Deborah K. Wintner	3,141	6,281	12,562	550,030
Tamer K. Abuaita*	6,424	12,847	25,694	1,125,018
Janet M. Link*	6,424	12,847	25,694	1,125,018

*	2025–2027 LTIP PSUs held by Mr. Abuaita and Ms. Link were forfeited upon termination of their employment.
2024–2026 Performance Period
The threshold, target and maximum performance goals for the 2024–2026 LTIP PSUs are as follows:

	CFROI* (weighted 40%)			Relative Organic Sales Growth* versus Market (weighted 35%)			Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2024(1)	8%	9%	10%	0.5X	1.0X	1.5X	25th percentile	50th percentile	75th percentile
2025(1)	9%	10%	11%
2026	10%	11%	12%

(1)	2024 CFROI performance was between threshold and target at 8.5%. CFROI performance for 2025 was below threshold at 8.5%.
*	Non-GAAP financial measure. See Appendix A on page 92 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
2023–2025 Performance Period
The threshold, target and maximum performance goals and actual performance results for the 2023–2025 LTIP PSUs are illustrated in the following table. The below threshold performance for all goals, other than above target CFROI performance for 2023, for the 2023–2025 LTIP PSUs resulted in 19.2% payout.

	CFROI* (weighted 40%)				Relative Organic Sales Growth* versus Market (weighted 35%)				Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
2023	8%	9%	10%	9.4%	0.5X	1.0X	1.5X	0.0x	25th percentile	50th percentile	75th percentile	2nd percentile
2024	9%	10%	11%	8.8%
2025	10%	11%	12%	8.7%

*	Non-GAAP financial measure. See Appendix A on page 92 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
The following table sets forth the number of 2023–2025 LTIP PSUs earned by each of the named executive officers, except Messrs. Beck and Lopez Diaz as they were hired after the February 15, 2023, grant date.
2026 PROXY STATEMENT 45

	Potential LTIP PSUs (Number of Shares)			Actual Payout (shares)	Weighted Average Payout (% of target)
	Threshold	Target	Maximum
Christopher J. Nelson	9,711	19,421	38,842	3,729	19.2%
Donald Allan, Jr.	26,238	52,476	104,952	10,075	19.2%
Patrick D. Hallinan	12,481	24,961	49,922	4,793	19.2%
Deborah K. Wintner	908	1,815	3,630	348	19.2%
Tamer K. Abuaita*	3,489	6,978	13,956	—	0%
Janet M. Link*	5,106	10,212	20,424	—	0%

*	Neither Mr. Abuaita or Ms. Link received payouts as they were not actively employed on the date of payout.
46 2026 PROXY STATEMENT

Benefits and Perquisites
Retirement Benefits
The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan (the “RAP”) and the Stanley Black & Decker Supplemental Retirement Account Plan (the “Supplemental RAP”). The Supplemental RAP provides executive officers and certain other employees, including the named executive officers, with benefits that cannot be provided under the RAP due to Internal Revenue Code limitations but is otherwise designed to provide benefits similar to the RAP. The material terms of the Supplemental RAP are set forth on page 59 under the heading “Non-Qualified Deferred Compensation Plans in Fiscal Year 2025.”
The named executive officers are eligible to participate in the RAP, the Company’s 401(k) retirement plan, on the same basis as other U.S.-based employees of the Company. The RAP features two accounts: a Choice Account and a Core Account. During 2025, the Company made matching contributions equal to 50% on the first 7% of eligible pay contributed by a participant under the Choice Account (subject to limits set forth in the Internal Revenue Code). Such matching contributions are vested after one year of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company or one of its wholly owned subsidiaries. During 2025, the Company also made contributions to the Core Account based on each participant’s age as of the last day of 2025 and eligible pay for 2025 (subject to limits set forth in the Internal Revenue Code) based on the following:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40–54	4%
55 and older	6%

Allocations to a participant’s Core Account are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.
Perquisites and Other Benefits
The Company provides certain perquisites to its executive officers as part of its overall compensation program. The perquisites offered in 2025 were: supplemental life and long-term disability insurance, financial planning services, executive medical exam, home security system, relocation and travel stipends, personal use of corporate aircraft (for the President and CEO or other executive officers who have secured permission of the Compensation Committee), charitable matches on contributions to the Company’s PAC of up to $5,000, and up to $10,000 of Company products for the President and CEO and up to $5,000 of Company products for all other executive officers.
The Compensation Committee reviews perquisites periodically. The provision of supplemental life and long-term disability insurance, financial planning services, and executive medical exams are generally consistent with market practice. The Compensation Committee believes these perquisites provide a benefit to the Company by encouraging executives to maintain their health and financial well-being. The Company’s Product Program is designed to encourage Company executives to use, and encourage others to use, Company products. In 2025, the Compensation Committee approved the expansion of the Company’s home security perquisite (previously only offered to the President and CEO) to (i) the President and CEO (up to $40,000); and (ii) all direct reports of the CEO, including executive officers (up to $15,000). We believe these security measures are necessary and appropriate in light of safety concerns and challenges impacting such employees. The Company also permits personal use of corporate aircraft by the President and CEO in order to enhance his safety and efficiency, which must be approved in advance in writing by the General Counsel or their designee. Personal use of corporate aircraft by other Company employees must be approved in advance in writing by the Compensation Committee. Executive officers are also eligible to participate in the Company’s PAC match program pursuant to which the Company provides a match on an employee’s contributions to the Company’s PAC of up to $5,000 in a fiscal year to certain qualified charitable organizations selected by the executive. The Company does not provide tax gross-ups on any perquisites, other than relocation benefits.
2026 PROXY STATEMENT 47

COMPENSATION GOVERNANCE
Managing Compensation Risk
We are committed to our pay for performance philosophy and the incentive programs we have implemented to support such alignment. At the same time, we strive to ensure that our compensation policies and practices do not encourage unnecessary or excessive risk-taking by our executives to the detriment of the long-term interests of our shareholders, as demonstrated by the following policies.
Executive Officer Stock Ownership Guidelines
The Company maintains Stock Ownership Guidelines for Executive Officers to create an ownership culture and to reflect the Compensation Committee’s belief that meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders. This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. Shares owned by the executive officer (or an immediate family member living in the same household), shares held in trust for the benefit of the executive officer, vested stock-based equity awards, unvested and vested time-based RSUs and any deferred stock-based equity awards are considered in measuring an executive officer’s stock ownership for purposes of this policy; however, unvested stock options, unexercised stock options and unvested performance-based equity awards are not so considered. All executive officers are in compliance with the stock ownership guidelines as of December 31, 2025.
A copy of this policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Minimum Ownership
CEO	6x of base salary
CFO	5x of base salary
Other Executive Officers	3x of base salary

Insider Trading Policy
We maintain an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities and, in some circumstances, securities of other corporations or business entities by directors, officers, and employees as well as their family members and/or controlled entities, and the Company itself, that is designed to promote compliance with applicable securities laws, rules and regulations, and the NYSE listing standards. Among other things, the Insider Trading Policy prohibits certain persons who are aware of material nonpublic information about a company from (i) transacting in securities of that company or (ii) disclosing such material non-public information to other persons who may enter into transactions in that company’s securities on the basis of that information. A copy of the Insider Trading Policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).
Policy Prohibiting Hedging and Pledging of Company Stock
The Board has adopted a policy prohibiting hedging and pledging transactions related to the Company’s common stock or other securities. Pursuant to this policy, hedging or monetization transactions of any type by officers, directors and employees are prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. No officer, director or employee may pledge or hypothecate Company securities as collateral for a loan. This policy is reflected in the Company’s Policy Against Hedging or Pledging Company Securities and in the Insider Trading Policy.
Clawback of Compensation and Awards
As a result of the SEC final clawback rule adopted in October 2022, the Company adopted a clawback policy in compliance with applicable rules and regulations of the SEC and NYSE listing requirements (the “Mandatory Clawback Policy”). The Mandatory Clawback Policy provides that, in the event of a “Financial Restatement” (as defined in the Mandatory Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any “Covered Executive” (i.e., any Section 16 officer who served during the performance period applicable to the Financial Restatement), subject to limited exceptions to the extent permitted by NYSE listing standards. Incentive compensation subject to recoupment under the Mandatory Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Covered Executive during the
48 2026 PROXY STATEMENT

three completed fiscal years immediately preceding the “Recoupment Trigger Date” (as defined in the Mandatory Clawback Policy) over the amount of incentive-based compensation that would have been received by the Covered Executive had such compensation been determined based on restated amounts in the Financial Restatement.
In February 2025, the Company adopted an additional, discretionary compensation recoupment policy (the “Discretionary Clawback Policy”), pursuant to which the Company may recover any covered compensation in the event a “Covered Executive” (i.e., any current or former Section 16 officer and any other employees designated by the Compensation Committee) engages in misconduct. The covered compensation subject to recoupment under the Discretionary Clawback Policy includes all time-based and performance-based cash and equity incentive compensation that is earned, granted, vested, paid or otherwise received by a Covered Executive on or after the effective date of the Discretionary Clawback Policy.
Copies of the Mandatory Clawback Policy and the Discretionary Clawback Policy are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).
Assessment of Risk Arising from Compensation Policies and Practices
The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations.
As discussed on pages 41–42, the MICP utilizes a combination of corporate and divisional goals. Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 25% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a relatively small percentage of the total bonus opportunity and, accordingly, disincentivize any individual from pursuing achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.
The RSUs and stock options, which vest over three years (or four years for awards granted prior to December 2022), align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it against the interests of award recipients to pursue behaviors that create a material risk to the Company. LTIP PSU grants generally are earned based on achievement of corporate performance goals over a three-year performance period. For the 2023-2025 and 2024-2026 cycles, a portion of each LTIP PSU grant is contingent on achieving stated levels in Relative Organic Sales Growth versus Market during the performance period, a portion based on targets relating to CFROI, and a portion contingent on achieving TSR relative to a peer group. For the 2025-2027 LTIP PSU cycle, the Relative Organic Sales Growth versus Market was replaced with a new Adjusted EBITDA metric as further described under “2025 & 2026 Compensation Program Design Changes”. The Company believes that using Adjusted EBITDA, Relative Organic Sales Growth versus Market and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth. Similarly, the Company believes that including three-year relative TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether Adjusted EBITDA, Relative Organic Sales Growth versus Market and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved Adjusted EBITDA, Relative Organic Sales Growth versus Market and CFROI are determined to take into account certain non-recurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established goals. It also has the effect of reducing any incentive to take a particular action in order to increase the earned LTIP PSUs that would be distributed at the end of the applicable performance period.
Other incentive programs provided to employees are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues.
In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and “recoupment” or “clawback” policies in the event of certain financial restatements as described on pages 48–49.
2026 PROXY STATEMENT 49

Timing of Equity Grants
The Compensation Committee determined that, beginning in 2023, annual equity grants, including LTIP PSUs, stock options and RSUs, to executive officers would be made in the first quarter of each year to facilitate cohesive award communication to participants and better align with prevalent market practice. The exercise price for all stock option grants is set no lower than the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.
The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants typically relate to promotions, hiring, acquisitions, or other significant business events that have a meaningful impact on our ability to recruit or retain management talent. The Compensation Committee has also delegated authority to the Company’s CEO to make annual grants and occasional off-cycle grants to employees who are not Section 16 officers of the Company and to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate such awards. The grant date for any grants made by the Company’s CEO is either the date the grant authorization is signed by the CEO, or a later date specified in the grant authorization.
Under the Company’s employee stock purchase plan, eligible employees, including the named executive officers, may purchase shares at a discount, with purchase dates generally on the last business day of each month using payroll deductions that occurred during that month.
We neither backdate equity awards, nor grant spring-loaded equity awards (i.e., we do not make equity grants shortly before announcing market-moving information with better-than-expected results or the disclosure of a significant transaction). The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity grants, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, no stock options were granted to NEOs during the period beginning four business days before and ending one business day after the filing of any periodic or current report that discloses material nonpublic information.
50 2026 PROXY STATEMENT

2025 EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes compensation information for our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Christopher J. Nelson President and CEO	2025	997,462	—	3,964,699	1,321,569	929,055	443,461	7,656,246
	2024	850,000	—	2,850,054	950,006	1,592,220	471,623	6,713,903
	2023	467,500	—	8,199,989	900,009	1,351,500	84,820	11,003,818
Donald Allan, Jr., Executive Chair; Former President and CEO	2025	1,315,929	—	8,250,027	2,749,993	1,469,498	700,007	14,485,454
	2024	1,350,000	—	7,781,214	2,593,756	3,632,580	642,731	16,000,281
	2023	1,250,000	—	6,937,461	2,312,491	3,071,250	306,442	13,877,644
Patrick D. Hallinan Executive Vice President, Chief Financial Officer & Chief Administrative Officer	2025	837,663	—	2,737,448	912,499	578,400	345,581	5,411,591
	2024	800,000	—	2,868,669	956,243	1,388,800	439,246	6,452,958
	2023	585,641	350,000	5,387,467	912,506	1,310,400	161,156	8,707,170
William D. Beck President, Tools & Outdoor	2025	736,997	—	1,199,945	399,996	385,144	108,257	2,830,339
Agustin Lopez Diaz Senior Vice President, Chief Supply Chain Officer	2025	41,073	—	4,499,814	—	38,409	109,315	4,688,611
Deborah K. Wintner Senior Vice President and Chief Human Resources Officer	2025	619,751	—	825,055	274,994	368,730	292,270	2,380,800
Tamer K. Abuaita Former Global Chief Supply Chain Officer and President, Industrial	2025	500,000	—	1,687,530	562,509	180,750	166,060	3,096,849
	2024	695,000	—	1,275,019	425,008	1,141,637	108,720	3,645,384
	2023	602,500	—	2,071,058	456,011	856,265	76,245	4,062,079
Janet M. Link Former Senior Vice President, General Counsel and Secretary	2025	703,000	—	1,687,530	562,509	—	325,224	3,278,263
	2024	732,500	—	1,574,945	524,998	1,080,877	157,332	4,070,652
	2023	701,667	—	1,350,014	450,011	872,235	97,299	3,471,226

Salary
The amounts in this column for 2025 reflect prorated amounts based on salary adjustments in 2025 and terminations occurring prior to the end of fiscal year 2025.
Stock Awards
This column reflects the aggregate grant date fair value of all RSUs and LTIP PSUs granted during the fiscal years ended January 3, 2026, December 28, 2024, and December 30, 2023, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See Note I of the Company’s Annual Report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date, which is less than maximum performance. The value of the 2025–2027 LTIP PSUs included in this column for fiscal year 2025, assuming performance at maximum, would instead be as follows: Mr. Nelson, $5,286,227; Mr. Allan, $11,000,081; Mr. Hallinan, $3,649,938; Mr. Beck, $1,599,913; Ms. Wintner, $1,100,061; Mr. Lopez Diaz, $0; Mr. Abuaita, $2,250,036; Ms. Link, $2,250,036.

The dollar amounts listed do not necessarily reflect the value of the RSUs and LTIP PSUs actually realized or that may be realized by our NEOs.
Option Awards
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended January 3, 2026, December 28, 2024, and December 30, 2023, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See Note I of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.
Non-Equity Incentive Plan Compensation
This column reflects cash incentive compensation earned pursuant to the Company’s MICP in respect of the 2023, 2024 and 2025 fiscal years for all of our NEOs.
2026 PROXY STATEMENT 51

All Other Compensation
For 2025, this column reflects (i) Company contributions and allocations under the RAP and the Supplemental RAP; and (ii) Company costs related to life insurance premiums, disability insurance premiums, financial planning services, annual executive physicals, products acquired through the Company’s Product Program, installation and maintenance of a home security system, personal use of corporate aircraft, relocation & travel-related expenses, supplementary disability payments, PAC charitable match program and certain gifts of nominal value and promotional items.

					Perquisites
Name	Company RAP Contributions ($)	Company Supplemental RAP Contributions ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Relocation & Travel Stipends ($)	Personal Use of Aircraft ($)*	Other ($)	All Other Compensation Total ($)
Christopher J. Nelson	32,750	196,761	27,472	8,279	137,500	6,212	34,487	443,461
Donald Allan, Jr.	32,750	304,691	61,024	7,283	—	262,228	32,031	700,007
Patrick D. Hallinan	32,750	111,528	28,908	8,778	124,091	8,630	30,896	345,581
William D. Beck	26,550	40,477	11,900	7,019	—	—	22,311	108,257
Agustin Lopez Diaz	—	—	—	—	109,315	—	—	109,315
Deborah K. Wintner	32,750	58,824	27,149	8,405	132,744	—	32,398	292,270
Tamer K. Abuaita	25,750	104,850	11,610	5,007	—	—	18,843	166,060
Janet M. Link	32,750	134,051	21,038	7,204	105,000	—	25,181	325,224

*
Represents the aggregate incremental cost to the Company for personal use of corporate aircraft, which includes the use of both Company aircraft and aircraft in which the Company has a fractional ownership interest. The personal use of corporate aircraft is comprised principally of travel (i) to or from meetings of the board of directors of another company on which an executive officer serves, and (ii) between an executive officer’s non-primary residence and Company offices or meetings. For Company aircraft, such incremental cost is calculated based on the average variable operating costs to our Company per hour of operation, which includes, as applicable, fuel costs, maintenance, catering, crew costs, logistics fees (e.g., landing permits), trip-related hangar/parking costs, plane repositioning costs (i.e., empty leg flights), and other smaller variable costs. Fixed costs that do not change based on usage, such as fixed maintenance costs, crew salaries, depreciation, insurance, WiFi connectivity charges, and rent, are not included. For aircraft in which the Company has a fractional ownership interest, such incremental cost is based on the actual variable costs incurred.

52 2026 PROXY STATEMENT

Grants of Plan-Based Awards Table
This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended January 3, 2026, granted under the 2024 Omnibus Award Plan (the “2024 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name and Award Type	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nelson
MICP			642,500	1,285,000	2,570,000
LTIP PSU	2/17/2025	2/21/2025				10,278	20,555	41,110					1,800,012
RSU	2/17/2025	2/21/2025							10,112				900,019
Option	2/17/2025	2/21/2025								35,006	89.01	87.95	900,004
LTIP PSU	10/30/2025	11/6/2025				7,165	14,330	28,660					843,102
RSU	10/30/2025	11/6/2025							6,107				421,566
Option	10/30/2025	11/6/2025								25,503	69.03	67.47	421,565
Donald Allan Jr.
MICP			1,016,250	2,032,500	4,065,000
LTIP PSU	2/18/2025	2/21/2025				31,404	62,807	125,614					5,500,040
RSU	2/18/2025	2/21/2025							30,897				2,749,987
Option	2/18/2025	2/21/2025								106,962	89.01	87.95	2,749,993
Patrick D. Hallinan
MICP			400,000	800,000	1,600,000
LTIP PSU	2/17/2025	2/21/2025				10,420	20,840	41,680					1,824,969
RSU	2/17/2025	2/21/2025							10,252				912,479
Option	2/17/2025	2/21/2025								35,492	89.01	87.95	912,499
William D. Beck
MICP			288,282	576,563	1,153,126
LTIP PSU	2/17/2025	2/21/2025				4,568	9,135	18,270					799,957
RSU	2/17/2025	2/21/2025							4,494				399,988
Option	2/17/2025	2/21/2025								15,558	89.01	87.95	399,996
Agustin Lopez Diaz
MICP			26,563	53,125	106,250
RSU	12/8/2025	12/19/2025							61,868				4,499,814
Deborah K. Wintner
MICP			255,000	510,000	1,020,000
LTIP PSU	2/17/2025	2/21/2025				3,141	6,281	12,562					550,030
RSU	2/17/2025	2/21/2025							3,090				275,025
Option	2/17/2025	2/21/2025								10,696	89.01	87.95	274,994
Tamer K. Abuaita
MICP			125,000	250,000	500,000
LTIP PSU	2/17/2025	2/21/2025				6,424	12,847	25,694					1,125,018
RSU	2/17/2025	2/21/2025							6,320				562,512
Option	2/17/2025	2/21/2025								21,879	89.01	87.95	562,509
Janet M. Link
MICP			314,500	629,000	1,258,000
LTIP PSU	2/17/2025	2/21/2025				6,424	12,847	25,694					1,125,018
RSU	2/17/2025	2/21/2025							6,320				562,512
Option	2/17/2025	2/21/2025								21,879	89.01	87.95	562,509

2026 PROXY STATEMENT 53

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts set forth in these columns are the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP for the 2025 fiscal year. The bonuses, which were paid during the first quarter of 2026, are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Amounts set forth for Mr. Abuaita represent the bonus amounts he was eligible to receive at grant and differ from the prorated amounts he was entitled to pursuant to his Transition Agreement as reported in “MICP Performance Goals and Results” beginning on page 41. Ms. Link was not eligible to receive any payouts under the MICP as a result of her termination effective November 30, 2025. For more information, see “MICP Performance Goals and Results” beginning on page 41.
Estimated Future Payouts Under Equity Incentive Plan Awards
The threshold, target and maximum payouts under the 2025–2027 LTIP PSUs are identified in these columns. The 2025–2027 LTIP PSUs cover a performance period that commenced at the beginning of the Company’s 2025 fiscal year and expires at the end of the Company’s 2027 fiscal year. 45% of the potential award is contingent on the achievement of Adjusted EBITDA, 30% is contingent on the achievement of CFROI, and 25% is contingent on the Company’s TSR relative to the S&P 500 Capital Goods Index. Amounts set forth for Mr. Abuaita and Ms. Link represent the bonus amounts they were eligible to receive at grant; however, neither Mr. Abuaita nor Ms. Link are eligible to receive any payouts for the 2025–2027 LTIP PSUs as a result of their respective terminations in fiscal year 2025.
All Other Stock Awards: Number of Shares of Stock or Units
The RSUs identified in this column will vest in three equal annual installments on each anniversary of the grant date.
All Other Option Awards: Number of Securities Underlying Options
The stock options identified in this column will vest in three equal annual installments on each anniversary of the grant date.
Exercise or Base Price of Option Awards
All stock option grants identified in this column were made pursuant to the Company’s shareholder approved 2024 Plan, which provides that the exercise price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2024 Plan defines the “Fair Market Value” of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The exercise price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth under Closing Price at Date of Grant.
Grant Date Fair Value of Stock and Option Awards
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718—Stock Compensation of the stock options, RSUs and LTIP PSUs identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See Note I of the Company’s Annual Report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures.
54 2026 PROXY STATEMENT

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information regarding outstanding stock options and stock awards held by the named executive officers on January 3, 2026. All outstanding equity awards for Mr. Abuaita were forfeited in connection with his termination, and none were outstanding as of January 3, 2026.

	Option Awards				Stock Awards
Name/Option Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher J. Nelson
6/29/2023	21,337	10,669	93.35	6/29/2033	61,371	4,693,040
3/1/2024	12,542	25,082	89.34	3/1/2034			28,780	2,200,826
2/21/2025	—	35,006	89.01	2/21/2035			8,616	658,860
11/6/2025	—	25,503	69.03	11/6/2035
Donald Allan, Jr.
12/2/2016	25,000	—	118.66	12/2/2026	91,255	6,978,270
12/7/2017	25,000	—	168.78	12/7/2027			51,816	3,962,362
12/4/2018	25,000	—	130.88	12/4/2028			23,525	1,798,926
12/3/2019	25,000	—	150.70	12/3/2029
12/3/2020	18,750	—	179.85	12/3/2030
12/29/2021	14,600	—	193.97	12/29/2031
7/5/2022	21,795	7,265	107.74	7/5/2032
12/6/2022	35,000	—	77.83	12/6/2032
2/15/2023	58,842	29,421	90.32	2/15/2033
3/1/2024	34,241	68,482	89.34	3/1/2034
2/21/2025	—	106,962	89.01	2/21/2035
Patrick D. Hallinan
4/12/2023	27,957	13,978	78.97	4/12/2033	45,038	3,444,056
3/1/2024	12,624	25,247	89.34	3/1/2034			17,193	1,314,749
2/21/2025	—	35,492	89.01	2/21/2035			8,673	663,235
William D. Beck
3/1/2024	5,281	10,561	89.34	3/1/2034	29,887	2,285,459
2/21/2025	—	15,558	89.01	2/21/2035			7,537	576,316
							3,628	277,418
Agustin Lopez Diaz
12/19/2025	—	—	—	—	61,868	4,731,046
Deborah K. Wintner
12/4/2018	1,250	—	130.88	12/4/2028	8,340	637,760
12/3/2019	5,000	—	150.70	12/3/2029			5,182	396,264
12/3/2020	5,625	—	179.85	12/3/2030			1,950	149,111
12/6/2022	6,893	—	77.83	12/6/2032
2/15/2023	3,868	1,934	90.32	2/15/2033
3/1/2024	2,839	5,676	89.34	3/1/2034
2/21/2025	—	10,696	89.01	2/21/2035

2026 PROXY STATEMENT 55

	Option Awards				Stock Awards
Name/Option Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Janet M. Link*
12/7/2017	15,000	—	168.78	12/7/2027
12/4/2018	7,500	—	130.88	12/4/2028
12/3/2019	18,750	—	150.70	12/3/2029
12/3/2020	11,250	—	179.85	12/3/2030
12/10/2021	6,474	—	193.97	12/10/2031
12/6/2022	6,893	—	77.83	12/6/2032
2/15/2023	5,725	—	90.32	2/15/2033
3/1/2024	6,931	—	89.34	3/1/2034

*	All outstanding options held by Ms. Link expired on January 26, 2026 as a result of her termination.
Number of Shares Underlying Unexercised Options (#) Exercisable and Number of Shares Underlying Unexercised Options (#) Unexercisable
For stock options granted prior to December 2022 identified in these columns, these option grants vest in four equal annual installments on the first four anniversaries of the date of grant. For stock options granted on December 6, 2022, and thereafter, identified in these columns, these option grants vest in three equal annual installments on the first three anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.
Number of Shares or Units of Stock That Have Not Vested
The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) a portion of the 2023-2025 LTIP PSUs for which performance was achieved as of January 3, 2026, which vested and settled in the first quarter of 2026 based on achievement of performance goals as set forth in the “Compensation Discussion & Analysis” section of this Proxy Statement beginning on page 27; (iii) a portion of the 2024–2026 LTIP PSUs for which performance was achieved as of January 3, 2026, which will vest following the end of the applicable performance period; and (iv) a portion of the 2025–2027 LTIP PSUs for which performance was achieved as of January 3, 2026, which will vest following the end of the applicable performance period.
56 2026 PROXY STATEMENT

The number of time-vesting RSUs granted to each executive that have not vested as of January 3, 2026, is set forth in the table below. Neither Mr. Abuaita or Ms. Link hold any unvested time-vesting RSUs as of January 3, 2026.

Grantee/ Grant Date	Remaining Vesting Schedule	Number of Units Not Yet Vested
Christopher J. Nelson
June 29, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	3,214
June 29, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	19,639
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	7,089
February 21, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	10,112
November 6, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	6,107
Donald Allan, Jr.
July 5, 2022	Vests as to 351 RSUs on the 1st anniversary of grant with the balance vesting in three approximately equal installments on 2nd, 3rd and 4th anniversary of grant	2,001
February 15, 2023	Vests as to 1,075 RSUs on the 1st anniversary of grant with the balance vesting in three approximately equal installments on 2nd, 3rd and 4th anniversary of grant	8,175
March 1, 2024	Vests as to 1,219 RSUs on the 1st anniversary of grant with the balance vesting in three approximately equal installments on 2nd, 3rd and 4th anniversary of grant	18,541
February 21, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	29,607
Patrick D. Hallinan
April 12, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	3,852
April 12, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	11,186
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	7,135
February 21, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	10,252
William D. Beck
March 1, 2024	Vests as to 19,028 RSUs on the 1st anniversary of grant with the balance vesting in two approximately equal annual installments on the 2nd and 3rd anniversary of grant	19,029
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	2,984
February 21, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	4,494
Agustin Lopez Diaz
December 19, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	61,868
Deborah K. Wintner
February 15, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	1,122
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	1,604
February 21, 2025	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	3,090

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
The shares identified in this column are the number of shares that may be issued pursuant to the 2024–2026 LTIP PSUs and 2025–2027 LTIP PSUs that are not included in the Number of Shares or Units of Stock That Have Not Vested column above. For the 2024–2026 LTIP PSUs, all metrics are shown at threshold. For 2025–2027 LTIP PSUs, the CFROI portions are shown at max, Adjusted EBITDA portions are shown at target, and the TSR portions are shown at threshold. Subject to achievement of the applicable performance measures, these LTIP PSUs will vest during the first quarter of the fiscal year immediately following the end of the performance period.
2026 PROXY STATEMENT 57

Option Exercises and Stock Vested During 2025 Fiscal Year
The following table provides information concerning options exercised and time-vested RSUs and LTIP PSUs vested for each named executive officer during the Company’s 2025 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher J. Nelson	—	—	26,397	1,858,717
Donald Allan, Jr.	—	—	25,810	2,135,741
Patrick D. Hallinan	—	—	18,606	1,178,268
William D. Beck	—	—	20,521	1,770,244
Agustin Lopez Diaz	—	—	—	—
Deborah K. Wintner	—	—	8,027	628,189
Tamer K. Abuaita	—	—	9,596	839,894
Janet M. Link	—	—	3,619	314,700

Stock Awards
Shares acquired reflect time-vesting RSUs that vested during 2025. None of the 2022-2024 LTIP PSUs are reflected in this column since there was zero payout for such awards. The totals in Stock Awards columns also include shares withheld to cover taxes on RSUs and LTIP PSUs that vested during 2025 as well as shares withheld on RSUs granted for retirement-eligible NEOs to cover certain FICA tax withholding obligations. The amounts in the Value Realized on Vesting column were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.
58 2026 PROXY STATEMENT

Non-Qualified Deferred Compensation Plans in Fiscal Year 2025
The following table shows the contributions, earnings and account balances for fiscal 2025 for each named executive officer participating in the Supplemental RAP, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Plan (the “Deferred Compensation Plan (MIP)”) and the Stanley Works Deferred RSU Plan (the “Deferred RSU Plan”). No withdrawals or distributions from these plans were made in 2025, except for a cash payment to Mr. Allan for dividend equivalent units earned under the Deferred RSU Plan as set forth below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Christopher J. Nelson
Supplemental RAP	180,580	196,761	26,684	—	535,188
Donald Allan, Jr.
Supplemental RAP	65,792	304,691	364,462	—	4,092,334
Deferred Compensation Plan (MIP)	—	—	8,001	—	155,964
Deferred RSU Plan	—	—	(7,000)	13,200	321,980
Patrick D. Hallinan
Supplemental RAP	—	111,528	22,857	—	244,830
William D. Beck
Supplemental RAP	29,250	40,477	4,656	—	74,383
Agustin Lopez Diaz
Supplemental RAP	—	—	—	—	—
Deborah K. Wintner
Supplemental RAP	43,050	58,824	21,957	—	212,609
Tamer K. Abuaita
Supplemental RAP	114,915	104,850	69,336	—	532,012
Janet M. Link
Supplemental RAP	75,661	134,051	71,906	—	1,046,455

Non-Qualified Deferred Compensation Plans
The Company maintains the Supplemental RAP, the Deferred Compensation Plan (MIP), and the Deferred RSU Plan. Certain employees, including each of the named executive officers, may defer bonuses and other compensation pursuant to the Supplemental RAP.
Supplemental RAP
The Supplemental RAP provides executive officers and certain other employees, including the named executive officers, with benefits that cannot be provided under the RAP due to Internal Revenue Code limitations but is otherwise designed to provide benefits similar to the RAP. An eligible employee can defer up to 50% of base salary and up to 100% of the cash portion of his or her management incentive bonus each year under the Supplemental RAP. The Company, at its discretion, determines whether matching contributions will be made for a particular year and whether it will make Core contributions for a particular year. During 2025, the Company made matching and core allocations for Messrs. Allan, Nelson and Abuaita and Ms. Link and made core allocations for Messrs. Hallinan and Beck and Ms. Wintner. Matching contributions are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Core contributions are vested after three years of service or if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

Accounts under the Supplemental RAP are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two- or five-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant.
Deferred Compensation Plan (MIP)
The Deferred Compensation Plan (MIP) allowed for employees to defer bonuses earned under the MICP. The Company did not make any contributions to this plan. Interest is credited quarterly equal to the rate of one percentage point greater than the yield of the 10-year Treasury Note. Distributions to participants are made upon a participant’s death, retirement or termination of employment. Although the Company maintains the Deferred Compensation Plan (MIP), it has been closed to new deferrals since 2010, and Mr. Allan is the only named executive officer with a balance in this plan.
2026 PROXY STATEMENT 59

Deferred RSU Plan
Mr. Allan was awarded 4,000 RSUs on February 28, 2001, with a distribution date of October 13, 2003. Mr. Allan entered into an agreement electing to defer the issuance of shares under these RSUs until the termination of his employment with the Company (by death, retirement, or otherwise). Such RSUs remain deferred as of January 3, 2026. Dividend equivalent units earned on such RSUs are paid out in cash to Mr. Allan quarterly.
Executive Contributions in Last FY and Registrant Contributions in Last FY
The executive contributions listed in the Executive Contributions in Last FY column are reported as compensation in the Salary column of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2024 fiscal year, which were payable in 2025, in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2024.

The Company contributions listed in the Registrant Contributions in Last FY column are reported as compensation in the All Other Compensation column of the Summary Compensation Table.
Aggregate Earnings in Last FY
Participants in the Supplemental RAP may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet.

Mr. Allan’s account under the Deferred Compensation Plan (MIP) was credited with earnings at a rate of 5.41%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in this column as compensation in the Summary Compensation Table.

For Mr. Allan’s account under the Deferred RSU Plan, this column includes dividends and any year-over-year increase (or decrease) in the Company’s stock price.
Executive Officer Agreements
Agreement with Christopher J. Nelson, President & CEO
In connection with Mr. Nelson’s appointment as President and CEO effective as of October 1, 2025 (the “Transition Date”), the Company and Mr. Nelson entered into a Letter Agreement, dated June 29, 2025, pursuant to which Mr. Nelson is employed as the Company’s President and CEO on an “at will” basis. Mr. Nelson’s letter agreement provides for the compensation described under “Executive Officer Transitions—CEO and Executive Chair” on page 28, as well as employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements.
Mr. Nelson’s letter agreement also provides for the following severance benefits in the event of a termination without “Cause” or resignation with “Good Reason” (each as defined therein), subject to a release of claims: (i) a lump sum severance payment equal to two times the sum of his base salary and target annual bonus and (ii) up to two years of Company-provided health and other welfare benefits; however, if such termination would result in benefits under Mr. Nelson’s Change in Control Severance Agreement (as described below under “Change in Control Agreements with NEOs” on page 61), the terms of the Change in Control Severance Agreement will apply instead. Mr. Nelson’s letter agreement also contains customary restrictive covenants regarding confidentiality, non-competition and non-solicitation and indemnification rights to the fullest extent permitted by Connecticut laws and the Company’s certificate of incorporation and bylaws.
See the “Termination Provisions Summary” table on page 63, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Nelson if his employment had been terminated as a result of a qualifying termination on January 3, 2026.
Agreement with Donald Allan, Jr., Executive Chair
In connection with his transition to Executive Chair, the Company and Mr. Allan entered into a letter agreement, pursuant to which he will serve as Executive Chair until his retirement on September 30, 2026. Mr. Allan’s letter agreement provides the compensation described under “Executive Officer Transitions—CEO and Executive Chair.” on page 28. Following his retirement, Mr. Allan will continue to be provided with health and other welfare benefits until he reaches age 65. Mr. Allan’s letter agreement also contains indemnification rights to the fullest extent permitted by Connecticut laws and the Company’s certificate of incorporation and bylaws.
See the “Termination Provisions Summary” table on page 63, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Allan if his employment had been terminated as a result of a qualifying termination on January 3, 2026.
Potential Payments Upon Termination or Change in Control
MICP and Equity Plans
The MICP and the A&R 2024 Plan, the 2024 Plan and the 2022 Plan (as well as other equity plans, together with the A&R 2024 Plan, the 2024 Plan and the 2022 Plan, the “Equity Plans”) generally provide for a “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination (which, for the NEOs includes a termination without cause or a resignation for good reason) prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of outstanding equity awards.
60 2026 PROXY STATEMENT

With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels; (ii) all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms; and (iii) all RSUs and performance awards (including the LTIP PSUs) will immediately vest, assuming achievement at target.
A change in control under the MICP and the Equity Plans is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in the composition of the Board such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is a consummated agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Equity Award Agreements
The outstanding stock option and RSU awards provide for accelerated vesting in the event of the NEO’s retirement (other than retention RSU awards), death or disability. Under the outstanding LTIP PSUs, in the event of the NEO’s retirement, death or disability, the LTIP PSUs will remain outstanding and eligible to become earned based on actual performance; however, if such termination occurs during the first year of the performance period, the number of LTIP PSUs that will remain eligible to become earned will be prorated.
Retirement for purposes of the award agreements is defined as (i) age 55 and 10 years of service for awards granted before February 14, 2023, (ii) the earlier of age 55 and 10 years of service or age 65 and one year of service for awards granted for awards granted between February 14, 2023 and December 31, 2025, and (iii) the earlier of age 55 and 10 years of service or age 60 and five years of service for awards granted on or after January 1, 2026. Mr. Allan met the age 55 and 10 years of service requirements at January 3, 2026, whereas the other NEOs did not meet retirement eligibility requirements.
Outstanding stock option, RSU and LTIP PSU awards granted on or after February 26, 2024, also provide for pro-rated accelerated vesting upon a participant’s termination as a result of a qualifying divestiture, which includes any divestiture of a subsidiary, division, business unit or other unit that does not otherwise constitute a change in control. None of the NEOs are employed by business units the disposition of which would give rise to a qualifying divestiture resulting in accelerated vesting.
Change in Control Agreements with NEOs
The Company has entered into a change in control severance agreement with each NEO (the “Change in Control Agreements”); however, the Change in Control Agreement previously entered into with Mr. Allan was superseded by Mr. Allan’s letter agreement.
The Change in Control Agreements provide for a one-year term with recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a “change in control” (defined as described above with respect to the MICP and Equity Plans) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the named executive officer’s employment is terminated without “cause” or if the named executive officer resigns for “good reason” (each as defined in the applicable Change in Control Agreements) within two years following a change in control. The Change in Control Agreements generally provide for the following benefits upon a qualifying termination:
a lump sum cash payment equal to 2.5 times base salary;
a lump sum cash payment equal to 2.5 times base salary average annual bonus over the three years prior to termination;
continuation of certain health and welfare benefits and perquisites for 2.5 years (or, in the case of each of the foregoing, if shorter, until similar benefits are provided by the NEO’s new employer);
a payment reflecting the actuarial value of an additional 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company; and
up to $50,000 of outplacement services.
The payments and benefits above are subject to the NEO’s compliance with certain non-compete and non-solicitation obligations for two years following the date after a termination of employment.
2026 PROXY STATEMENT 61

Severance Policies
The Company maintains a severance policy (the “Executive Separation Pay Policy”) to provide salary replacement on a short-term basis to eligible employees who participate in the MICP, including the NEOs. Named executive officers (other than Mr. Nelson and Mr. Allan) will receive 52 weeks of separation pay regardless of their length of service upon a “job loss event.” Subject to certain exceptions, a job loss event is defined to include an employment termination that is (i) permanent; (ii) involuntary; (iii) initiated by the Company through no fault of the employee; and (iv) the direct result of a job elimination or combination with another position. Additionally, if they elect either retiree or COBRA health care benefits, employees who are at least 55 years of age and have at least 20 years of service with the Company will be eligible to receive a special medical and dental subsidy equal to 50% of normal COBRA costs until the earlier of 18 months or the month the employee reaches age 65. Alternatively, the employee can elect to have the same subsidized dollar amount applied to retiree medical premiums (if they qualify) for the same time period. The Company also continues to pay executive life insurance premiums until the end of the calendar quarter coincident with or following the last day paid. All employees receiving separation pay will remain enrolled in the medical, dental and vision insurance plans in which they were enrolled on the last day worked through the end of the month of the last day paid (including separation pay), provided that they make all necessary contributions.
Additionally, the Company has adopted a policy (the “Executive Severance Policy” and, together with the Executive Separation Pay Policy, the “Severance Policies”) committing not to enter into or amend any employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering executive officers, that provides cash severance benefits that would exceed 2.99 times the sum of the executive’s base salary and target bonus without seeking shareholder ratification of such an agreement, plan or policy. The Executive Severance Policy applies to executive officers who are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. The Executive Severance Policy excludes the value of equity awards from the 2.99x cap.
Agreements with Former Executives
The Company and Mr. Abuaita entered into a transition and release agreement, on March 31, 2025 (the “Transition Agreement”), pursuant to which Mr. Abuaita transitioned from his role as the Company’s Global Chief Supply Chain Officer and President, Industrial to Senior Adviser effective May 1, 2025 (the “Transition Date”). Mr. Abuaita’s employment as Senior Advisor was expected to continue for one year following the Transition Date, unless earlier terminated in accordance with the terms of the Transition Agreement, which occurred on his earlier departure effective August 15, 2025. While serving as Senior Adviser, the Transition Agreement provided that Mr. Abuaita continued to receive his current base salary, remained eligible to receive certain Company-provided benefits, including executive life insurance until the end of the quarter of his termination of employment, and continued to vest in his outstanding equity awards; however, upon termination of his employment as Senior Adviser, all of his outstanding equity awards were forfeited. In addition, Mr. Abuaita was eligible to receive a pro-rated MICP for 2025 for service through the Transition Date, based on actual performance, and six months of Company-provided outplacement services, which he did not utilize. In consideration for a release of claims in favor of the Company, the Transition Agreement also provides for one year of continued base salary as a severance payment ($750,000) commencing on May 1, 2026 and up six months of Company-subsidized continued group health plan coverage (estimated at $14,700); however, Mr. Abuaita was not eligible to utilize the continued group health plan coverage on account of his eligibility for comparable group health benefits from a subsequent employer. All of Mr. Abuaita’s benefits under the Transition Agreement, including his severance payments, are subject to his continued compliance with customary restrictive covenants, including non-competition and non-solicitation obligations.
In connection with her resignation, we did not enter into any arrangements with Ms. Link and she was not eligible to receive any separation payments or benefits. All of her outstanding equity awards were forfeited upon her termination of employment.
62 2026 PROXY STATEMENT

TERMINATION PROVISIONS SUMMARY
Appearing on pages 63–66 are tables setting forth the dollar amounts that would have been payable, except as noted in the footnotes thereto, at January 2, 2026, the last business day of the Company’s 2025 fiscal year, under the various termination scenarios applicable for each NEO (other than Mr. Abuaita and Ms. Link who terminated employment prior to the end of 2025). The figures set forth in the tables assume a stock price of $76.47, the closing price of Company common stock on January 2, 2026, which was the last trading day of the Company’s 2025 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.
Christopher J. Nelson

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Involuntary w/out Cause or Resignation for Good Reason (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$ —	$ —	$6,760,000	$6,477,313	$—	$—
Pro rata bonus for year of termination	$—	$—	$929,055	$2,080,000	$929,055	$929,055
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$522,856	$—	$—
Executive benefits & perquisites	$—	$—	$—	$137,500	$—	$—
Post-termination life insurance	$—	$—	$29,004	$72,510	$—	$—
Post-termination health & welfare	$—	$—	$22,120	$55,300	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$189,742	$189,742	$189,742
Vesting of RSUs	$—	$—	$—	$3,529,932	$3,529,932	$3,529,932
Vesting of LTIP PSUs	$—	$—	$—	$5,949,748	$4,022,784	$4,022,784
Total	$—	$—	$7,740,179	$19,064,901	$8,671,513	$8,671,513

Donald Allan Jr.

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$—	$—	$—	$—
Pro rata bonus for year of termination	$1,469,498	$—	$1,469,498	$1,469,498	$1,469,498	$1,469,498
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$—	$—	$—
Executive benefits & perquisites	$—	$—	$—	$—	$—	$—
Post-termination life insurance	$210,208	$210,208	$210,208	$210,208	$210,208	$210,208
Post-termination health & welfare	$56,791	$—	$56,791	$56,791	$56,791	$—
Outplacement	$—	$—	$—	$—	$—	$—
Vesting of stock options	$—	$—	$—	$—	$—	$—
Vesting of RSUs	$4,460,036	$—	$4,460,036	$4,460,036	$4,460,036	$4,460,036
Vesting of LTIP PSUs	$8,279,516	$—	$8,279,516	$8,279,516	$8,279,516	$8,279,516
Total	$14,476,049	$210,208	$14,476,049	$14,476,049	$14,476,049	$14,419,258

2026 PROXY STATEMENT 63

TERMINATION PROVISIONS SUMMARY
Patrick D. Hallinan

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$ —	$ —	$1,000,000	$5,231,333	$—	$—
Pro rata bonus for year of termination	$—	$—	$578,400	$1,100,000	$578,400	$578,400
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$526,965	$—	$—
Executive benefits & perquisites	$—	$—	$—	$125,000	$—	$—
Post-termination life insurance	$—	$—	$1,532	$3,830	$—	$—
Post-termination health & welfare	$—	$—	$22,764	$56,910	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$—	$—	$—
Vesting of RSUs	$—	$—	$—	$2,479,540	$2,479,540	$2,479,540
Vesting of LTIP PSUs	$—	$—	$—	$5,311,147	$2,942,478	$2,942,478
Total	$—	$—	$1,602,696	$14,884,725	$6,000,418	$6,000,418

William D. Beck

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$ —	$ —	$750,000	$3,201,023	$—	$—
Pro rata bonus for year of termination	$—	$—	$385,144	$675,000	$385,144	$385,144
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$263,798	$—	$—
Executive benefits & perquisites	$—	$—	$—	$125,000	$—	$—
Post-termination life insurance	$—	$—	$1,494	$3,734	$—	$—
Post-termination health & welfare	$—	$—	$22,764	$56,910	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$—	$—	$—
Vesting of RSUs	$—	$—	$—	$2,026,990	$2,026,990	$2,026,990
Vesting of LTIP PSUs	$—	$—	$—	$1,455,148	$1,112,240	$1,112,240
Total	$—	$—	$1,159,402	$7,857,603	$3,524,374	$3,524,374

64 2026 PROXY STATEMENT

TERMINATION PROVISIONS SUMMARY
Agustin Lopez Diaz

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$ —	$ —	$750,000	$1,971,023	$—	$—
Pro rata bonus for year of termination	$—	$—	$38,409	$637,500	$38,409	$38,409
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$140,625	$—	$—
Executive benefits & perquisites	$—	$—	$—	$125,000	$—	$—
Post-termination life insurance	$—	$—	$—	$—	$—	$—
Post-termination health & welfare	$—	$—	$—	$—	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$—	$—	$—
Vesting of RSUs	$—	$—	$—	$9,462,092	$9,462,092	$9,462,092
Vesting of LTIP PSUs	$—	$—	$—	$—	$—	$—
Total	$—	$—	$788,409	$12,386,240	$9,500,501	$9,500,501

Deborah K. Wintner

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$ —	$ —	$527,000	$2,799,998	$—	$—
Pro rata bonus for year of termination	$—	$—	$368,730	$527,000	$368,730	$368,730
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$317,157	$—	$—
Executive benefits & perquisites	$—	$—	$—	$125,000	$—	$—
Post-termination life insurance	$—	$—	$1,379	$3,447	$—	$—
Post-termination health & welfare	$—	$—	$17,954	$44,885	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$0	$—	$—
Vesting of RSUs	$—	$—	$—	$444,750	$444,750	$444,750
Vesting of LTIP PSUs	$—	$—	$—	$1,025,769	$738,411	$738,411
Total	$—	$—	$915,063	$5,338,006	$1,551,891	$1,551,891

2026 PROXY STATEMENT 65

Footnotes to Termination Provisions Summary Tables
Severance
The amounts reflected under Severance in the Termination Provisions Summary Tables above include severance that Mr. Nelson would be entitled to receive if his employment was terminated by the Company without cause or if he resigns for good reason as described on page 60 under the heading “Executive Officer Agreements.” Mr. Allan is not eligible for severance under the terms of his letter agreement. The amounts included in the Termination Provisions Summary Tables above for Messrs. Hallinan, Beck and Lopez Diaz and Ms. Wintner under the heading “Job Loss Event (no CIC)” reflects severance that such executive officers would be entitled to under the Company’s Severance Policies. If any of these individuals were involuntarily terminated, the terms of separation would be negotiated at that time and approved by the Compensation Committee.
Pro-Rata Bonus for Year of Termination
The 2025 MICP, which applied to the annual cash awards that were outstanding as of January 3, 2026, provides that, if awards are assumed or replaced upon a change in control and a qualifying termination occurs, payments will be made on a pro rata basis assuming performance at target. For purposes of these tables, the Company has assumed that this scenario applies. For other termination scenarios, where applicable, the 2025 MICP is reflected based on actual performance for 2025.
Retirement Plan
The amounts reflected in this row represents the payment each named executive officer would receive upon a change in control and qualifying termination determined based on the actuarial value of an additional 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company.
Supplemental RAP Acceleration
The amounts reflected in this row represents the accelerated vesting of unvested balances upon a change in control and qualifying termination.
Post-Termination Benefits and Executive Benefits and Perquisites
Reflects the estimated value of life, health and accident insurance coverage based on the annual premiums for plans paid by the Company for the NEOs during 2025 multiplied by the applicable period of time provided for under the Change in Control Agreements and under Mr. Allan’s letter agreement and Mr. Nelson’s letter agreement. For Mr. Allan, the amounts in this row also include the final premium payment the Company would be required to pay in order to fund life insurance coverage equal to 3 times Mr. Allan’s base salary coverage until age 65 in accordance with the life insurance policy, with coverage reduced to 1 times Mr. Allan’s base salary coverage from age 65 to 95.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, Company products and annual physicals.
Vesting of Stock Options and Vesting of RSUs
The value included for stock options is based on the difference between $76.47, the closing price of Company common stock on January 2, 2026, which was the last trading day of the Company’s 2025 fiscal year, and the exercise price, multiplied by the number of stock options that would accelerate under each event. The value included for RSUs is equal to $76.47, multiplied by the number of RSUs that would accelerate under each event.
Vesting of LTIP PSUs
The value attributable to the vesting of LTIP PSUs has been determined assuming performance at target (or a pro-rata portion thereof) for terminations following a change in control and for retirement, death or disability, consistent with the award terms, in each case, multiplied by $76.47, the closing price of the Company common stock on January 2, 2026, which was the last trading day of the Company’s 2025 fiscal year.

No value is included for awards for the 2023–2025 LTIP PSUs in light of the actual results as disclosed on pages 45–46, while the value included for the 2024–2026 LTIP PSUs and 2025–2027 LTIP PSUs reflect the following assumptions regarding actual performance, which would not have been determinable as of January 3, 2026:

2024–2026 LTIP PSUs: CFROI performance was below target for 2024 and was below threshold for 2025 and was estimated at threshold for 2026. Performance for the three-year relative TSR metric was estimated at threshold and performance for the three-year Relative Organic Sales Growth versus market was estimated at threshold.

2025–2027 LTIP PSUs: CFROI performance was above target for 2025 and was estimated at max for 2026 and 2027. Performance for the three-year relative TSR metric was estimated at threshold and performance for the Adjusted EBITDA metric was above threshold for 2025 and estimated at target for 2026 and 2027.

66 2026 PROXY STATEMENT

CEO PAY RATIO
Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.
Identification of Median Employee
We selected October 1, 2025, as our determination date and used this date to identify the population of employees to be included in our calculations. On October 1, 2025, the Company and its consolidated subsidiaries employed approximately 44,292 individuals, 65% of whom were located outside of the U.S. Under the pay ratio rules, we are permitted to exclude up to 5% of our total employee population, and accordingly we excluded employees from Brazil (1,519 employees) and Vietnam (706 employees) (approximately 5.0% of our total workforce of 44,292).
We use base pay as of our October 1, 2025, determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our hourly population, we used the hourly rate of pay multiplied by the number of hours regularly scheduled exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.
Annual Total Compensation of Median Employee
We calculated the median employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (consistent with the “Summary Compensation Table” for 2025). We then added the estimated value of health and welfare benefits provided to the median employee during 2025 to more accurately represent our overall compensation programs. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $47,897.
Annual Total Compensation of CEO
Our Company had two individuals who served as CEO during 2025. With respect to the annual total compensation of our CEO for these calculations, we annualized the total compensation reported for Mr. Nelson in the “Summary Compensation Table” for the period in which he served as CEO (October 1, 2025 to January 3, 2026), and then added the $35,680 estimated value of health and welfare benefits provided to the CEO during 2025 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $8,579,210.
Pay Ratio
Based on our CEO’s annualized total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable SEC regulations is 179:1.
Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.
2026 PROXY STATEMENT 67

PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our principal executive officers (the “PEOs”) and the average compensation for our other named executive officers (“NEOs”), both as reported in the Summary Compensation Table on page 51 of this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of 2025, 2024, 2023, 2022 and 2021. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income and CFROI.
Pay Versus Performance

	James M. Loree		Donald Allan, Jr.		Christopher J. Nelson				Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (GAAP) in millions	CFROI
2025	n/a	n/a	$14,485,454	$10,261,990	$7,656,246	$6,320,965	$3,614,409	$1,670,465	$51	$224	$401.9	8.7%
2024	n/a	n/a	$16,000,281	$7,767,041	n/a	n/a	$5,220,724	$2,548,571	$51	$175	$294.3	9.4%
2023	n/a	n/a	$13,877,644	$14,893,456	n/a	n/a	$5,924,460	$6,500,142	$60	$141	$(310.5)	10.8%
2022	$13,625,418	$(10,577,275)	$8,093,256	$(3,215,054)	n/a	n/a	$2,787,366	$(1,031,574)	$44	$119	$1,062.5	(4.2)%
2021	$13,159,209	$11,587,123	n/a	n/a	n/a	n/a	$3,655,494	$3,504,244	$107	$119	$1,689.2	5.8%

Summary Compensation Table Total for PEO and Average Summary Compensation Table Total for non-PEO NEOs. Reflects amounts reported in the “Summary Compensation Table” for the PEOs set forth below and average amounts reported in the “Summary Compensation Table” for the non-PEO NEOs set forth below:

Year	PEO	Non-PEO NEOs
2025	Christopher J. Nelson and Donald Allan, Jr.	Patrick D. Hallinan, William D. Beck, Agustin Lopez Diaz, Deborah K. Wintner, Tamer K. Abuaita, Janet M. Link
2024	Donald Allan, Jr.	Patrick D. Hallinan, Tamer K. Abuaita, Janet M. Link and Christopher J. Nelson
2023	Donald Allan, Jr.	Patrick D. Hallinan, Tamer K. Abuaita, John T. Lucas, Christopher J. Nelson and Corbin B. Walburger
2022	Donald Allan, Jr. and James M. Loree	Corbin B. Walburger, Janet M. Link, Robert H. Raff and John H. Wyatt
2021	James M. Loree	Donald Allan, Jr., Janet M. Link, Jaime A. Ramirez and John H. Wyatt

Compensation Actually Paid to PEO and Average Compensation Actually Paid to non-PEO NEOs. Compensation actually paid for the PEO and average compensation actually paid for our non-PEOs in 2025, 2024, 2023, 2022 and 2021 reflect the respective amounts set forth in these columns, adjusted as follows in accordance with the SEC’s pay versus performance disclosure rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEOs and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the PEO’s and our other NEOs’ compensation for fiscal year 2025, see Compensation Discussion & Analysis beginning on page 27 of this Proxy Statement.
68 2026 PROXY STATEMENT

	PEO (Nelson)	PEO (Allan)	Average of Non-PEOs
Total Reported in Summary Compensation Table for 2025	$7,656,246	$14,485,454	$3,614,409
Less, value of equity awards reported in the Summary Compensation Table	$(5,286,268)	$(11,000,020)	$(2,558,305)
Add, year-end value of equity awards granted in 2025 that are unvested and outstanding	$5,197,424	$9,248,506	$1,667,810
Add, change in fair value (from prior year-end to year-end) of prior year equity awards that are unvested and outstanding	$(969,296)	$(2,580,929)	$(256,273)
Add, year-end fair market value of equity awards granted in 2025 and that vested in 2025	$0	$0	$0
Add, change in fair value (from prior year-end to vesting date) of prior year equity awards that vested in 2025	$(277,141)	$108,979	$(24,047)
Less, prior year-end fair value of prior year equity awards that failed to vest in 2025	$0	$0	$ (773,129)
Add, dividends and dividend equivalent payments paid during 2025 on unvested equity awards	$0	$0	$0
Less, change in present value of accumulated pension plan benefits reported in the Summary Compensation Table	$0	$0	$0
Add, service cost for defined benefit and pension plans	$0	$0	$0
Add, prior service cost for defined benefit and pension plans	$0	$0	$0
Compensation Actually Paid for Fiscal Year 2025	$6,320,965	$10,261,990	$1,670,465

The assumptions used to calculate the fair values set forth in the table above are computed in accordance with ASC 718 and did not differ materially from those used to calculate the grant date fair value for each award.
Value of Initial Fixed $100 Investment Based On Total Shareholder Return and Peer Group Total Shareholder Return. TSR is cumulative for the measurement periods beginning on January 2, 2021, and ending on January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022, and January 1, 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 500 Capital Goods Index peer group for purposes of this table reflects the Company’s industry sector and is the same as our peer group disclosed in the Stock Performance Graph in Item 5 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
Net Income (GAAP). Reflects “Net Income” as reported under the caption “Net Earnings (Loss) Attributable to Stanley Black & Decker, Inc.” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for the years ended January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022 and January 1, 2022. Net Income is inclusive of the results of discontinued operations. The 2022, 2023 and 2024 Net Income reflects an $884.9 million after-tax gain, $(28.8) million after-tax loss and an $8.0 million after-tax gain on sale of the Security business, respectively.
CFROI. CFROI is used as a metric in the Company’s long-term incentive award program and represented the highest weighted metric for those awards at 40% (for the 2025–2027 LTIP PSU cycle, CFROI was reduced from a 40% to 30% weighting as described in “2025 & 2026 Compensation Program Design Changes” on page 32). CFROI is calculated as cash from operations plus after-tax interest expense, divided by the two-point average (beginning and end of the year) of debt plus equity. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges for comparability to originally established goals. Additionally, CFROI for 2025 performance under the 2023-2025 LTIP performance cycle was further adjusted, consistent with the terms of grant, to add back pro-forma impacts related to a divested business for comparability to originally established goals. The 2025 CFROI performance under the 2023-2025 LTIP performance cycle was below threshold on both a GAAP and non-GAAP basis. The CFROI results reported for 2025, 2024 and 2023 represent the CFROI results achieved under the 2023–2025, 2022–2024 and 2021–2023 LTIP PSU cycles, respectively. The CFROI results reported for 2022 and 2021 represent the CFROI results achieved under the 2020-2022 LTIP PSU cycle, as reported in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders. The CFROI results presented above may differ from the CFROI results reported for the corresponding year under different LTIP cycles due to differing assumptions based on expected Non-GAAP adjustments at the time of the establishment of the respective CFROI goals at the beginning of each applicable LTIP cycle. See “LTIP Performance Goals and Performance Period Results” on page 44 for additional information. See Appendix A for a calculation of CFROI and reconciliation to respective GAAP measures.
2026 PROXY STATEMENT 69

Most Important Financial Performance Measures

Performance Measures
CFROI* Adjusted EPS* Adjusted Gross Margin Rate* Free Cash Flow Dollars* Adjusted EBITDA*

*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
70 2026 PROXY STATEMENT

Relationships Between Compensation Actually Paid and Financial Performance Measures
Compensation Actually Paid, Company TSR and Peer Group TSR
The chart below describes the relationship between the Company’s TSR and the compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree and for 2025 is the sum of the compensation actually paid to Mr. Nelson and Mr. Allan) and the average amount of compensation paid to non-PEO NEOs, as well as between the Company’s TSR and the TSR of the Company’s peer group, the S&P 500 Capital Goods Index. Compensation actually paid generally aligns with the Company’s TSR over the five years presented in the table because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards whose value is directly tied to the value of the Company’s common stock performance.
2026 PROXY STATEMENT 71

Compensation Actually Paid and Net Income
The chart below describes the relationship between net income and the compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree and for 2025 is the sum of the compensation actually paid to Mr. Nelson and Mr. Allan) and the average amount of compensation paid to non-PEO NEOs. As demonstrated by the following table, the amount of compensation actually paid to our CEO and the average compensation paid to our Non-PEO NEOs was generally aligned to our net income in 2020, 2021, 2024 and 2025. In 2022, net income included a non-recurring $884.9 million after-tax gain on the Security divestiture reported in discontinued operations and the compensation actually paid, as reported, was negative primarily due to the 2022 decline in the company stock price. In 2023, the divergence in net income versus compensation actually paid primarily pertained to appreciation in the company stock price in 2023, as well as $566.2 million of Non-GAAP adjustments, principally related to asset impairment charges and supply chain transformation costs included in net income but excluded from the incentive compensation program payouts, along with the strategic choice to prioritize inventory reductions which impacted gross margin and net income despite improved gross margin performance relative to 2022. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is somewhat correlated with the Adjusted EPS measure, which is used in the MICP and LTIP PSUs for the 2022–2024 and prior cycle.
However, the Adjusted EPS measure utilized in the incentive programs excludes Non-GAAP adjustments, and therefore excludes the after-tax gain and loss on the Security business divestiture reported in discontinued operations in 2022 and 2023, respectively, which are included in net income.
72 2026 PROXY STATEMENT

Compensation Actually Paid and CFROI
The chart below describes the relationship between the Company-selected performance measure of CFROI and compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree and for 2025 is the sum of the compensation actually paid to Mr. Nelson and Mr. Allan) and the average amount of compensation paid to non-PEO NEOs, showing alignment over the five years presented in the table.
2026 PROXY STATEMENT 73

ITEM 2
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Exchange Act, and in accordance with the results of the 2023 shareholder advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2026 Annual Meeting.
This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2023 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, with our next vote taking place in 2027.
Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee. The Say on Pay advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2025, as described in this Proxy Statement.
We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations.

Board of Directors Recommendation

The Board recommends
that you vote
FOR
approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

Pay for Performance Alignment Is Strong: A majority of annual and long-term compensation is performance-based, being directly linked to both absolute and relative Company performance against preset goals.

Long-Term Performance Targets Are Intended to Be Challenging: There was 19.2% payout for the 2023–2025 LTIP PSUs as a result of below threshold performance for all metrics other than above target CFROI performance for 2023, and over the last five years our LTIP PSUs have paid out at an average of 30.8% of target. The Compensation Committee applied no positive discretion in determining LTIP PSU payouts for our named executive officers.

The Board’s Responsiveness to Shareholders: At the 2025 Annual Meeting, 79% of votes cast supported the Company’s Say on Pay proposal. The Board reviewed current views on corporate governance best practices and considered the result of last year’s Say on Pay vote along with input from shareholders during a robust shareholder engagement in 2025. In light of these considerations, the Board determined that our executive compensation programs are designed to reward pay for performance.

Target Compensation for Our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms.

Our Executive Compensation Program Follows Best Practices: Our executive compensation program reflects best practices, including: no tax gross-ups (other than on relocation benefits), double trigger vesting provisions, comprehensive clawback policies, robust stock ownership guidelines and a policy against hedging or pledging of Company stock.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.
74 2026 PROXY STATEMENT

ITEM 3
APPROVAL OF AMENDED AND RESTATED 2024 OMNIBUS AWARD PLAN
A&R 2024 Plan
The Company is seeking shareholder approval of amending and restating The Stanley Black & Decker 2024 Omnibus Award Plan (as amended, the “A&R 2024 Plan”). The only changes proposed in the A&R 2024 Plan are:
Authorize 7,750,000 additional shares for issuance under the A&R 2024 Plan;
Adjusting the fungible ratio for awards granted after effectiveness of the A&R 2024 Plan to 2.71;
Adding a one-year minimum vesting period, subject to certain exceptions; and
Extending the term of the A&R 2024 Plan.
The 2024 Plan was approved and adopted by our shareholders in April 2024. The Board adopted the A&R 2024 Plan on February 24, 2026 to further the Company’s goal of attracting, incentivizing and retaining top talent and continuing to offer our key personnel compensation opportunities that are market competitive. If shareholders do not approve the A&R 2024 Plan, we will continue to grant equity incentive wards under the existing share reserve under the 2024 Plan until it expires or there is no remaining capacity left under such plan.
The Board believes that equity-based compensation plans, such as the A&R 2024 Plan, benefit the interests of our shareholders by effectively linking employee compensation to the performance of our Company’s stock price. Approval of the 2024 Plan will enable the Compensation Committee to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, and enhance shareholder alignment.

Board of Directors Recommendation The Board recommends that you vote FOR approval of Amended and Restated 2024 Omnibus Award Plan

Reasons Why You Should Vote to Approve the 2024 Plan
The A&R 2024 Plan is substantially similar to the 2024 Plan and, if approved, will allow the Company to continue granting equity incentive compensation awards that are intended to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. Based on current projections, the Company will not have sufficient share capacity under the 2024 Plan to continue granting equity incentive compensation awards through the second quarter of 2026, and the Board and the Compensation Committee wish to ensure that there is sufficient capacity available to make grants in subsequent years as well as any necessary off-cycle grants without any delay. If the A&R 2024 Plan is not approved and we are not able to make equity grants in subsequent years, we will be at a significant disadvantage in attracting and retaining talented employees, consultants and non-employee directors. The A&R 2024 Plan includes a number of governance best practices and shareholder-friendly terms, including the following features:
Director Compensation Limit: The total annual compensation of non-employee directors is limited to $750,000, including pursuant to awards under the A&R 2024 Plan and retainer fees, and by approving the A&R 2024 Plan, shareholders will be deemed to have also ratified this limit;

Double Trigger Vesting: Awards will not be accelerated in connection with a change in control of the Company if an acquirer replaces or substitutes outstanding awards in accordance with the requirements of the A&R 2024 Plan; such awards will only accelerate if the participant incurs a qualifying termination of employment within two years following the change in control, as further discussed below;

Fungible Share Ratio: Full value awards (such as restricted stock and RSUs) reduce the shares available under the A&R 2024 Plan by 2.71 shares for each share subject to such an award whereas options and SARs reduce the shares available under the plan by one share for each share subject to such an award;

Prohibition on Repricing: Without shareholder approval, the exercise price of options and stock appreciation rights (“SARS”) may not be reduced, and options and SARs may not be canceled in exchange for cash or other awards with a lower or no exercise price;

2026 PROXY STATEMENT 75

No Dividends or Dividend Equivalents Paid on Unvested Awards: Dividends and dividend equivalents on awards will only vest and be paid to the extent that the underlying award vests;

No Liberal Share Recycling: The A&R 2024 Plan prohibits “liberal recycling” of shares under all awards such that shares tendered in payment of the exercise price, shares withheld by the Company to satisfy tax withholding obligations, and shares that are repurchased by the Company with proceeds realized by the Company in connection with any repurchase program will not become available for grant under the A&R 2024 Plan;

Clawback Policies: Awards under the A&R 2024 Plan are subject to recoupment or clawback under the Company’s clawback policies, as described in more detail under “Clawback of Compensation and Awards” on pages 48–49; and

Stock Ownership Guidelines: Awards under the A&R 2024 Plan are subject to the Company’s Stock Ownership Guidelines for Executive Officers, as described in more detail under “Executive Officer Stock Ownership Guidelines” on page 48, and the Company’s Stock Ownership Guidelines for Non-Employee Directors, as described in more detail under “Stock Ownership Guidelines for Non-Employee Directors” on page 15.

The A&R 2024 Plan provides for the grant of the following awards: (i) stock options, including incentive stock options (“ISOs”) intended to offer the optionee potentially favorable tax treatment under Section 422 of the Code, (ii) SARs, (iii) restricted stock and RSUs, (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on the Company’s common stock (“Other Stock-Based Awards”). Each of the awards will be evidenced by an award document setting forth the terms and conditions applicable thereto.
The foregoing summary is qualified in its entirety by reference to the full text of the A&R 2024 Plan, a copy of which is attached hereto as Appendix B.
Summary of Historical Grant Practices
In authorizing the number of shares available for issuance under the A&R 2024 Plan, the Board considered the Company’s historical grant practices as well as the potential dilution and potential cost of the plan (sometimes referred to as shareholder value transfer).
On January 2, 2026, the last trading day of the Company’s 2025 fiscal year, the closing market price of the Company’s common stock as reported on the New York Stock Exchange was $76.47 per share.
Dilution. Over the past three fiscal years, our annual dilution was 0.5%, 1.0% and 0.8% (for the years ended January 3, 2026, December 28, 2024, December 30, 2023, respectively) for an average annual dilution of 0.8%. Dilution is generally defined as the total equity awards granted less cancellations, divided by the weighted average number of common shares outstanding during the fiscal year.
Burn Rate. The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. Burn rate for each year is computed as the number of stock options and RSUs granted plus the number of PSUs earned, divided by the weighted-average number of common shares outstanding during the fiscal year. Unlike dilution, burn rate does reflect the number of equity awards cancelled during the year. In order to preserve cash during a challenging economic climate, the Compensation Committee granted MICP PSU for fiscal years 2020 and 2019, with a three-year vesting schedule commencing on March 15th in the year following the annual performance period. The Company reverted to the historical practice of cash-settlement for the fiscal year 2021 and subsequent annual incentive plans. The table below reflects 113,648 of the previously described MICP PSUs that vested in fiscal year 2023, respectively; on a basis excluding these atypical MICP PSUs the burn rate would have been 1.1% for 2023, but would not have impacted the burn rate for 2024 and 2025.

	2025	2024	2023
Stock Options Granted (A)	794,826	832,331	848,394
Restricted Stock Units Granted (B)	935,246	769,487	827,133
Performance Share Units Earned (C)*	404	14,581	113,648
Numerator of Burn Rate (A) + (B) + (C)	1,730,476	1,616,399	1,789,175
Weighted Average Common Shares Outstanding (in ‘000)	151,258	150,485	149,751
Burn Rate	1.1%	1.1%	1.2%

*
We focus on PSUs earned, rather than granted, in analyzing burn rate. During the past three years we granted 393,040 PSUs in 2023, 468,228 PSUs in 2024 and 463,348 PSUs in 2025, in each case, assuming target achievement of performance goals.

Overhang. As of January 3, 2026, our “overhang rate” was 8.1%. Our overhang rate measures the total number of shares under all outstanding plan awards plus the number of shares authorized for future plan awards, as a percentage of the weighted-average number of shares of common stock outstanding for fiscal year 2025. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the A&R 2024 Plan is approved by our stockholders, our overhang rate would be 13.3%, based on the weighted average number of shares of common stock outstanding for fiscal year 2025.
76 2026 PROXY STATEMENT

As of January 3, 2026:
There were 8,555,129 shares issued and outstanding.
There was a total of 5,928,076 stock options outstanding, with a weighted average exercise price of $125.81 and a weighted average remaining term of 4 years.
There was a total of 1,542,071 RSUs outstanding and 1,084,982 PSUs outstanding (assuming maximum level of performance payout).

There was a total of 3,861,648 shares available for future awards under the 2024 Plan (or shares sufficient to cover 1,354,964 shares subject to full value awards after application of the 2024 plan’s fungible ratio). As described more fully below, upon approval of the A&R 2024 Plan, we will have 11,611,648 shares in the aggregate available for grant under the A&R 2024 Plan.

Summary of the A&R 2024 Plan
Purpose
The purpose of the A&R 2024 Plan is to provide appropriate incentives and rewards to employees, consultants and non-employee directors who are contributing to the Company’s future success and prosperity, thus enhancing the value of the Company for its shareholders and enabling the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of the Company depend.
Shares Available for Awards
The aggregate number of shares authorized to be issued in connection with the granting of awards under the A&R 2024 Plan is (i) 13,293,752, plus (ii) any shares subject to awards under the 2024 Plan, 2022 Plan, 2018 Plan, or the 2013 LTIP that are cash settled or otherwise terminate without delivery of shares (subject to the applicable fungible ratio that applied to such prior plan). No more than 13,293,752 shares will be available for delivery pursuant to the exercise of ISOs. The following shares will not be available for future awards under the A&R 2024 Plan: (i) shares tendered or withheld in payment of the exercise price of a stock option in connection with a “net exercise” arrangement; (ii) shares withheld by the Company to settle tax withholding obligations in connection with the vesting of an award; and (iii) shares repurchased by the Company with the proceeds realized by the Company in connection with any repurchase program, whether using proceeds from the exercise of a stock option, SAR or otherwise.
Each share with respect to which an option or stock-settled SAR is granted under the A&R 2024 Plan will reduce the aggregate number of shares that may be delivered under the A&R 2024 Plan by one share, and each share with respect to which any other award denominated in shares is granted under the A&R 2024 Plan will reduce the aggregate number of shares that may be delivered under the A&R 2024 Plan by 2.71 shares.
If another company is acquired by the Company or an affiliate of the Company, any awards made (referred to as substitute awards) and any of the Company’s shares delivered upon assumption of or in substitution for outstanding grants made by the acquired company will not decrease the number of shares available for grants under the A&R 2024 Plan.
Plan Administration
The A&R 2024 Plan will be administered by the Compensation Committee, which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Code (see the description of the Compensation Committee on page 17 of this Proxy Statement). The Compensation Committee may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the A&R 2024 Plan will be binding on all interested parties. Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee will be responsible for making recommendations to the Board with respect to grants to non-employee directors. The Compensation Committee may delegate to officers or managers of the Company certain authority with respect to the granting of awards other than awards to Section 16 officers of the Company or to non-employee directors.
Amendment; Termination
The Board may amend, suspend or terminate the A&R 2024 Plan or any award under the A&R 2024 Plan, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the “re-pricing” of stock options or SARs (other than in the case of adjustments to the share reserve or such awards as permitted under the A&R 2024 Plan in the event of certain corporate events), or to the extent that any such amendment would otherwise require approval of the shareholders pursuant to the applicable national securities exchange upon which the Company’s shares are traded or quoted. The A&R 2024 Plan will terminate on February 24, 2036, the tenth anniversary of the Board’s approval of the A&R 2024 Plan.
2026 PROXY STATEMENT 77

Limit on Director Compensation
The A&R 2024 Plan provides that the maximum amount of compensation that may be paid to any non-employee director in respect of such individual’s service as a non-employee director in any single fiscal year (including awards under the A&R 2024 Plan, determined based on the fair market value of such award as of the grant date, as well as cash retainer fees) may not exceed $750,000.
Eligibility
Awards may be made under the A&R 2024 Plan to any employee, consultant or non-employee director of the Company or of any affiliate; provided that ISOs may only be granted to employees of the Company. As of February 25, 2026, there are approximately 7 executive officers, approximately 43,600 permanent non-executive officer employees and 10 non-employee directors who would be eligible to participate in the A&R 2024 Plan, subject to any necessary approvals by the Compensation Committee. An individual’s eligibility for participation in the A&R 2024 Plan is determined at the time the award is approved or made. The basis for participation in the A&R 2024 Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the A&R 2024 Plan’s purposes described above.
Minimum Vesting
Awards granted under the A&R 2024 Plan may not vest prior to the first anniversary of the applicable grant date; however, this limitation does not apply to substitute awards, shares delivered in lieu of fully-vested cash obligations of the Company, awards for which vesting is accelerated by the Compensation Committee, or grants covering up to 5% of the shares authorized for issuance under the A&R 2024 Plan.
Stock Options
An award of stock options entitles a participant to purchase a specified number of shares during a specified term (not longer than 10 years from the date of grant or five years in the case of grants of ISOs to 10% shareholders) at a fixed price, affording the participant an opportunity to benefit from potential appreciation in the market price of the Company’s common stock from the date of grant. Stock options will vest and become exercisable over the exercise period established by the Compensation Committee in the award document. Generally, stock options are exercisable during a grantee’s lifetime only by the grantee. Stock options will not be granted under the A&R 2024 Plan in consideration for, and will not be conditioned upon, the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option. In addition, ISOs awarded under the A&R 2024 Plan will be designed to comply with the requirements of Section 422 of the Code.
The stock option exercise price will be as determined by the Compensation Committee, provided that, other than stock options granted as substitute awards, the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant (or less than 110% of such fair market value in the case of grants of ISOs to 10% shareholders). The exercise price may be fully paid in cash or, as the Compensation Committee may determine, by delivery of the Company’s common stock previously owned by the grantee equal in value to the exercise price or delivering irrevocable instructions to a broker to sell shares issued upon exercise of the stock option and promptly pay the exercise price to the Company, by having shares of the Company’s common stock with a value (on the date of exercise) equal to the exercise price, withheld by the Company, by such other means as may be determined by the Compensation Committee, or in any combination of the foregoing. A grantee of a stock option (and any tandem SAR) will not have the rights of a stockholder until certificates for the shares underlying the stock options are recorded in the grantee’s name.
Stock Appreciation Rights
Unless the Compensation Committee determines otherwise, a participant granted a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee so determines in the case of a SAR granted in tandem with another award, as of the grant date of the other award), of a share of the Company’s common stock over the grant price of the SAR. Subject to the provisions of the A&R 2024 Plan, the Compensation Committee has the right to determine the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of SARs, except that no SARs may be exercisable more than 10 years from the date of grant.
Restricted Stock, RSUs and Performance Awards
An award of restricted stock is an award of the Company’s common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a restricted period of time determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions on the award as it deems appropriate, including on the right to vote shares of restricted stock and to receive dividends; provided that any dividends on restricted stock will vest (or be forfeited) at the same time as the underlying shares to which such dividends relate. The Compensation Committee may provide that the restrictions will lapse separately or in combination, in installments or otherwise, as it deems appropriate. RSUs (including any performance awards denominated in units) may provide that upon settlement the grantee will receive cash, stock, other securities,
78 2026 PROXY STATEMENT

other awards, other property, or any combination thereof, as the Compensation Committee determines. An award of RSUs does not confer stockholder rights on the grantee, other than dividend equivalent rights (if applicable), during the specified restricted period. Performance awards are payable (or exercisable) based upon the achievement of performance goals during such performance periods as the Compensation Committee may establish. Restricted stock, RSUs and performance awards are all subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Compensation Committee.
Dividend Equivalents
Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares. Dividend equivalents credited in respect of another award will vest (or be forfeited) at the same time as the underlying award to which they relate. Dividend equivalents are prohibited for awards in connection with stock options or SARs.
Other Stock-Based Awards
Other Stock-Based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company’s common stock.
Change in Control
If, in connection with a change in control of the Company, a replacement award is provided to a participant, then no acceleration will occur solely on account of such change in control. Unless otherwise provided in the applicable individual agreement, upon the termination of the employment of a participant who holds replacement awards (i) by the participant for good reason, (ii) by the Company without cause, or (iii) due to the participant’s death, disability or retirement, in any case during the two-year period after such change in control, (1) all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (2) all options and SARs held by the participant immediately before such termination of employment that were outstanding as of the date of the change in control or that constitute replacement awards will remain exercisable for a period of three years following such termination of employment or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).
If a replacement award is not provided to the applicable participant, in the event of a change in control, unless otherwise provided in an applicable individual agreement, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted stock and each RSU, performance award, dividend equivalent and Other Stock-Based Award will lapse and the awards will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).
Restrictions on Transfer
Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee may, however, grant awards that are transferable to the grantee’s immediate family members or to trusts or partnerships for such family members.
Adjustments
In the event of a stock split, stock dividend or other extraordinary corporate event, the Compensation Committee may provide for a cash payment to a participant relating to an outstanding award and may adjust the number and type of shares which may be made the subject of awards or are subject to outstanding awards. The Compensation Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles. Other than in connection with the foregoing extraordinary corporate events, however, without shareholder approval, outstanding awards may not be amended to reduce the exercise price of a stock option or the grant price of SARs, outstanding stock options or SARs may not be canceled in exchange for cash, other awards or stock options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price or grant price of the original stock options or SARs, as applicable, and the Compensation Committee may not take any other action that is treated as a repricing under applicable accounting principles or standards.
Detrimental Activity and Clawback
The Compensation Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, during his or her employment or other service with the Company or a subsidiary engages in activity detrimental to the Company. Awards under the A&R 2024 Plan are subject to the Recoupment Policy and the 2023 Clawback Policy to the extent applicable to the participant and the award.
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Certain U.S. Federal Income Tax Considerations
The following discussion of certain U.S. federal income tax consequences applicable to awards under the A&R 2024 Plan is a summary only. This summary is not intended to be exhaustive and does not describe the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the A&R 2024 Plan.
The grant of a stock option or SAR under the A&R 2024 Plan will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally will recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally will recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. In general, upon exercising a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price. Other awards under the A&R 2024 Plan, including RSUs, generally will result in ordinary income to the participant at the time of delivery of cash, shares, or other property, or, with respect to awards such as restricted stock, the time that either the risk of forfeiture or restriction on transferability lapses (or at the date of grant if a timely election under Section 83(b) of the Code is filed). Subject to any applicable deduction limitations provided for under the Code, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.
The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the A&R 2024 Plan. Different tax rules may apply to specific participants and transactions under the A&R 2024 Plan.
New Plan Benefits Under the A&R 2024 Plan
As described above, the selection of participants who will receive awards under the A&R 2024 Plan and the size and types of awards will be determined by the Compensation Committee in its discretion. As such, the number or value of awards that will be granted under the 2025 Plan following the shareholder meeting is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. For information regarding the awards granted to our non-employee directors in 2025, see pages 22–23, and for information regarding awards granted to our named executive officers in 2025, see the “2025 Grants of Plan-Based Awards Table” on page 53.
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Awards Granted Under the 2024 Plan
No awards made under the 2024 Plan prior to the date of the shareholder meeting were granted subject to stockholder approval of the A&R 2024 Plan. The following table sets forth information with respect to awards that have been granted under the 2024 Plan to the NEOs, the director nominees, recipients of more than 5% of all awards under the 2024 Plan, and the specified groups set forth below as of February 25, 2026 (even if not currently outstanding), with LTIP PSUs based on achievement of target performance. No associates of any director, executive officer or director nominee have received any awards under the 2024 Plan.

Name & Position	Number of Stock Options	Number of Full Value Awards*
Christopher J. Nelson, President & CEO	60,509	51,104
Donald Allan, Jr., Executive Chair	106,962	93,704
Patrick D. Hallinan, Executive Vice President, Chief Financial Officer & Chief Administrative Officer	35,492	31,092
William D. Beck, Senior Vice President & President, Tools & Outdoor	15,558	13,629
Francesca S. Campbell, Senior Vice President, General Counsel & Corporate Secretary	—	—
Agustin Lopez Diaz, Senior Vice President, Chief Supply Chain Officer	—	61,868
Deborah K. Wintner, Senior Vice President & Chief Human Resources Officer	10,696	9,371
Tamer K. Abuaita, Former Global Chief Supply Chain Officer & President, Industrial	21,879	19,167
Janet M. Link, Former Senior Vice President, General Counsel & Secretary	21,879	19,167
All current executive officers as a group (7 persons)	229,217	260,768
Andrea J. Ayers	—	14,123
Susan K. Carter	—	8,806
Debra A. Crew	—	10,271
John L. Garrison, Jr.	—	5,147
Michael D. Hankin	—	9,892
Mary A. Laschinger	—	—
Robert J. Manning	—	5,378
Adrian V. Mitchell	—	8,904
Shane M. O’Kelly	—	—
Jane M. Palmieri	—	6,128
All current directors who are not executive officers (10 persons)	—	68,648
All employees, including all current officers who are not executive officers, as a group (506 persons)	521,851	885,811

*
Full value awards include RSUs, LTIP PSUs (based on achievement of target performance), deferred shares under the Deferred Compensation Plan for Non-Employee Directors, and associated dividend equivalents.

2026 PROXY STATEMENT 81

Equity Compensation Plan Information Table at 2025 Fiscal Year-End
Compensation plans under which the Company’s equity securities are authorized for issuance at January 3, 2026 (i.e., prior to the adoption of the A&R 2024 Plan) are as follows:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options and stock awards	(B) Weighted-average exercise price of outstanding options	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	8,555,309(1)	$125.81(2)	4,656,069(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	8,555,309	$125.81	4,656,069

(1)
Consists of 5,928,076 shares underlying outstanding stock options (whether vested or unvested) with a weighted-average exercise price of $125.81 and a weighted-average remaining term of 5.3 years; 2,463,241 shares underlying time-vesting RSUs that have not yet vested and the maximum number of shares that will be issued pursuant to outstanding LTIP PSUs if all established goals are met; and 163,992 of shares earned but related to which participants elected deferral of delivery. All stock-based compensation plans are discussed in Note I, Capital Stock, of the Notes to Consolidated Financial Statements in Item 8.

(2)
There is no cost to the recipient for shares issued pursuant to time-vesting RSUs or performance awards. Because there is no strike price applicable to these stock awards they are excluded from the weighted-average exercise price, which pertains solely to outstanding stock options.

(3)
Consists of 794,421 of shares available for purchase under the employee stock purchase plan (“ESPP”) at the election of employees and 3,861,648 securities available for future grants under stock-based compensation plans. Subject to adjustment as provided in the 2024 Plan, up to an aggregate of (i) 9,320,000 shares of the Company’s common stock may be issued in connection with awards under the 2024 Plan, less (ii) the shares covered by awards granted under the 2022 Omnibus Award Plan (the “2022 Plan”) following December 31, 2023, plus (iii) any shares that become available for awards in accordance with the terms of the 2024 Plan, including as a result of forfeitures under the 2022 Plan or other prior plans. No further awards will be issued under the Company’s 2022 Plan.

(4)
U.S. non-highly compensated employees are eligible to contribute from 1% to 25% of their salary to a qualified tax deferred savings plan as described in the Employee Stock Ownership Plan (“ESOP”) section of Note K of the Company’s Annual Report on Form 10-K for the 2025 fiscal year. The Company contributes an amount equal to one half of the employee contribution up to the first 7% of salary. There is a non-qualified tax deferred savings plan for highly compensated salaried employees which mirrors certain qualified plan provisions, but was not specifically approved by security holders. Eligible highly compensated salaried U.S. employees are eligible to contribute from 1% to 50% of their salary to the non-qualified tax deferred savings plan. The same matching arrangement was provided for highly compensated salaried employees in the non-qualified plan, to the extent the match was not fully met in the qualified plan, except that the arrangement for these employees is outside of the ESOP, and is not funded in advance of distributions. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined at its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental RAP that were in effect prior to 2019. For both qualified and non-qualified plans, the investment of the employee’s contribution and the Company’s matching contribution is controlled by the employee and may include an election to invest in Company stock. Shares of the Company’s common stock may be issued at the time of a distribution from the qualified plan. The number of securities remaining available for issuance under the plans at January 3, 2026 is not determinable, since the plans do not authorize a maximum number of securities.

If our shareholders approve the A&R 2024 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the plan.
82 2026 PROXY STATEMENT

ITEM 4
APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm
Subject to the action of the shareholders at the Annual Meeting, the Audit Committee, in accordance with its charter, has selected Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. As a matter of good corporate governance, the Board of Directors is requesting ratification by the shareholders of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2026. In the event the shareholders fail to ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the subsequent year. Because it is difficult and not cost effective to make a change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for fiscal year 2026 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Board of Directors Recommendation The Board recommends that you vote FOR approval of the Audit Committee’s selection of Ernst & Young LLP

Fees of Independent Auditors
General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2025, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2025. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific subcategories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in fiscal years 2024 and 2025 were as follows:
Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for fiscal years 2024 and 2025 were approximately $15,343,000, and approximately $16,175,000, respectively.
Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2024 and 2025 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $52,000 and approximately $121,000, respectively. Audit-related services generally include fees for pension audits and other agreed upon procedures.
Tax Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2024 and 2025 for professional services rendered for tax compliance, tax advice and tax planning were approximately $5,483,000 and approximately $5,077,000, respectively. Tax services include domestic and foreign tax compliance and consulting.
All Other Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2024 and 2025 for services other than audit services, audit-related services and tax services were approximately $7,200 per year, respectively, for access to their global online resource for accounting and financial reporting literature and thought leadership.
2026 PROXY STATEMENT 83

ITEM 5
SHAREHOLDER PROPOSAL REQUESTING AN INDEPENDENT BOARD CHAIRMAN
The Company is not responsible for the content of this shareholder proposal or its supporting statement. The Company will furnish the share ownership information for the proponent upon receipt of a request to the Corporate Secretary for such information.
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified the Company that he will present the following proposal at the 2026 Annual Meeting:
Proposal 5—Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary including the Corporate Governance Guidelines in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.

Board of Directors Recommendation The Board recommends that you vote AGAINST the shareholder proposal requesting an independent board chairman

The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.
Now could be a ripe time for this policy since Stanley Black & Decker stock was at $225 in 2021 and drastically less at only $65 late in 2025 despite a robust stock market.
Plus challenging news reports regarding Stanley Black & Decker emerged in 2025.
SWK total revenue for the first half of 2025 fell to $7.6 billion from $7.8 billion.
The annualized gross impact from tariffs is estimated at $800 million for 2025. To mitigate this, SWK raised prices and plans another price increase in Q4 2025, a strategy that could deter consumers.
Low consumer demand, particularly in the Do-It-Yourself (DIY) and outdoor markets, contributed to volume declines in its Tools & Outdoor segment. The automotive sector also saw a decline.
SWK announced that CEO Donald Allan was stepping down in October 2025 to be replaced by COO Christopher Nelson. Allan is unfortunately expected to remain at SWK for a year. SWK General Counsel, Janet Link, was to depart in November 2025.
Yahoo Finance financial analysts reported that SWK could be a “dividend trap” in 2025. The analysis highlighted that SWK’s dividend payouts were significantly higher than its earnings, a risky position for shareholders.
In June 2025 Fitch Ratings affirmed SWK’s credit rating at ‘BBB+’ but kept the outlook at Negative.
Continuing a 2024 trend, SWK announced further layoffs and plant closings in 2025. The closing of a distribution center in Concord, North Carolina, will result in 224 job cuts. Employee reviews on Glassdoor from April 2025 cited “endless layoffs and reorgs” as negatively impacting long-term growth and creating a challenging work environment.
Please vote yes:
Independent Board Chairman - Proposal 5
84 2026 PROXY STATEMENT

COMPANY STATEMENT IN OPPOSITION
The Board recommends that you vote AGAINST this proposal for the following reasons:
•	The Board views the requested policy as unnecessary since it will revert to its prior governance structure with an independent Chair effective October 1, 2026
•	Our Board does not believe that the inflexible policy requested by the proposal is in the best interests of the Company or its shareholders
•	The Board’s current leadership structure and governance practices provide effective and meaningful independent oversight which would not be enhanced by the requested policy
The Board will revert to an independent Chair later this year.
In connection with the appointment of Christopher J. Nelson as President and CEO and as part of the Board’s succession planning process, effective October 1, 2025, Donald Allan, Jr. became Executive Chair of the Board and Andrea J. Ayers, then independent Chair, transitioned to Lead Independent Director. Mr. Allan’s tenure as Executive Chair was designed to be limited in duration with the goal of facilitating a smooth transition by allowing Mr. Allan to continue to be a resource to Mr. Nelson, the Board and the Company, and assist the Company in navigating the current economic and international trade environment. On January 23, 2026, as part of this succession strategy, the Board elected Debra A. Crew as independent Chair of the Board, effective October 1, 2026, following Mr. Allan’s retirement on the same date. Ms. Crew succeeded Ms. Ayers as Lead Independent Director, effective January 23, 2026. Prior to Mr. Allan’s appointment as Executive Chair as part of the Company’s CEO transition, the Board had maintained an independent Chair since 2017. The Board believes that, in addition to the governance practices described below, the return to an Independent Chair makes the policy requested by the proposal unnecessary.
Maintaining flexibility in leadership structure is in the best interest of the Company and its shareholders.
Consistent with its fiduciary duties, our Board believes that the Company and its shareholders are best served by maintaining the flexibility for the Board to separate or combine the offices of Chair and CEO, or appoint a Lead Independent Director and Executive Chair, depending upon the best interests of the Company at a given point in time. To that end, our Board reviews its leadership structure annually and upon the resignation, removal or election of a new Chair or CEO and at such other times as the Board may deem appropriate. As part of this evaluation, the Board weighs the input received from the Company’s shareholders during its regular shareholder outreach in determining whether any changes to its leadership structure, depending on the circumstances of the Company, would be in the best interests of the Company and its shareholders. In recent shareholder outreach, shareholders expressed broad support for the Board’s transitional leadership structure. A policy requiring an independent Chair would unnecessarily restrict the ability of the Board to structure the Board’s leadership, as it deems appropriate in its business judgment, when faced with new or different circumstances. Further, while the policy requested by the proposal would mandate an independent Chair, a majority of S&P 500 companies do not have an independent chair in place according to the 2025 Spencer Stuart Board Index, reflecting that it may not always be the leadership structure best suited to a company’s circumstances. As such, our Board believes that adopting such a policy would constrain directors in exercising their fiduciary duties.
The Board’s current leadership structure and governance practices provide effective and meaningful independent oversight which would not be enhanced by the requested policy.
The Board believes that its current structure of appointing a Lead Independent Director in the event the Chair is not independent provides effective and meaningful independent oversight of management and that the inflexible policy requested by the proposal would not in any way enhance its independence or performance. The Lead Independent Director’s duties and responsibilities focus on promoting strong corporate governance and effective Board oversight and include, among others, presiding at Board meetings at which the Chair is not present, acting as the principal liaison between the Chair and independent directors, and being available for consultation and communication with major shareholders. The Board also maintains effective oversight by consistently ensuring that each Board committee, other than the Executive Committee, is led by and composed entirely of independent directors. As detailed beginning on page vii of this proxy statement, the Board has strong corporate governance practices and all directors other than the Executive Chair and CEO are independent.
For these reasons, the Board believes that the rigid approach to the Board’s leadership structure requested by the proposal is not necessary and not in the best interest of the Company and its shareholders. The Board believes it is best positioned to determine the most effective leadership structure for the Company and the Board in consideration of the relevant circumstances facing the Company and the Board at any given time.
Accordingly, the Board unanimously recommends a vote “AGAINST” this proposal.
2026 PROXY STATEMENT 85

VOTING INFORMATION
Only shareholders as of February 25, 2026, are entitled to vote
The Company has one class of outstanding common stock, $2.50 par value per share (“common stock”). Only shareholders at the close of business on February 25, 2026 (the “record date”), are entitled to receive notice, attend the Annual Meeting and vote on all matters that properly come before the Annual Meeting. On the record date, 155,286,429 shares of common stock were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote your shares during the Annual Meeting. If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote, or to vote your shares during the Annual Meeting.
Participation in the virtual Annual Meeting
We will be hosting the Annual Meeting in a virtual-only format. Any shareholder of record or beneficial owner with a 16-digit control number (included on your Notice of Internet Availability of the proxy materials, proxy card or voting instruction form) can listen to and participate in, and vote at, the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SWK2026. Beneficial owners who have not received or lost their 16-digit control number should contact their bank, broker or other nominee (preferably at least five business days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
The Annual Meeting webcast will begin promptly at 9:30 a.m. EDT. We encourage you to access the Annual Meeting portal prior to the start time. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting on April 24, 2026.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.
Materials needed to participate in the virtual Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to access the meeting, vote your shares, and submit questions. If you do not have your control number, you will not be able to attend, vote your shares, or submit questions before or during the Annual Meeting. If you hold your shares in the name of a bank, broker or other nominee and have any questions about your control number or how to obtain one, please contact your bank, broker or nominee when voting your shares.
Technical Assistance. There will be technicians ready to assist you with any technical difficulties you may have when trying to access the meeting or submitting questions during the meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Questions during the virtual Annual Meeting
Shareholders will be able to submit questions during the virtual meeting (by going to the Annual Meeting Website) by typing the question into the “Ask a Question” field and clicking “Submit.” We plan to answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group such questions together. Questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting or subsequently. Only shareholders with a valid 16-digit control number will be allowed to ask questions.
A majority of the shares outstanding and entitled to vote must be present in person or by proxy for a vote to be taken
In order to have a quorum, a majority of the shares outstanding and entitled to vote must be present in person or by proxy at the Annual Meeting. Attendance at the Annual Meeting constitutes presence in person for this purpose. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.
86 2026 PROXY STATEMENT

Vote required for approval

Proposal		Voting Options	Vote Required for Approval	Board Recommendation	Effect of Abstentions
1	Election of eleven directors	With respect to each nominee: For Against Abstain	The number of votes cast FOR a director nominee must exceed the number of votes cast AGAINST that director nominee	FOR ALL ELEVEN DIRECTOR NOMINEES	No effect
2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	For Against Abstain	The number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal	FOR	No effect
3	Approve the Amended & Restated 2024 Omnibus Award Plan	For Against Abstain	The number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal	FOR	No effect
4	Approve the Audit Committee’s selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for fiscal year 2026	For Against Abstain	The number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal	FOR	No effect
5	Consider and vote on a shareholder proposal requesting an independent board chairman, if properly presented at the Annual Meeting	For Against Abstain	The number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal	AGAINST	No effect

An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board, will be effective at the time of the Board’s determination to accept the resignation. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.
2026 PROXY STATEMENT 87

Voting your shares & deadlines
The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. The methods and associated deadlines for submitting your proxy or voting your shares at the Annual Meeting are set forth in the chart below and depend on whether you are a record or street name holder or a participant in the Company 401(k) Plan.
You are a record holder, if shares are registered directly in your name with our transfer agent
Beneficial owners or street name holders hold shares through a brokerage account, by a trustee or by another nominee

Participants (and beneficiaries of deceased participants) who hold shares in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan) (the “401(k) Plan”) can instruct the 401(k) Plan trustee, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, in a confidential manner, how to vote their shares in the 401(k) Plan by the three methods set forth in the chart below.

Method to Submit Your Proxy	Record or Street Name Holder	Shares Held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)
Internet*	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 23, 2026, and follow the instructions provided on that site.	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 21, 2026, and follow the instructions provided on that site.
Telephone*	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 23, 2026, and follow the instructions provided in the recorded message.	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 21, 2026, and follow the instructions provided in the recorded message.
Mail* (if proxy materials received by mail)
MAIL your proxy card (record holder) or voting instruction form (street name holder) in the postage-prepaid envelope provided. Your proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York 11717 prior to 11:59 p.m. EDT on April 23, 2026.
If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee, which may permit you to return your properly executed voting instruction form by mail, depending upon the method(s) your bank, broker or other nominee makes available.
If you are voting by telephone or by the Internet, please do not return your proxy card or voting instruction form.

COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York 11717 no later than 11:59 p.m. EDT on April 21, 2026, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

Attend the Virtual Meeting*
You may vote and submit questions while attending the Annual Meeting online via live audio webcast. You may vote your shares while the polls remain open at www.virtualshareholdermeeting.com/SWK2026 during the meeting.
Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
NOT available. Because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the virtual Annual Meeting.
*
If you are a record holder or street name holder, you will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to be able to vote under any of the above methods and/or attend the Annual Meeting. If you hold your shares in the name of a bank, broker or other nominee (i.e. in street name) and have any questions about your control number or how to obtain one, please contact your bank, broker or nominee when voting your shares. *

88 2026 PROXY STATEMENT

Additional Instructions for 401(k) Plan Holders. Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth in the chart above.
If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.
Changing your vote by revoking your proxy
If you have shares registered in your own name:
If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, stating that you would like to revoke your proxy. This notice must be received prior to 11:59 p.m. EDT on April 23, 2026.

Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

Third, you may attend the virtual Annual Meeting and vote online. Simply attending the meeting, however, will not revoke your proxy. You must vote online at the meeting to revoke your proxy.
If a broker holds your shares in “street name”:
If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.
If you are a 401(k) Plan holder:
There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, stating that you would like to revoke your instructions to Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m. EDT on April 21, 2026, in order to revoke your prior instructions.

Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan).” The latest dated instructions actually received by Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted
Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:
“FOR” the election of all nominees for the Board of Directors;
“FOR” the approval, on an advisory basis, of the compensation of named executive officers;
“FOR” the approval of the Amended and Restated 2024 Omnibus Award Plan;
2026 PROXY STATEMENT 89

“FOR” the ratification of the selection of Ernst & Young LLP as the registered independent public accounting firm for the 2026 fiscal year; and
“AGAINST” the shareholder proposal requesting an independent board chairman.
A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.
If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.
If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.
Confidential Voting
All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.
For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.
Solicitation of Proxies
Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies.
The Company expects the additional expense of D.F. King’s assistance to be approximately $25,500. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the SEC for its latest fiscal year is available without charge to shareholders at www.proxyvote.com or upon written request to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.
Householding
In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the SEC’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 967-0261, write to them at 28 Liberty Street, 53rd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.
Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 967-0261, write to them at 28 Liberty Street, 53rd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.
90 2026 PROXY STATEMENT

Shareholder Proposals or Nominations for the 2027 Annual Meeting

Proposal or Nomination	Deadline for Company to Receive*	Description & Requirements
Rule 14a-8 Shareholder Proposals.	Close of business on November 6, 2026
Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act intended to be presented at the Company’s 2026 Annual Meeting and included in the proxy statement must comply with Rule 14a-8’s requirements. The Company’s regular business hours are from 9 a.m. to 6 p.m. EDT.
Materials should be mailed to the Secretary at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

Advance Notice Nominations and Proposals.	No earlier than December 25, 2026, and no later than January 24, 2027
A shareholder who intends to make a nomination or present other business at the Company’s 2026 Annual Meeting (including pursuant to Rule 14a-19) must satisfy the requirements in our Bylaws for such nomination or proposal.
Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must provide the information set forth in the Bylaws (which includes information required under Rule 14a-19 under the Exchange Act).
Materials should be mailed to the Secretary at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

Proxy Access Nominations.	No earlier than October 7, 2026, and no later than November 6, 2026
The Company’s Bylaws include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws.
Materials should be mailed to the Secretary at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053

Questions
If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 967-0261, write to them at 28 Liberty Street, 53rd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.
For the Board of Directors
Francesca Campbell
Secretary
2026 PROXY STATEMENT 91

Appendix A
INFORMATION CONCERNING AND RECONCILIATION OF GAAP TO
NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
ADJUSTED GROSS MARGIN RATE, ADJUSTED DILUTED EARNINGS PER SHARE (“ADJUSTED EPS”), FREE CASH FLOW, ORGANIC GROWTH, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”), AND ADJUSTED EBITDA
(Millions of Dollars, Except Per Share Amounts)

Fourth Quarter 2025
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Gross Profit	$1,221.9	$5.9	$1,227.8
Gross Margin	33.2%		33.3%

Year-to-Date 2025
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Gross Profit	$4,588.3	$50.6	$4,638.9
Gross Margin	30.3%		30.7%

Year-to-Date 2025
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Diluted EPS — Continuing Operations	$2.65	$2.02	$4.67

Year-to-Date 2025
	Operating Cash Flows		Capital Expenditures		Free Cash Flow[1]
SBD	$971.2	–	$283.3	=	$687.9

Year-to-Date 2025
	GAAP Revenue Growth	Less: Acquisitions	Plus: Divestitures	Less: Product Line Transfer	Less: Currency	Non-GAAP Organic Growth[2]
SBD	-2%	- %	1%	- %	- %	-1%

92 2026 PROXY STATEMENT

RECONCILIATION OF NET EARNINGS FROM CONTINUING OPERATIONS TO EBITDA

Year-to-Date 2025
Net earnings from continuing operations	$401.9
% of Net Sales	2.7%

Interest — net	317.9
Income taxes on continuing operations	16.0
Depreciation and amortization	512.4
EBITDA[3]	$1,248.2
% of Net Sales	8.2%

Non-GAAP Adjustments before income taxes[1]	396.2

Less: Accelerated depreciation included in Non-GAAP Adjustments before income taxes	6.1

Adjusted EBITDA[3]	$1,638.3
% of Net Sales	10.8%

(1)
A summary of the year-to-date pre-tax Non-GAAP adjustments for Adjusted Gross Margin, Adjusted EPS and Adjusted EBITDA, and a reconciliation of free cash flow, can be found in the Company’s Annual Report on Form 10-K under the heading “Results of Operations” beginning on page 33. Fourth quarter 2025 Non-GAAP adjustments to Gross Margin above relate primarily to footprint actions and other costs associated with the supply chain transformation. The Non-GAAP 2025 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

(2)
Non-GAAP Organic Growth, as reconciled to GAAP Revenue Growth above, is utilized to describe the change in the Company’s net sales excluding the impacts of foreign currency fluctuations, acquisitions during their initial 12 months ownership, divestitures, and transfers of product lines between segments. Organic growth is also referred to as organic revenue growth.

(3)
Adjusted EBITDA represents EBITDA excluding certain gains and charges. EBITDA and Adjusted EBITDA, both Non-GAAP measures, are considered relevant to aid analysis and understanding of the Company’s operating results and ensures appropriate comparability to prior periods.

2026 PROXY STATEMENT 93

LTIP PSU – CASH FLOW RETURN ON INVESTMENT (“CFROI”)
LTIP 2023–2025 CFROI
Year-to-Date 2025

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[5]
Cash Flow From Operations	$971.2	$183.8	$1,155.0
Interest Expense (After-Tax)	251.1	—	251.1
	$1,222.3	$183.8	$1,406.1

Long-Term Debt*	$5,153.0	$—	$5,153.0
Short-Term Borrowings*	302.8	730.0	1,032.8
Current Portion Of Long-Term Debt*	527.6	—	527.6
Equity*	8,887.3	578.1	9,465.4
Average Capital	$14,870.7	$1,308.1	$16,178.8

CFROI[4]	8.2%		8.7%

94 2026 PROXY STATEMENT

Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[5]
Cash Flow From Operations	$1,106.9	$78.7	$1,185.6
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$78.7	$1,438.0

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	365.0	902.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	383.0	9,271.0
Average Capital	$15,527.9	$748.0	$16,275.9

CFROI[4]	8.8%		8.8%

Year-to-Date 2023

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[5]
Cash Flow From Operations	$1,191.3	$104.9	$1,296.2
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$104.9	$1,590.5

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	145.6	9,530.8
Average Capital	$16,702.3	$145.6	$16,847.9

CFROI[4]	8.9%		9.4%

2026 PROXY STATEMENT 95

LTIP 2024–2026 CFROI
Year-to-Date 2025

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[5]
Cash Flow From Operations	$971.2	$65.3	$1,036.5
Interest Expense (After-Tax)	251.1	—	251.1
	$1,222.3	$65.3	$1,287.6

Long-Term Debt*	$5,153.0	$—	$5,153.0
Short-Term Borrowings*	302.8	—	302.8
Current Portion Of Long-Term Debt*	527.6	—	527.6
Equity*	8,887.3	197.7	9,085.0
Average Capital	$14,870.7	$197.7	$15,068.4

CFROI[4]	8.2%		8.5%

Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[5]
Cash Flow From Operations	$1,106.9	$(36.3)	$1,070.6
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$(36.3)	$1,323.0

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	—	537.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	72.6	8,960.6
Average Capital	$15,527.9	$72.6	$15,600.5

CFROI[4]	8.8%		8.5%

96 2026 PROXY STATEMENT

LTIP 2025–2027 CFROI
Year-to-Date 2025

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[5]
Cash Flow From Operations	$971.2	$71.8	$1,043.0
Interest Expense (After-Tax)	251.1	—	251.1
	$1,222.3	$71.8	$1,294.1

Long-Term Debt*	$5,153.0	$—	$5,153.0
Short-Term Borrowings*	302.8	—	302.8
Current Portion Of Long-Term Debt*	527.6	—	527.6
Equity*	8,887.3	61.4	8,948.7
Average Capital	$14,870.7	$61.4	$14,932.1

CFROI[4]	8.2%		8.7%

2026 PROXY STATEMENT 97

Pay Versus Performance CFROI Reconciliations
Year-to-Date 2025

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[5]
Cash Flow From Operations	$971.2	$183.8	$1,155.0
Interest Expense (After-Tax)	251.1	—	251.1
	$1,222.3	$183.8	$1,406.1

Long-Term Debt*	$5,153.0	$—	$5,153.0
Short-Term Borrowings*	302.8	730.0	1,032.8
Current Portion Of Long-Term Debt*	527.6	—	527.6
Equity*	8,887.3	578.1	9,465.4
Average Capital	$14,870.7	$1,308.1	$16,178.8

CFROI[4]	8.2%		8.7%

98 2026 PROXY STATEMENT

Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[5]
Cash Flow From Operations	$1,106.9	$143.3	$1,250.2
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$143.3	$1,502.6

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	365.0	902.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	95.1	8,983.1
Average Capital	$15,527.9	$460.1	$15,988.0

CFROI[4]	8.8%		9.4%

Year-to-Date 2023

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[5]
Cash Flow From Operations	$1,191.3	$346.8	$1,538.1
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$346.8	$1,832.4

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	207.5	9,592.7
Average Capital	$16,702.3	$207.5	$16,909.8

CFROI[4]	8.9%		10.8%

2026 PROXY STATEMENT 99

Year-to-Date 2022

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[5]
Cash Flow From Operations	$(1,459.5)	$490.6	$(968.9)
Interest Expense (After-Tax)	224.2	—	224.2
	$(1,235.3)	$490.6	$(744.7)

Long-Term Debt*	$4,853.3	$—	$4,853.3
Short-Term Borrowings*	2,172.0	—	2,172.0
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	10,653.3	58.4	10,711.7
Average Capital	$17,679.8	$58.4	$17,738.2

CFROI[4]	(7.0)%		(4.2)%

Year-to-Date 2021

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[5]
Cash Flow From Operations	$663.1	$173.9	$836.9
Interest Expense (After-Tax)	138.8	—	138.8
	$801.9	$173.9	$975.7

Long-Term Debt*	$4,299.5	$—	$4,299.5
Short-Term Borrowings*	1,121.3	—	1,121.3
Current Portion Of Long-Term Debt*	0.6	—	0.6
Equity*	11,329.4	143.8	11,473.2
Average Capital	$16,750.8	$143.8	$16,894.6

CFROI[4]	4.8%		5.8%

*	2-point average
(4)	CFROI is computed as cash from operations plus after-tax interest expense, divided by the 2-point average of debt and equity (i.e. beginning and end of year).
(5)
The non-GAAP 2025, 2024, 2023, 2022, and 2021 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results for purposes of determining LTIP achievement aside from the impact of Non-GAAP adjustments and other adjustments and ensures appropriate comparability to the originally established performance goals. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges for comparability to originally established goals. Additionally, CFROI for 2025 and 2024 performance under the 2023–2025 LTIP performance cycle was further adjusted, consistent with the terms of grant, to add back pro-forma impacts related to a divested business for comparability to originally established goals.

100 2026 PROXY STATEMENT

Multi-Year Strategic Goals
The Company also provides multi-year strategic goals for the non-GAAP financial measures of Adjusted Gross Margin and Adjusted EBITDA Margin, presented on a basis excluding certain gains and charges, as well as Organic Revenue Growth, Free Cash Flow, and CFROI. A reconciliation for these non-GAAP measures is not available without unreasonable effort due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to certain gains or charges that would generally be excluded from non-GAAP financial measures and which could be material to the Company’s results in accordance with U.S. GAAP. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future multi-year periods and cannot be accomplished without unreasonable effort. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.
2026 PROXY STATEMENT 101

Appendix B
THE STANLEY BLACK & DECKER
AMENDED AND RESTATED 2024 OMNIBUS AWARD PLAN
Section 1. Purpose
The purposes of this Stanley Black & Decker 2024 Omnibus Award Plan (the “Plan”) are to encourage selected employees, consultants, and non-employee directors of Stanley Black & Decker, Inc. (together with any successor thereto, the “Company”) or any of its Affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.
Section 2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)  “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(b)  “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.
(c)  “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.
(d)  “Board of Directors” or “Board” shall mean the Board of Directors of the Company.
(e)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(f)  “Committee” shall mean the Compensation and Talent Development Committee of the Board.
(g)  “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
(h)  “Effective Date” shall mean April 26, 2024.
(i)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(j)  “Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, the average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined (or if not then trading on the New York Stock Exchange, on the securities exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there is no trading of Shares on such date, the average of the high and the low price on the next preceding date on which there was such trading. In the event that there is no public market for Shares on the date as of which fair market value is to be determined, the fair market value of Shares shall be as determined in good faith by the Committee, taking into account factors consistent with Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations as the Committee deems appropriate.
(k)  “Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests.
(l)  “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto. Incentive Stock Options may be granted only to employees of the Company or any of its “subsidiary corporations” or “parent corporations” within the meaning of Section 424 of the Code.
(m)  “Non-Employee Director” shall mean any non-employee director of the Company or of any Affiliate.
(n)  “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(o)  “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as applicable.
(p)  “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.
102 2026 PROXY STATEMENT

(q)  “Participant” shall mean any employee of, or consultant to, the Company or any Affiliate who is designated by the Committee to be granted an Award under the Plan and any Non-Employee Director of the Company who is designated by the Corporate Governance Committee to be granted an Award under the Plan.
(r)  “Performance Award” shall mean any Award granted under Section 6(d) of the Plan.
(s)  “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.
(t)  “Prior Plans” shall mean the 2013 Plan, the 2018 Plan, and the 2022 Plan, collectively.
(u)  “Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.
(v)  “Restatement Date” shall mean April 24, 2026.
(w)  “Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.
(x)  “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(y)  “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan.
(z)  “Shares” shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.
(aa)  “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(bb)  “2013 Plan” shall mean the Company’s 2013 Long-Term Incentive Plan.
(cc)  “2018 Plan” shall mean the Company’s 2018 Omnibus Award Plan.
(dd)  “2022 Plan” shall means the Company’s 2022 Omnibus Award Plan.
Section 3. Administration
Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or be cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee. The Committee may credit interest or earnings, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares.
Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee of the Board shall be responsible for recommending to the Board grants of Awards to Non-Employee Directors (including any Award Agreements and terms and conditions applicable to such Awards).
Section 4. Shares Available for Awards
(a) Shares Available. Subject, in each case, to adjustment as provided in Section 4(b):
(i) Calculation of Number of Shares Available. The aggregate number of Shares authorized to be issued in connection with the granting of Awards under the Plan shall not exceed (x) 13,293,752 plus (y) any Shares that become available for
2026 PROXY STATEMENT 103

Awards in accordance with Section 4(a)(ii) of the Plan. Notwithstanding the foregoing, (A) no more than 13,293,752 Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options and (B) notwithstanding any plan or program of the Company to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director, in respect of such individuals’ service as a Non-Employee Director, in any single fiscal year (including Awards under the Plan, determined based on the fair market value of such Award as of the grant date, as well as retainer fees) shall not exceed $750,000. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share, (y) each share with respect to which any other Award denominated in Shares is granted under the Plan prior to the Restatement Date shall reduce the aggregate number of Shares that may be delivered under the Plan by 2.85 Shares and (z) each share with respect to which any other Award denominated in Shares is granted under the Plan on or after the Restatement Date shall reduce the aggregate number of Shares that may be delivered under the Plan by 2.71 Shares.
(ii) If Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited or cancelled, or if an Award is cash settled or otherwise terminates without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, cancellation, cash settlement or termination, shall again become available for granting Awards under the Plan (with each Share subject to an Option or Stock Appreciation Right added back as one Share, each Share subject to any other Award granted prior to the Restatement Date added back as 2.85 Shares, and each Share subject to any other Award granted on or after the Restatement Date added back as 2.71 Shares). Following the date on which the shareholders approve the Plan, no further awards shall be granted under any Prior Plans. However, if Shares covered by an award granted under a Prior Plan, or to which such an award relates, are forfeited or cancelled, or if an award under such Prior Plan is cash settled or otherwise terminates without the delivery of Shares, then the Shares covered by such award, or to which such award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the applicable Prior Plan with respect to such award, to the extent of any such forfeiture, cancellation, cash settlement or termination, shall become available for granting Awards under the Plan. In the case of any awards granted under the 2018 Plan or 2022 Plan prior to the Effective Date that become available for granting of Awards under the Plan in accordance with the immediately preceding sentence following the Effective Date, (x) each Share with respect to which an option or stock-settled stock appreciation right granted under the 2018 Plan or 2022 Plan that is made available for delivery of Awards under the Plan shall be added as one Share, (y) each share with respect to which any other award denominated in Shares granted under the 2018 Plan that is made available for delivery of Awards under the Plan shall be added as four Shares, and (z) each share with respect to which any other award denominated in Shares granted under the 2022 Plan that is made available for delivery of Awards under the Plan shall be added as 2.55 Shares.
(iii) For the avoidance of doubt, any Shares which (A) are tendered to or withheld by the Company to satisfy payment of applicable tax withholding requirements in connection with the vesting or delivery of an Award, (B) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (C) underlie a Stock Appreciation Right that is settled in Shares, shall not again be made available for Awards under the Plan. Further, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan.
(iv) Accounting for Awards. For purposes of this Section 4,
(A) if an Award (other than a Dividend Equivalent) is denominated or settled in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; for the avoidance of doubt, any Award that by its terms is to be settled solely in cash shall not be counted against the aggregate number of Shares available for granting Awards under the Plan;
(B) Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under a Prior Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and
(C) Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines (a “Substitute Award”), shall not be counted against the Shares available for granting Awards under the Plan.
(v) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or any other Shares.
(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger,
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consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
Section 5. Eligibility
Any employee of (including any officer of), or consultant to, the Company or any Affiliate and any Non-Employee Director of the Company shall be eligible to be designated a Participant.
Section 6. Awards
(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee may determine:
(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award); provided, further, however, that that the purchase price per Share with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the Shares on the date of grant of such Option if such purchase price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A or Section 422 of the Code, as applicable.
(ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.
(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Without limiting the generality of the foregoing, and unless otherwise set forth in the Participant’s Award Agreement, such payment may be made: (A) in cash, or its equivalent, (B) subject to such rules as may be established by the Committee and subject to applicable law, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), or (ii) through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (C) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (D) by a combination of the foregoing, or (E) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.
(iv) Incentive Stock Options. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. If the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the purchase price per Share of such Option must be at least 110% of the Fair Market Value of a Share on the date of grant, and the term of such Option shall not exceed a period of five years from the date of its grant. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.
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(v) Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:
(A) permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and
(B) permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and
(C) grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.
(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c) Restricted Stock and Restricted Stock Units.
(i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.
(ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Any dividends on Restricted Stock may accrue during the restricted period but will vest (or be forfeited) at the same time as the Restricted Stock Award to which such dividends relate.
(iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units that are, in either case, still subject to restriction, shall be forfeited and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.
(v) Restricted Stock Units. Except as otherwise determined by the Committee or set forth in an Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on or before the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of Retirement as defined below or as a result of a disability within the meaning of Section 22(e)(3) of the Code. Restricted Stock Units may be denominated or payable in cash, Shares, other securities or other property. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.
(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, other Awards, or other property and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.
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(e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. To the extent that Dividend Equivalents are credited in respect of any Award made under Section 6 of the Plan (including any Performance Award), such Dividend Equivalent(s) will vest (or be forfeited) at the same time as the underlying Award to which such Dividend Equivalent(s) relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee may determine.
(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).
(g) General.
(i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The Participant (or, in the event of death, the Participant’s beneficiary or estate) may direct the sale on behalf of, or for the benefit of the Participant (or, in the event of death, the Participant’s beneficiary or estate) of some or all of the Shares delivered pursuant to an Award granted to the Participant.
(iv) Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, (A) if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and (B) the Committee may grant any Awards that are transferable, or amend outstanding Awards to make them so transferable, without payment of consideration, to Immediate Family of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.
(v) Terms of Awards. Except as otherwise specified in the Plan, the Term of each Award shall be for such period as may be determined by the Committee. Notwithstanding the foregoing, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.
(vi) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock
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exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(vii) Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Substitute Awards, (ii) Shares delivered in lieu of fully-vested cash obligations, and (iii) any Shares issued under additional Awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 4(b)); provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
Section 7. Amendment and Termination
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award (and the related Award Agreement), including any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:
(i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;
(ii) permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 4(b), 6(a), 6(b), or 6(f) hereof; or
(iii) otherwise require approval of the shareholders of the Company in order to comply with rules of the applicable national securities exchange upon which the Shares are traded or quoted.
(b) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
(c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.
(d) Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in Section 4(b), 7(b) or 7(c) or the grant of Substitute Awards, without shareholder approval, (i) the terms of outstanding Awards may not be amended to reduce the purchase price per Share purchasable under an Option or the grant price of Stock Appreciation Rights, (ii) outstanding Options or Stock Appreciation Rights may not be canceled in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per Share or grant price, as applicable, that is less than the purchase price per Share or grant price of the original Options or Stock Appreciation Rights, as applicable, and (iii) the Committee may not take any other action that is treated as a repricing under applicable accounting principles or standards. In addition, Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.
(e) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan or such Award into effect.
Section 8. General Provisions
(a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
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(b)  Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine in accordance with applicable law, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Participants who are neither (i) officers of the Company for purposes of Section 16 of the Exchange Act, nor (ii)  Non-Employee Directors.
(c)  Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount determined by the Company (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.
(d)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(f)  Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.
(g)  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(h)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(i)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
(j)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k)  Construction. For purposes of the Plan, the terms “include,” “includes” and “including” shall mean such terms without limitation.
(l)  Detrimental Activity and Recapture. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or an Affiliate, engages in activity detrimental to the Company. In addition, Awards granted under the Plan shall be subject to the Stanley Black & Decker, Inc. Financial Statement Compensation Recoupment Policy to the extent such policy is by its terms applicable to the Participant and the Award.
Section 9. Change in Control
(a)  In the event of a Change in Control, unless otherwise set forth in an Award Agreement or provided in an individual severance or employment agreement to which the applicable Participant is a party, the following acceleration, exercisability and valuation provisions will apply:
(i)  The vesting of any Award that is determined to be a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions or conditions thereon will not lapse, solely as a result of the Change in Control.
(ii)  If an award meeting the requirements of Section 9(a)(iii) (a “Replacement Award”) is not provided to the Participant in accordance with Section 9(a)(iii) in order to replace or adjust such outstanding Award held by the Participant immediately prior to the Change in Control (a “Replaced Award”), then each then-outstanding Option and Stock Appreciation Right held by the Participant will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted
2026 PROXY STATEMENT 109

Stock or Restricted Stock Units, Performance Award, Dividend Equivalent or Other Stock-Based Award held by the Participant will lapse and such Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting). For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards or Replaced Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).
(iii) An award meets the conditions of this Section 9(a)(iii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9(a)(iii) are satisfied will be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.
(iv) If the Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated by the Company or, if applicable, an Affiliate, for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability or Retirement, as such terms are hereinafter defined, during the period of two years following a Change in Control (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).
(b)  For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:
(i) any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Board directors then serving: individuals who, on the Effective Date, constitute the Board and any new Board director (other than a Board director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company or by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board directors then still in office who either were Board directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other
110 2026 PROXY STATEMENT

than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(c) Notwithstanding any provision of the Plan to the contrary, to the extent an Award shall be deemed to be vested or earned, or to the extent the restrictions applicable to an Award shall be deemed to lapse, upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by this Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.
(d) Solely for purposes of Sections 9(b) and (d), and notwithstanding anything to the contrary in any other provision of the Plan, the following terms shall have the following meanings:
(i) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;
(ii) “Company” shall mean Stanley Black & Decker, Inc.; and
(iii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(e) Unless otherwise specified in an applicable employment agreement, change in control severance agreement, severance plan or Award Agreement, in each case, as may be applicable to the Participant:
(i) “Cause” shall mean
(A) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) that has not been cured within 30 calendar days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or
(B) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.
For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.
(ii) “Disability” shall have the meaning provided in Section 22(e)(3) of the Code or any successor provision thereto;
(iii) “Good Reason” shall mean, in each case without the consent of the affected Participant:
(A) a reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any Person in control of the Company;
(B) the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control; or
(C) the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, in any event within seven calendar days of the date such compensation is due.
No termination of employment shall be deemed to be for Good Reason unless (I) the applicable Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the
2026 PROXY STATEMENT 111

initial existence of the occurrence of such facts or circumstances, (II) the Company has failed to cure such facts or circumstances within 30 days after its receipt of such written notice, and (III) the effective date of the Participant’s termination of employment for Good Reason occurs no later than one year after the initial existence of the facts or circumstances constituting Good Reason.
(iv)  “Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates after (A) attaining the age of 55 and completing 10 years of service or (B) attaining the age of 60 and completing five years of service.
Section 10. Compliance with Section 409A of the Code.
(a) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)  If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.
(c) Notwithstanding any provision of the Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
Section 11. Term of the Plan
No Award shall be granted under the Plan after February 24, 2036. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
112 2026 PROXY STATEMENT

StanleyBlack&Decker

STANLEY BLACK & DECKER, INC.
1000 STANLEY DRIVE
NEW BRITAIN, CT 06053

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 23, 2026 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/SWK2026**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 23, 2026 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83892-P40884 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Donald Allan, Jr.	☐	☐	☐
1b. Susan K. Carter	☐	☐	☐
1c. Debra A. Crew	☐	☐	☐
1d. John L. Garrison, Jr.	☐	☐	☐
1e. Michael D. Hankin	☐	☐	☐
1f. Mary A. Laschinger	☐	☐	☐
1g. Robert J. Manning	☐	☐	☐
1h. Adrian V. Mitchell	☐	☐	☐
1i. Christopher J. Nelson	☐	☐	☐
1j. Shane M. O'Kelly	☐	☐	☐
1k. Jane M. Palmieri	☐	☐	☐

Shareholder Proposal

The Board of Directors recommends a vote AGAINST Proposal 5.

NOTE: Such other business as may properly come before the meeting or any adjournment of postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V83893-P40884

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 24, 2026

Solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Stanley Black & Decker, Inc. appoint(s) Christopher J. Nelson, Susan K. Carter, and Donald Allan, Jr. or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. which the shareholder(s) would be entitled to vote on all matters which may properly come before the Annual Meeting of Shareholders to be held on April 24, 2026 at 9:30 a.m. EDT at www.virtualshareholdermeeting.com/SWK2026, or any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. **The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.**

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE IN ITEM 1, FOR ITEMS 2, 3 AND 4, AGAINST ITEM 5 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Continued and to be signed on reverse side

STANLEY BLACK & DECKER, INC.
1000 STANLEY DRIVE
NEW BRITAIN, CT 06053

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 21, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/SWK2026**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 21, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83894-P40884 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Donald Allan, Jr.	☐	☐	☐
1b. Susan K. Carter	☐	☐	☐
1c. Debra A. Crew	☐	☐	☐
1d. John L. Garrison, Jr.	☐	☐	☐
1e. Michael D. Hankin	☐	☐	☐
1f. Mary A. Laschinger	☐	☐	☐
1g. Robert J. Manning	☐	☐	☐
1h. Adrian V. Mitchell	☐	☐	☐
1i. Christopher J. Nelson	☐	☐	☐
1j. Shane M. O'Kelly	☐	☐	☐
1k. Jane M. Palmieri	☐	☐	☐

Shareholder Proposal

The Board of Directors recommends a vote AGAINST Proposal 5.

NOTE: Such other business as may properly come before the meeting or any adjournment of postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V83895-P40884

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 24, 2026

Solicited on behalf of the Board of Directors

This constitutes your instruction to Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company under the Stanley Black & Decker Retirement Account Plan, to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions on all matters which may properly come before at the Annual Meeting of Shareholders to be held on April 24, 2026 at 9:30 a.m. EDT at www.virtualshareholdermeeting.com/SWK2026, or any adjournments or postponements thereof, as specified on the reverse side hereof. **You hereby revoke any proxies previously given with respect to such meeting.**

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING THESE SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN (FORMERLY THE STANLEY ACCOUNT VALUE PLAN) IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON April 24, 2026: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.proxyvote.com.

Continued and to be signed on reverse side